Exhibit 4.1

Execution Version

Published CUSIP Number: C9716DAA2

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Dated as of June 1, 2016,

among

WASTE CONNECTIONS, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as the Guarantors,

BANK OF AMERICA, N.A.,

ACTING THROUGH ITS CANADA BRANCH,

as the Global Agent, the Swing Line Lender

and an L/C Issuer,

BANK OF AMERICA, N.A.,

as the U.S. Agent, and an L/C Issuer,

and

THE LENDERS PARTY HERETO,

with

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as the Joint Lead Arrangers and Joint Bookrunners,

and

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Co-Syndication Agents,

and

Canadian Imperial Bank of Commerce, New York Branch,

PNC Bank Canada Branch,

BBVA Compass, and

U.S. Bank National Association,

as Co-Documentation Agents

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS	2

1.01	Defined Terms.	2
1.02	Other Interpretive Provisions	41
1.03	Accounting Terms	42
1.04	Rounding	42
1.05	Times of Day; Rates	43
1.06	Letter of Credit Amounts	43
1.07	Exchange Rates; Currency Equivalents	43
1.08	Currency	43
1.09	Classification of Loans and Borrowings	44

ARTICLE II.	THE COMMITMENTS AND CREDIT EXTENSIONS	44

2.01	The Loans.	44
2.02	Borrowings, Conversions and Continuations of Loans.	46
2.03	Letters of Credit.	48
2.04	Swing Line Loans.	59
2.05	Bankers’ Acceptances	62
2.06	Prepayments	65
2.07	Termination or Reduction of the Aggregate Commitments	67
2.08	Repayment of Loans.	67
2.09	Interest.	68
2.10	Fees	68
2.11	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.	69
2.12	Evidence of Debt	70
2.13	Payments Generally; the Agents’ Clawback	71
2.14	Sharing of Payments	73
2.15	Accordion Advances (Increases and Replacements of the Aggregate Commitments and New or Increased Term Loans).	74
2.16	[Reserved].	77
2.17	[Reserved].	77
2.18	Cash Collateral.	78
2.19	Defaulting Lenders.	79

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY	82

3.01	Taxes.	82
3.02	Illegality	88
3.03	Inability to Determine Rates for a LIBOR Rate Loan	89
3.04	Increased Costs; Reserves on LIBOR Rate Loans.	89
3.05	Compensation for Losses	91
3.06	Mitigation Obligations; Replacement of Lenders.	92
3.07	Circumstances Making Bankers’ Acceptances Unavailable	92
3.08	Survival	93

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	93

4.01	Conditions of Initial Credit Extension	93

i

4.02	Conditions to all Credit Extensions	96

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	97

5.01	Corporate Authority.	97
5.02	Governmental Approvals	98
5.03	Title to Properties; Leases	98
5.04	Financial Statements; Solvency.	98
5.05	No Material Changes, Etc	99
5.06	Permits, Franchises, Patents, Copyrights, Etc	100
5.07	Litigation	100
5.08	No Materially Adverse Contracts, Etc	100
5.09	Compliance with Other Instruments, Laws, Etc	100
5.10	Tax Status	100
5.11	No Event of Default	100
5.12	Investment Company Act	100
5.13	Absence of Financing Statements, Etc	101
5.14	ERISA Compliance.	101
5.15	Use of Proceeds.	102
5.16	Environmental Compliance	102
5.17	Transactions with Affiliates	104
5.18	Subsidiaries	104
5.19	True Copies of Charter and Other Documents	104
5.20	Disclosure	104
5.21	Capitalization	105
5.22	Permits and Licenses	105
5.23	[Reserved].	105
5.24	OFAC.	105
5.25	Anti-Corruption Laws.	105
5.26	Canadian Pension Plans and Canadian Benefit Plans	106
5.27	Credit Party’s Identification Numbers	106

ARTICLE VI.	AFFIRMATIVE COVENANTS	107

6.01	Punctual Payment	107
6.02	Maintenance of Offices	107
6.03	Records and Accounts	107
6.04	Financial Statements, Certificates and Information	107
6.05	Legal Existence and Conduct of Business	109
6.06	Maintenance of Properties	109
6.07	Insurance	110
6.08	Taxes	110
6.09	Inspection of Properties, Books, Etc	110
6.10	Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits	111
6.11	Environmental Indemnification	111
6.12	Further Assurances	111
6.13	Notice of Potential Claims or Litigation	111
6.14	Notice of Certain Events Concerning Insurance and Environmental Claims.	111

ii

6.15	Notice of Default	112
6.16	New Subsidiaries.	113
6.17	Use of Proceeds	113
6.18	Additional Notices	113
6.19	Designation of Material Subsidiaries	114
6.20	Anti-Corruption Laws.	114
6.21	Canadian Pension Plans and Canadian Benefit Plans	114
6.22	Obligations as Senior Debt	115

ARTICLE VII.	NEGATIVE COVENANTS	115

7.01	Restrictions on Indebtedness	115
7.02	Restrictions on Liens	117
7.03	Restrictions on Investments	119
7.04	Merger, Amalgamation, Consolidation and Disposition of Assets; Permitted Intercompany Financings.	120
7.05	Sale and Leaseback	121
7.06	Restricted Payments and Redemptions	122
7.07	Employee Benefit Plans	122
7.08	Burdensome Agreements	123
7.09	Business Activities	124
7.10	Transactions with Affiliates	124
7.11	Prepayments and Amendments of Indebtedness	124
7.12	Accounting Changes	124
7.13	Use of Proceeds	125
7.14	Financial Covenants.	125
7.15	Merger Agreement	125
7.16	Sanctions	125
7.17	Anti-Corruption Laws.	126
7.18	Canadian Pension and Benefit Plans.	126

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	126

8.01	Events of Default	126
8.02	Remedies Upon Event of Default	129
8.03	Application of Funds	130

ARTICLE IX.	AGENTS	131

9.01	Appointment and Authorization of the Agent	131
9.02	Rights as a Lender	131
9.03	Exculpatory Provisions	131
9.04	Reliance by the Agents	132
9.05	Delegation of Duties	133
9.06	Resignation of the Agent	133
9.07	Non-Reliance on the Agents and the Other Lenders	135
9.08	No Other Duties, Etc	135
9.09	The Agents May File Proofs of Claim	135
9.10	Release of Credit Parties	136
9.11	Cash Management Agreements and Hedge Agreements	136

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ARTICLE X.	CONTINUING GUARANTY	136

10.01	Guaranty	136
10.02	Rights of Lenders	137
10.03	Certain Waivers	137
10.04	Obligations Independent	138
10.05	Subrogation	138
10.06	Termination; Reinstatement	138
10.07	Subordination	139
10.08	Stay of Acceleration	139
10.09	Condition of Borrower	139
10.10	Keepwell	139
10.11	[Reserved].	140
10.12	Designation of the Borrower as the Agent for the Credit Parties	140
10.13	Luxembourg Guaranty Limitation	140

ARTICLE XI.	MISCELLANEOUS	141

11.01	Amendments, Etc	141
11.02	Notices; Effectiveness; Electronic Communications	142
11.03	No Waiver; Cumulative Remedies; Enforcement	145
11.04	Expenses; Indemnity; Damage Waiver.	146
11.05	Payments Set Aside	148
11.06	Successors and Assigns.	148
11.07	Treatment of Certain Information; Confidentiality	154
11.08	Right of Setoff	155
11.09	Interest Rate Limitation	155
11.10	Counterparts; Effectiveness	156
11.11	Survival of Representations and Warranties	156
11.12	Severability	156
11.13	Replacement of Lenders	156
11.14	Governing Law; Jurisdiction; Etc.	157
11.15	Waiver of Right to Trial by Jury	158
11.16	Electronic Execution of Assignments and Certain Other Documents	159
11.17	Anti-Money Laundering Legislation	159
11.18	No Advisory or Fiduciary Responsibility	159
11.19	ENTIRE AGREEMENT	160
11.20	Judgment Currency	160
11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	160
11.22	Reserved.	161
11.23	Subordination of Intercompany Indebtedness.	161

iv

SCHEDULES

1	List of Subsidiaries of the Borrower
2	List of Guarantors
3	List of Material Subsidiaries
1.01A	Existing Letters of Credit
1.01B	Covenanted Senior Debt
2.01	Commitments and Applicable Percentages
5.17	Related Party Transactions
5.27	Organizational Identification Numbers
6.07	Permitted Self-Insurance
7.01	Existing Indebtedness
7.02	Existing Liens
11.02	Global Agent’s Office, Certain Addresses for Notices

EXHIBITS

A-1	Form of Committed Loan Notice
A-2	Form of Swing Line Loan Notice
A-3	Form of Term Loan Notice
A-4	Form of Drawing Notice
B-1	Form of Revolving Credit Note
B-2	Form of Swing Line Note
B-3	Form of Term Note
C	Form of Compliance Certificate
D-1	Form of Assignment and Assumption
D-2	Form of Administrative Questionnaire
E	Form of Instrument of Accession
F	Forms of U.S. Tax Compliance Certificates

v

REVOLVING CREDIT AND TERM LOAN AGREEMENT

REVOLVING CREDIT AND TERM LOAN AGREEMENT (together with the schedules and exhibit hereto, this “Agreement”) is entered into as of June 1, 2016, among WASTE CONNECTIONS, INC., an Ontario corporation (the “Parent” or the “Borrower”), the Subsidiaries party hereto as Guarantors (as defined herein) (collectively, the Guarantors together with the Borrower and each other Subsidiary that becomes a Guarantor after the date hereof, the “Credit Parties”), each lender from time to time party hereto (collectively, the “Lenders”, and each individually, a “Lender”), BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADA BRANCH, as the global agent, the Swing Line Lender and an L/C Issuer (in its capacity as the global agent, the “Global Agent”), and BANK OF AMERICA, N.A., as the U.S. agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and collectively with the Global Agent, the “Agents”).

WHEREAS, the Parent and Waste Connections US, Inc. (f/k/a Waste Connections, Inc.), a Delaware corporation (“WCN”) have entered into a merger transaction pursuant to the Merger Agreement (defined below), in which Water Merger Sub LLC, a wholly-owned Delaware subsidiary of Parent (the “Merger Sub”) has been merged with WCN on the Closing Date (the date upon which the Merger is consummated, the “Merger Effective Date”) substantially concurrently with the closing hereunder, with WCN surviving the merger, as a result of which WCN will become a direct or indirect wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, immediately following consummation of the Merger, the stockholders of WCN at the time immediately prior to the consummation of the Merger own approximately 70% of the equity interests of Parent;

WHEREAS, WCN, certain of its subsidiaries, the U.S. Agent and certain of the lenders are parties to that certain Revolving Credit and Term Loan Agreement, dated as of January 26, 2015 (as amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Closing Date, the “Existing WCN Credit Agreement”), pursuant to which the lenders thereunder have made loans and other extensions of credit to the borrowers thereunder;

WHEREAS, the Parent, the Global Agent, Bank of America, N.A., as the U.S. collateral agent and certain of the lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Closing Date, the “Existing Progressive Credit Agreement” and together with the Existing WCN Credit Agreement, the “Existing Credit Agreements”), pursuant to which the lenders thereunder have made loans and other extensions of credit to the borrowers thereunder;

WHEREAS, the Borrower has requested, among other things, that the Lenders and the Agents provide a term loan facility and a revolving credit facility, as set forth in this Agreement, and the Lenders and Agents are willing to do so on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceding Lender” has the meaning set forth in Section 2.15(c).

“Accordion Advance” has the meaning set forth in Section 2.15(a).

“Accordion Funding Date” has the meaning set forth in Section 2.15(e).

“Accordion Tranche” has the meaning set forth in Section 2.15(b).

“Accountants” means an independent accounting firm of national standing reasonably acceptable to the Required Lenders and the Agents.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit D-2 or any other form approved by the Agents.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” has the meaning set forth in the recitals hereto.

“Aggregate Commitments” means a collective reference to the U.S. Revolving Commitments and the Multicurrency Revolving Commitments, as such collective amount may be reduced or increased pursuant to the terms hereof. The initial amount of the Aggregate Commitments on the Closing Date is U.S.$1,562,500,000.

“AML Legislation” has the meaning set forth in Section 11.17.

“Applicable Canadian Pension Legislation” means, at any time, any Canadian pension minimum standards legislation (be it Canadian federal, provincial, territorial or otherwise) then applicable to the Borrower and its Subsidiaries organized in Canada.

“Applicable Percentage” means (a) in respect of the Aggregate Commitments, with respect to any Revolving Lender as of any date, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.19, (b) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Commitments represented by such Term Loan Lender’s Term Loan Commitment at such time, subject to adjustment as provided in Section 2.19, and (c) in respect of any term loan advanced hereunder from time to time pursuant to Section 2.15, with respect to any Lender advancing a portion of such term loan at any time, the percentage (carried out to the ninth decimal place) of the term loan represented by the principal amount of such term loan Lender’s portion of the Outstanding Amount of the term loan at such time. If the Revolving Commitments of all of the Revolving Lenders to make Committed Loans and to purchase Bankers’ Acceptances and BA Equivalent Notes and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02(a) or if the Aggregate Commitments have expired, then the Applicable Percentages of the Revolving Lenders shall be determined based on the Applicable Percentages of the Revolving Lenders most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the applicable Assignment and Assumption, Instrument of Accession or other instrument, as the case may be, pursuant to which such Lender becomes a party hereto.

2

“Applicable Rate” means, in respect of the Term Loan, the Committed Loans, the L/C Fee and the Commitment Fee, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agents pursuant to (i) Section 4.01(a)(ix) for the initial period following the Closing Date (based upon which the initial Applicable Rate shall be determined by reference to Level II) and (ii) thereafter, Section 6.04(c):

Level	Leverage Ratio	LIBOR Rate Loans, Drawing Fees & L/C Fees	Base Rate Loans & Canadian Prime Rate Loans	Commitment Fee
I	≥ 3.25:1.00	1.50%	0.500%	0.200%
II	≥ 2.50:1.00 and < 3.25:1.00	1.20%	0.250%	0.150%
III	≥ 1.75:1.00 and < 2.50:1.00	1.10%	0.125%	0.120%
IV	< 1.75:1.00	1.00%	0.000%	0.090%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is received by the Agents pursuant to Section 6.04(c); provided, however, that if a Compliance Certificate is not delivered within ten (10) days after the time periods specified in such Section 6.04(c), then Level I (as set forth in the table above) shall apply as of the first Business Day thereafter, subject to prospective adjustment upon actual receipt of such Compliance Certificate.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Applicable Revolving Lenders” means, (a) with respect to any U.S. Dollar Committed Loan or U.S. Dollar Swing Line Loan, the U.S. Revolving Lenders and the Multicurrency Revolving Lenders, and (b) with respect to any Canadian Dollar Committed Loan, Canadian Dollar Swing Line Loan, Letter of Credit, Bankers’ Acceptance or BA Equivalent Note, the Multicurrency Revolving Lenders.

3

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as co-lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by an Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by an Agent.

“Attributable Indebtedness” means, with respect to any Person, on any date, (a) in respect of any Capitalized Lease, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments thereunder that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such Synthetic Lease were accounted for as a capital lease. For the avoidance of doubt, the determination of GAAP for purposes of this definition shall be subject to the terms of Section 1.03.

“Audited Financial Statements” means each of (i) the audited consolidated balance sheet of the Parent and its then existing Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its then existing Subsidiaries, including the notes thereto and (ii) the audited consolidated balance sheet of WCN and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of WCN and its Subsidiaries, including the notes thereto.

“Availability Period” means, with respect to the Committed Loans, Bankers’ Acceptances, BA Equivalent Notes and Swing Line Loans, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Committed Loans, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Committed Loans, purchase Bankers’ Acceptances and BA Equivalent Notes and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02, and (d) the date upon which the Borrower has repaid to the Agents and the Revolving Lenders (or Cash Collateralized, as applicable) the Total Revolving Outstandings and other Obligations (other than contingent indemnity obligations for which no claim has yet been made) with respect to the Committed Loans, Bankers’ Acceptances, BA Equivalent Notes, Letters of Credit and Swing Line Loans hereunder on such date and has terminated the Aggregate Commitments in accordance with Section 2.07.

4

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Balance Sheet Date” means December 31, 2015.

“BA Borrowing” means a borrowing consisting of the simultaneous issuance of Bankers’ Acceptances and BA Equivalent Notes on the same Drawing Date and having the same Contract Maturity Date made by each of the Multicurrency Revolving Lenders pursuant to Section 2.05.

“BA Equivalent Note” has the meaning specified in Section 2.05(a).

“BA Instruments” means, collectively, Bankers’ Acceptances, Drafts and BA Equivalent Notes and, in the singular, any one of them.

“BA Lender” has the meaning specified in Section 2.05(a).

“Bankers’ Acceptance” has the meaning specified in Section 2.05(a).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the LIBOR Rate plus 1%, and (c) the rate of interest in effect for such day as publicly announced from time to time by the Global Agent as its “prime rate” for U.S. Dollar loans made in Canada; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by the Global Agent for U.S. Dollar loans made in Canada, based upon various factors including the applicable Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some U.S. Dollar loans made in Canada, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by either Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

5

“Benefit Amount” has the meaning specified in Section 10.11(f).

“BOA Canada” means Bank of America, N.A., acting through its Canada branch, and its successors.

“Borrower” has the meaning specified in the recitals hereto.

“Borrower Materials” has the meaning specified in Section 6.04.

“Borrowing” means a Committed Borrowing, a Term Loan Borrowing, a Swing Line Borrowing, a BA Borrowing or a borrowing consisting of a portion of any term loan advanced hereunder from time to time pursuant to Section 2.15, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws or other governmental action of, or are in fact closed in, the state, province or territory where either the Global Agent’s Office or the U.S. Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day that is also a London Banking Day.

“Canadian Benefit Plan” means an employee benefit plan, maintained or contributed to by the Borrower or any of its Subsidiaries organized in Canada, for the benefit of the employees, former employees, directors, and contractors of the Borrower or any of such Subsidiaries employed or engaged in Canada including all profit sharing, incentive compensation, savings, supplemental retirement, retiring allowance, severance, deferred compensation (including stock option, share award and equity-based plans), welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements; provided, however that “Canadian Benefit Plan” shall not include any Canadian Pension Plan, the Canada Pension Plan or the Quebec Pension Plan, or any plan required to be provided under federal, provincial or territorial health, workers’ compensation or employment insurance legislation.

“Canadian Dollar” and “C$” mean lawful money of Canada.

“Canadian Dollar Committed Borrowing” means a borrowing consisting of simultaneous Canadian Dollar Committed Loans of the same Type made by each of the Multicurrency Revolving Lenders pursuant to Section 2.01 or Section 2.15.

“Canadian Dollar Committed Loan” has the meaning specified in Section 2.01(b)(ii)(B).

“Canadian Dollar Letter of Credit” means a Letter of Credit denominated in Canadian Dollars.

“Canadian Dollar Swing Line Loan” means a Swing Line Loan denominated in Canadian Dollars.

“Canadian Lender” means any Lender that is not a U.S. Person and that is or is deemed to be a resident of Canada for purposes of the ITA and for purposes of the Canada-United States Tax Convention, and that is entitled to the benefits of such tax convention with regard to any amounts payable to it under the Loan Documents. For purposes of this definition, Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

6

“Canadian Pension Plan” means any plan that is a “registered pension plan” as defined in subsection 248(1) of the ITA administered by the Borrower or any of its Subsidiaries organized in Canada and required to be registered under Applicable Canadian Pension Legislation, and contributed to by (or to which there is an obligation to contribute by) the Borrower or any of such Subsidiaries.

“Canadian Prime Rate” means the greater of (i) the variable per annum reference rate of interest announced and adjusted by the Global Agent from time to time for Canadian Dollar denominated commercial loans in Canada, and (ii) the rate of interest per annum that is equal to the sum of (A) CDOR on the particular day for one-month bankers’ acceptances, and (B) 0.50% per annum. The rate described in clause (i) is a rate set by the Global Agent for Canadian Dollar loans made in Canada and commonly known as “prime rate” (or its equivalent analogous rate) based upon various factors including the Global Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some Canadian Dollar loans made in Canada, which may be priced at, above, or below such announced rate. Any change in the Canadian Prime Rate announced by the Global Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP (and subject to Section 1.03), recorded as capitalized leases.

“Cash Collateral” has the meaning given it in the definition of “Cash Collateralize”.

“Cash Collateralize” means (a) to pledge and deposit with or deliver to the Global Agent or the U.S. Agent, as applicable, for the benefit of one or more of an L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the applicable Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support (provided that such credit support shall only include assets directly owned by the Credit Parties and shall not include any Equity Interests), in each case pursuant to documentation in form and substance satisfactory to (i) such Agent and (ii) the applicable L/C Issuer, or (b) to pledge and deposit with or deliver to the Global Agent for the benefit of the Applicable Revolving Lenders, as collateral for the Obligations in respect of Bankers’ Acceptances and BA Equivalent Notes, cash or deposit account balances or, if the Global Agent and Multicurrency Revolving Lenders holding a majority of the Multicurrency Revolving Commitments shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Global Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

7

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements that is entered into by an between any Credit Party and any Cash Management Bank.

“Cash Management Bank” means any Person that, on the Closing Date (with respect to any Cash Management Agreements existing on or as of the Closing Date so long as the Agents shall have been provided with prior notice of such Cash Management Agreement) or at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CDOR” means, for any day with respect to each Bankers’ Acceptance or BA Equivalent Note issued by the Borrower and purchased by a Revolving Lender on any Drawing Date, the stated average of the annual rates that appears on the Bloomberg Screen CDOR page with respect to banks named in Schedule I to the Bank Act (Canada) as of approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of approximately 10:00 a.m. on the next preceding Business Day) for Canadian Dollar bankers’ acceptances issued on that day having a face amount and for a term equal or comparable to the face amount and term of such Bankers’ Acceptances or BA Equivalent Notes; provided that, if such rate does not appear on the Bloomberg Screen CDOR page at such time on such day, CDOR for such day will be the rate of interest determined by the Global Agent that is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the annual discount rates of interest quoted by The Toronto-Dominion Bank, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of bankers’ acceptances accepted by them and having a face amount and a term equal or comparable to the face amount and term, of such Bankers’ Acceptances or BA Equivalent Notes; provided that, if CDOR shall be less than zero, then CDOR shall be deemed as zero for purposes of this Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect from time to time.

“CFO” means the principal financial or accounting officer of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, or with respect to any Lender, such later date on which such Lender becomes party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

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“Class” (a) when used in reference to any Committed Loan, refers to whether such Committed Loan is a U.S. Dollar Committed Loan or a Canadian Dollar Committed Loan, (b) when used in reference to any Swing Line Loan, refers to whether such Swing Line Loan is a U.S. Dollar Swing Line Loan or a Canadian Dollar Swing Line Loan, (c) when used in reference to any Letter of Credit, refers to whether such Letter of Credit is a U.S. Dollar Letter of Credit or a Canadian Dollar Letter of Credit, (d) when used in reference to any Revolving Commitment, refers to whether such Revolving Commitment is a U.S. Revolving Commitment or a Multicurrency Revolving Commitment, and (e) when used in reference to any Revolving Lender, refers to whether such Revolving Lender is a U.S. Revolving Lender or a Multicurrency Revolving Lender.

“Closing Date” means the first date all the conditions precedent set forth in Section 4.01 are satisfied or waived in accordance with Section 11.01, which date is June 1, 2016.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Revolving Commitment or a Term Loan Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.10(a) hereof.

“Committed Borrowing” means a U.S. Dollar Committed Borrowing or a Canadian Dollar Committed Borrowing.

“Committed Loan” means a U.S. Dollar Committed Loan or a Canadian Dollar Committed Loan.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans that are LIBOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Agents (including any form on an electronic platform or electronic transmission system as shall be approved by the Agents), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Amendment” has the meaning specified in Section 2.15(f).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income or profits (however denominated) or that are franchise Taxes, capital Taxes imposed under any applicable Canadian law or branch profits Taxes.

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“Consolidated EBIT” means, for any period, the Consolidated Net Income (or Deficit) of the Consolidated Group determined in accordance with GAAP, plus, without duplication, (a) interest expense, plus (b) income taxes, plus (c) non-cash stock compensation charges, to the extent that such charges were deducted in determining Consolidated Net Income (or Deficit), all as determined in accordance with GAAP, including, without limitation, charges for stock options and restricted stock grants, plus (d) one-time, non-recurring acquisition-related transaction fees and expenses and, to extent reasonably approved by the Agents, integration costs incurred within 12 months of any acquisition to the extent such costs are expensed, plus (e) non-controlling interest expense, plus (f) non-cash extraordinary non-recurring writedowns, writeoffs or impairments of assets, or deferred financing costs, including non-cash losses on the sale of assets outside the ordinary course of business, plus (g) any losses associated with the extinguishment of Indebtedness, plus (h) special charges relating to the termination of a Swap Contract, plus (i) any accrued settlement payments in respect of any Swap Contract owing by any members of the Consolidated Group, plus (j) one-time, non-recurring charges in connection with the modification of employment agreements with certain members of senior management as approved by the Agents (with such approval not to be unreasonably withheld, delayed or conditioned), plus (k) non-cash accounting charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 815 for such period minus (l) non-cash extraordinary gains on the sale of assets to the extent included in Consolidated Net Income (or Deficit), and minus (m) any accrued settlement payments in respect of any Swap Contact payable to any members of the Consolidated Group, minus (n) non-cash accounting gains resulting from the application of ASC Topic 815 for such period.

“Consolidated EBITDA” means, for any period (without duplication), (a) Consolidated EBIT plus the depreciation expense and amortization expense, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, plus (b) the depreciation expense and amortization expense (without duplication) of any company whose Consolidated EBITDA was included under clause (c) hereof, plus (c) Consolidated EBITDA for the prior twelve (12) months of companies or business segments acquired by the Consolidated Group during the respective reporting period (without duplication); provided, that (i) the financial statements of such acquired companies or business segments have been audited for the period sought to be included by an independent accounting firm satisfactory to the Agents, or (ii) the Agents consent to such inclusion after being furnished with other acceptable financial statements; and provided further, that such acquired Consolidated EBITDA may be further adjusted to add-back non-recurring private company expenses which are discontinued upon acquisition (such as owner’s compensation), as approved by the Agents. Simultaneously with the delivery of the financial statements referred to in clauses (c)(i) and (c)(ii) hereof, the CFO shall deliver to the Agents a Compliance Certificate and appropriate documentation certifying the historical operating results, adjustments and balance sheet of the acquired company or business segment.

“Consolidated Group” means the Borrower and its consolidated Subsidiaries.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of the Consolidated Group after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

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“Consolidated Total Funded Debt” means, with respect to the Consolidated Group, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Consolidated Group on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes, bonds, debentures or similar debt instruments, (ii) Attributable Indebtedness in respect of any Capitalized Leases and Synthetic Leases, (iii) the non-contingent deferred purchase price of assets and companies (typically known as holdbacks) to the extent recognized as a liability in accordance with GAAP, but excluding short-term trade payables incurred in the ordinary course of business, and (iv) any unpaid reimbursement obligations with respect to letters of credit outstanding, but excluding any contingent obligations with respect to letters of credit outstanding; plus (b) Indebtedness of the type referred to in clause (a) of another Person who is not a member of the Consolidated Group Guaranteed by one or more members of the Consolidated Group.

“Consolidated Total Interest Expense” means, for any period, the aggregate amount of interest required to be paid or accrued by the Consolidated Group during such period on all Indebtedness of the Consolidated Group outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments treated as interest under GAAP in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but (a) excluding (i) any amortization and other non-cash charges or expenses incurred during such period to the extent included in determining consolidated interest expense, including without limitation, non-cash amortization of deferred debt origination and issuance costs and amortization of accumulated other comprehensive income, (ii) all amounts associated with the unwinding or termination of any Swap Contract, (iii) any accrued settlement payments in respect of any Swap Contract payable to any member of the Consolidated Group and (iv) to the extent included as an item of interest expense, any premium paid to prepay, repurchase or redeem any Indebtedness incurred pursuant to Section 7.01, and (b) including any accrued settlement payments in respect of any Swap Contract owing by any member of the Consolidated Group.

“Contract Maturity Date” has the meaning specified in Section 2.05(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controls” and “Controlled” have meanings correlative thereto.

“Covenanted Senior Debt” means those notes identified on Schedule 1.01B hereto and all other senior Indebtedness for borrowed money incurred by the Borrower or any of its Subsidiaries from time to time which impose performance-based covenants upon the Borrower or such Subsidiary.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” has the meaning set forth in the recitals hereto.

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“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), and regarding PWS Luxembourg, Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings (or once applicable, the equivalent definition for the purposes of EU Regulation No 2015/848 or any other applicable regulation in replacement of the same), controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended (the “1915 Law”) and other similar laws relating to or affecting the enforcement of creditors’ rights generally, each as now and hereafter in effect, any successors to such statutes, all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, formal or informal moratoria, compositions, rearrangement, receivership, insolvency, reorganization, arrangement, compromise or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Loan, the interest rate otherwise applicable to such Loan plus 2% per annum, (b) with respect to the L/C Fees, the Applicable Rate used in determining the L/C Fees plus 2% per annum, (c) with respect to the Drawing Fees, the Applicable Rate used in determining the Drawing Fees plus 2% per annum, and (d) with respect to all other Obligations under this Agreement then due and payable, an interest rate equal to the Base Rate plus the Applicable Rate otherwise applicable to Base Rate Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans, Bankers’ Acceptances or BA Equivalent Notes within two (2) Business Days after the date such Loans, Bankers’ Acceptances or BA Equivalent Notes were required to be funded hereunder, unless such Lender notifies the Agents and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the either Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days after the date such payment is due, (b) has notified the Borrower, the Agents, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under other agreements generally in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan, Bankers’ Acceptance or BA Equivalent Note hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within two (2) Business Days after written request by the Agents or the Borrower, to confirm in writing to the Agents and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agents and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial, territorial or federal regulatory authority acting in such a capacity, (iii) has consented to, approved of or acquiesced in any such proceeding or appointment, or (iv) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agents that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Agents in a written notice of such determination, which shall be delivered by the Agents to the Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

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“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. As of the Closing Date, Designated Jurisdictions are Iran, Sudan, Cuba, North Korea, Syria and the Crimea region of Ukraine.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” means (i) the declaration or payment of any dividend or distribution on or in respect of any Equity Interest (other than dividends or other distributions payable solely in additional Equity Interests); (ii) the purchase, redemption, retirement or other acquisition of any Equity Interest, directly or indirectly through a Subsidiary or otherwise; or (iii) the return of equity capital by any Person to its shareholders, partners or members as such.

“Distribution Limitation” means the lesser of (a) U.S.$500,000,000 and (b) the maximum amount which is permitted as a dividend and stock repurchase permitted under the Master Note Purchase Agreements.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Draft” means, at any time with respect to a Bankers’ Acceptance (i) a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower, bearing such distinguishing letters and numbers as the recipient thereof may determine, which at the time of such drawing has not been completed in respect of the payee thereof; or (ii) a depository bill within the meaning of the Depository Bills and Notes Act (Canada).

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“Drawing” means (i) the creation and purchase of a Bankers’ Acceptance by a Revolving Lender pursuant to Section 2.05, or (ii) the purchase of a BA Equivalent Note by a Revolving Lender pursuant to Section 2.05.

“Drawing Date” means any Business Day fixed for a Drawing pursuant to Section 2.05(c)(i).

“Drawing Fee” means, in respect to each Bankers’ Acceptance and BA Equivalent Note, an amount equal to the Applicable Rate multiplied by the product of (i) a fraction, the numerator of which is the number of days to maturity of such Bankers’ Acceptance or BA Equivalent Note, inclusive of the first day and exclusive of the last day of such term, and the denominator of which is 365 or 366, as applicable and (ii) the aggregate Face Amount of such Bankers’ Acceptance or BA Equivalent Note.

“Drawing Notice” means a notice of a Drawing pursuant to Section 2.05(c)(i), which, if in writing, shall be substantially in the form of Exhibit A-4.

“Drawing Price” means, in respect of each Bankers’ Acceptance and BA Equivalent Note, the result obtained by multiplying (a) the Face Amount of such Bankers’ Acceptance or BA Equivalent Note by (b) the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of (x) the Reference Discount Rate, and (y) a fraction the numerator of which is the number of days to maturity of such Bankers’ Acceptances or BA Equivalent Note, inclusive of the first day and exclusive of the last day of such term, and the denominator of which is 365.

“Drawing Proceeds” means, in respect of any Bankers’ Acceptance or BA Equivalent Note purchased by a Revolving Lender on any Drawing Date, an amount equal to (i) the Drawing Price in respect of such Bankers’ Acceptance or BA Equivalent Note minus (ii) the Drawing Fee in respect of such Bankers’ Acceptances or BA Equivalent Note.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)) and, in each case, that is legally entitled to deliver the IRS form(s) and other documentation described in Section 3.01(e), as applicable, demonstrating a complete exemption from U.S. federal withholding tax pursuant to Laws in effect on the date of such assignment.

“Environmental Laws” has the meaning specified in Section 5.16(a).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower and its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certificate, registration, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment Leasing Subsidiary” means any Subsidiary of the Borrower that exists or is acquired or created on or after the Closing Date for the purpose of leasing equipment to the Borrower or any of its Subsidiaries.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of any class of, or other ownership or profit interests in, such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than a Multiemployer Plan); (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan (other than a Multiemployer Plan) amendment as a termination under Section 4041 of ERISA or notification of a filing of a notice of intent to terminate or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (other than a Multiemployer Plan) or notification of the institution by the PBGC of proceedings to terminate a Multiemployer Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan (other than a Multiemployer Plan); (g) the determination that any Pension Plan (other than a Multiemployer Plan) is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA or notification that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any of its Subsidiaries or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to or in respect of a Recipient (including any Taxes imposed or required to be withheld or deducted by a Credit Party or other Subsidiary of the Borrower under a Permitted Intercompany Financing or other intercompany loan or other financing with or among Subsidiaries of the Borrower due to any Credit Party or other Subsidiary being treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations): (a) Taxes imposed on or measured by net income or profits (however denominated), capital Taxes imposed under any applicable Canadian law, franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or conducting business (other than a business deemed to arise solely by virtue of any of the transactions contemplated by this Agreement) or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes (including Taxes imposed on any payment made under a Permitted Intercompany Financing or other intercompany loan or other financing with or among Subsidiaries of the Borrower) attributable to such Recipient’s failure to comply with or arising as a result of a breach of any representation made in Section 3.01(e), (d) any Taxes imposed pursuant to FATCA, and (e) any Tax that would not have been imposed if the Recipient dealt, at the applicable time, at arm’s length with the Borrower, within the meaning of the ITA.

“Existing Credit Agreements” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means all “Letters of Credit” (as defined in the Existing WCN Credit Agreement and the Existing Progressive Credit Agreement) and set forth on Schedule 1.01A.

“Existing Progressive Credit Agreement” has the meaning specified in the recitals hereto.

“Existing WCN Credit Agreement” has the meaning specified in the recitals hereto.

“Excluded Transaction” has the meaning specified in Section 7.04(a).

“Face Amount” means, in respect of any BA Instrument, the amount payable to the holder on its maturity.

“Facility” means the Revolving Credit Facility or the Term Loan Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements with respect thereto (together with any Law implementing such agreements).

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“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System of the United States, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agents.

“Fee Letters” means, collectively, (a) the letter agreement, dated as of March 8, 2016, among WCN, the Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) the letter agreement, dated as of March 8, 2016, between WCN and JPMorgan Chase Bank, N.A., (c) the letter agreement, dated as of March 8, 2016, between WCN and Wells Fargo Securities, LLC and (d) the letter agreement, dated as of March 8, 2016, between WCN and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Foreign Lender” means any Lender that is neither a Canadian Lender nor a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s ratable share of the outstanding L/C Obligations as to which such Defaulting Lender has agreed to purchase a risk participation pursuant to Section 2.03(b)(ii) other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of Swing Line Loans as to which such Defaulting Lender has agreed to purchase risk participations pursuant to Section 2.04(a) other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.03(i).

“Fuel Derivatives Obligations” means fuel price swaps, fuel price caps and fuel price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

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“GAAP” means generally accepted accounting principles in the United States as in effect and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Agent” means BOA Canada in its capacity as Global Agent under any of the Loan Documents, or any successor Global Agent.

“Global Agent’s Office” means the Global Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Global Agent may from time to time notify the Borrower and the Lenders.

“Global U.S. Dollar Funding Percentage” means in respect of the Aggregate Commitments, with respect to any U.S. Revolving Lender or Multicurrency Revolving Lender, as applicable, as of any date, the percentage (carried out to the ninth decimal place) of Aggregate Commitments, represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.19. If the Revolving Commitments of all of the Revolving Lenders to make Committed Loans and to purchase Bankers’ Acceptances and BA Equivalent Notes and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02(a) or if the Aggregate Commitments have expired, then the Global U.S. Dollar Funding Percentage of any U.S. Revolving Lender or Multicurrency Revolving Lender, as applicable, shall be determined based on the Global U.S. Dollar Funding Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Global U.S. Dollar Funding Percentage of each U.S. Revolving Lender and Multicurrency Revolving Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption, Instrument of Accession or other instrument, as the case may be, pursuant to which such Lender becomes a party hereto, as applicable.

“Governmental Authority” means any government (including the governments of the United States and Canada), parliament, legislature or any political subdivision thereof, and any regulatory body authority, instrumentality, or agency thereof, commission or board of any thereof, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances or any other governmental authority charged with the administration or enforcement of applicable Laws or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the Minister of the Crown, Superintendent of Financial Institutions, European Union or the European Central Bank).

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“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, (a) (i) the Subsidiaries of the Borrower listed on Part I of Schedule 2, which shall include, in any event, PWS Luxembourg and each Equipment Leasing Subsidiary, (ii) each Transaction Subsidiary, and (iii) each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.16, and (b) with respect to (i) Obligations owing by any Credit Party or any Subsidiary of a Credit Party (other than the Borrower) under any Hedge Agreement or any Cash Management Agreement and (ii) the payment by each Specified Credit Party of its obligations under its guaranty with respect to all Swap Obligations, the Borrower.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article X in favor of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and Lenders, together with each joinder agreement delivered pursuant to Section 6.16.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Credit Party and any Hedge Bank.

“Hedge Bank” means any Person that, on the Closing Date (with respect to any Hedge Agreements existing on or as of the Closing Date so long as the Agents shall have been provided with prior notice of such Hedge Agreement) or at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Holdings” means IESI-BFC Holdings Inc., an Ontario corporation.

“IESI” means IESI Corporation, a Delaware corporation.

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“Indebtedness” means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)          every obligation of such Person for money borrowed;

(b)          every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(c)          every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(d)          the net present value (using the Base Rate as the discount rate) of every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (A) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and (B) contingent purchase price obligations solely to the extent that the contingency upon which such obligation is conditioned has not yet occurred);

(e)          all Attributable Indebtedness of such Person in respect of Capitalized Leases;

(f)          all Attributable Indebtedness of such Person in respect of Synthetic Leases;

(g)          all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively, “Receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith; provided, however, that sales referred to in clauses (B) and (C) shall not constitute Indebtedness to the extent that such sales are non-recourse to such Person;

(h)          every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any Equity Interest of any class issued by such Person, or any rights measured by the value of such Equity Interest;

(i)          every net obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices;

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(j)          every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; and

(k)          all Guarantees of such Person in respect of any of the foregoing.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (x) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (y) any sale of Receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Credit Parties) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Instrument of Accession” has the meaning specified in Section 2.15(c).

“Intercompany Business Combination” has the meaning specified in Section 7.04(a).

“Intercompany Business Combination Provisions” has the meaning specified in Section 7.04(a).

“Intercompany Indebtedness” has the meaning specified in Section 11.23.

“Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan or Canadian Prime Rate Loan (in each case including Swing Line Loans), the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan, and (c) as to any Bankers’ Acceptance or BA Equivalent Note, the Contract Maturity Date thereof.

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“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), or such other date as agreed to by the Borrower and all applicable Lenders, as selected by the Borrower in a Loan Notice; provided, that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Maturity Date applicable to such Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (or assumption, as applicable) of capital stock or other Equity Interests, Indebtedness, assets constituting a business unit or all or a substantial part of the business of, another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be calculated based on the U.S. Dollar Equivalent of the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and without giving effect to any currency fluctuations.

“IRB LOC” means any Letter of Credit providing credit support for an IRB, which may (but need not) be a so-called “direct pay” Letter of Credit.

“IRBs” means industrial revenue bonds, solid waste disposal bonds or similar tax-exempt bonds issued by or at the request of the Credit Parties.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower or in favor of an L/C Issuer and relating to any such Letter of Credit.

“ITA” shall mean the Income Tax Act (Canada).

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“KYC Requirement Information” means, with respect to the Borrower and each other Credit Party, such Credit Party’s tax identification number, physical address, country of principal place of business, headquarters and formation, type of legal entity and phone number.

“Laws” means, collectively, all Canadian federal, provincial, territorial, international, foreign, United States federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative, ministerial, departmental, judicial or arbitral judgments, orders, decisions, rulings, precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority; provided, however, that with respect to Taxes, “Laws” shall also include guidelines or administrative policies issued by any Governmental Authority, whether or not having the force of law.

“L/C Advance” means, with respect to each Multicurrency Revolving Lender, such Multicurrency Revolving Lender’s funding of its participation in any L/C Borrowing as to which such Multicurrency Revolving Lender has agreed to purchase a risk participation pursuant to Section 2.03(b)(ii) in accordance with its Multicurrency Revolving Commitment Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Committed Loans (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee” has the meaning specified in Section 2.03(h).

“L/C Issuer” means each of (a) BOA Canada, Bank of America or, in each case, any designated Affiliate thereof, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Wells Fargo Bank, National Association, Canadian Branch or, in each case, any designated Affiliate thereof, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., and, for the purposes of the Existing Letters of Credit, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce and The Bank of Nova Scotia (b) any other Multicurrency Revolving Lender that is named in Schedule I to the Bank Act (Canada), has been appointed by the Borrower and has agreed to act as an L/C Issuer hereunder and has been approved by the Agents (including, for certainty, without limitation, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce) and (c) any other Lender that has been appointed by the Borrower, has agreed to act as an L/C Issuer and has been approved by the Agents, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In addition, the issuer of any Existing Letter of Credit shall be deemed to be an L/C Issuer hereunder solely for purposes of such Existing Letter of Credit. All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or all L/C Issuers, as the context may require.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Supported IRBs” means IRBs which are enhanced by IRB LOCs.

“Lender” has the meaning specified in the recitals hereto and, unless the context otherwise requires, includes the Swing Line Lender. For the avoidance of doubt, the term Lender may include a Lender and such Lender’s U.S. or Canadian Affiliate or branch and any Commitment by a Lender hereunder shall be a single Commitment, whether to be advanced by such Lender or such Lender’s U.S. or Canadian Affiliate or branch.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agents, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate; provided, that such Lender, such Affiliate or such domestic or foreign branch of such Lender or such Affiliate is legally entitled to deliver the IRS form(s) and other documentation described in Section 3.01(e), as applicable, demonstrating a complete exemption from U.S. federal withholding tax pursuant to Laws in effect on the date the Lender designates such Lending Office. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include IRB LOCs and the Existing Letters of Credit.

“Letter of Credit Sublimit” means an aggregate amount equal to the U.S. Dollar Equivalent of U.S.$500,000,000, and with respect to Bank of America and BOA Canada, collectively, the U.S. Dollar Equivalent of U.S.$275,000,000 in the aggregate; with respect to JPMorgan Chase Bank, N.A., the U.S. Dollar Equivalent of U.S.$75,000,000; with respect to Wells Fargo Bank, National Association or any designated Affiliate thereof, collectively, the U.S. Dollar Equivalent of U.S.$75,000,000 in the aggregate; with respect to The Bank of Tokyo-Mitsubishi UFJ, Ltd., the U.S. Dollar Equivalent of U.S.$75,000,000; and with respect to any other L/C Issuer in an amount to be determined by such L/C Issuer and the Borrower and approved by the Agents. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. The Letter of Credit Sublimit of any L/C Issuer may be changed by agreement between such L/C Issuer and the Borrower, without the consent of any other party; provided, however, the aggregate Letter of Credit Sublimit shall not be changed without the written consent of Revolving Lenders holding over fifty percent (50%) of the aggregate Multicurrency Revolving Commitments.

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“Leverage Ratio” has the meaning specified in Section 7.14(a).

“LIBOR Rate” means,

(a)          for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Agents, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agents from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one (1) month commencing that day;

provided that, in the case of clause (a) and (b), if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; provided further that to the extent a comparable or successor rate is approved by the Agents in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agents, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agents.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, a Term Loan, a Swing Line Loan or any term loan advanced hereunder from time to time pursuant to Section 2.15 and “Loans” shall mean all of such extensions of credit collectively.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each BA Instrument, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.18, the Fee Letters, each joinder agreement and related documents entered into or delivered by a Subsidiary of the Parent in connection with such Subsidiary becoming a Guarantor hereunder, and each amendment, consent and/or waiver executed in connection with any of the foregoing imposing Obligations of any kind on any Credit Party, each as amended, modified, supplemented or replaced from time to time.

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“Loan Notice” means a Committed Loan Notice, a Term Loan Notice, a Swing Line Loan Notice or a similar notice relating to any term loan advanced hereunder from time to time pursuant to Section 2.15.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Note Purchase Agreements” means (a) that certain Master Note Purchase Agreement, dated July 15, 2008, by and among certain of the Credit Parties and certain accredited institutional investors (as amended, restated, supplemented, assumed or otherwise modified from time to time, including, without limitation, by that certain Amendment No. 6 to Master Note Purchase Agreement dated as of June 1, 2016 and by that certain Assumption and Exchange Agreement dated as of June 1, 2016) and (b) that certain Master Note Purchase Agreement, dated June 1, 2016, by and among certain of the Credit Parties and certain accredited institutional investors (as amended, restated, supplemented or otherwise modified from time to time).

“Material Adverse Effect” means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets or operations of the Credit Parties taken as a whole or (b) any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents against any Credit Parties or any impairment of the material rights, remedies or benefits available to either Agent or any Lender under any Loan Document. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events could reasonably be expected to result in a Material Adverse Effect.

“Material Subsidiary” means, as of any date of determination, each direct or indirect wholly-owned Subsidiary of the Borrower that (a) has total assets equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are available), or has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent four-fiscal quarter period for which financial statements are available), (b) is a Guarantor, (c) guarantees any Private Placement Notes or any other senior notes of the Borrower or, if applicable, senior notes of the Borrower’s Subsidiaries or (d) is designated by the Borrower as a Material Subsidiary; provided that the Material Subsidiaries shall at all times represent not less than ninety (90%) of the consolidated total assets of the Borrower and its Subsidiaries and not less than ninety (90%) of the consolidated total revenues of the Borrower and its Subsidiaries. The Borrower shall from time to time promptly (and in any event within 30 days after the end of each fiscal quarter) designate one or more of its Subsidiaries as Material Subsidiaries to the extent necessary to cause such term to include Subsidiaries of the Borrower that, together with the Borrower and each other Material Subsidiary, have assets equal to not less than 90% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal quarter) and revenues of not less than 90% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent four-fiscal quarter period). For the avoidance of doubt, the 90% calculation in the immediately preceding sentence shall include the Borrower’s assets and revenues only to the extent they do not duplicate the assets and revenues of its Subsidiaries and, without limitation of the foregoing, the Borrower’s Equity Interests in its Subsidiaries shall not be included in valuing the assets of the Borrower.

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“Maturity Date” means the earlier of (i) July 31, 2021 and (ii) June 1, 2021; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merger” has the meaning specified in the recitals hereto.

“Merger Agreement” means, collectively, that certain Agreement and Plan of Merger, dated January 18, 2016, by and among Progressive Waste Solutions Ltd., Merger Sub, and WCN, as in effect on such date and as amended, restated, supplemented or otherwise modified from time to time, but on or prior to the Closing Date, the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived without prior written consent of the Lenders to the extent any such alteration, amendment or other change or waiver could reasonably be expected to be materially adverse to the Lenders, and together with the exhibits and schedules thereto, and each of the other agreements, instruments and documents relating to the Merger and the other Merger Transactions.

“Merger Sub” has the meaning specified in the recitals hereto.

“Merger Transactions” means the Merger and the other transactions relating thereto or contemplated by the Merger Agreement.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to one hundred two percent (102%) of the Fronting Exposure of an L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.18(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred two percent (102%) of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Agents and such L/C Issuer in their sole discretion.

“Multicurrency Revolving Commitment” means, as to each Multicurrency Revolving Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01(b), (b) purchase Bankers’ Acceptances or completed BA Equivalent Notes pursuant to Section 2.05, (c) purchase participations in L/C Obligations, and (d) purchase participations in Swing Line Loans, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Multicurrency Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Multicurrency Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial amount of the aggregate Multicurrency Revolving Commitments on the Closing Date is U.S.$1,562,500,000.

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“Multicurrency Revolving Commitment Percentage” means, in respect of the Multicurrency Revolving Commitments, with respect to any Multicurrency Revolving Lender as of any date, the percentage (carried out to the ninth decimal place) of the Multicurrency Revolving Commitments represented by such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment at such time, subject to adjustment as provided in Section 2.19. If the Multicurrency Revolving Commitments of all of the Multicurrency Revolving Lenders to make Committed Loans and to purchase Bankers’ Acceptances and BA Equivalent Notes and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02(a) or if the Aggregate Commitments have expired, then the Multicurrency Revolving Commitment Percentage of any Multicurrency Revolving Lender shall be determined based on the Multicurrency Revolving Commitment Percentage of such Multicurrency Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Multicurrency Revolving Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption, Instrument of Accession or other instrument, as the case may be, pursuant to which such Lender becomes a party hereto, as applicable.

“Multicurrency Revolving Lender” means, at any time, any Lender that has a Multicurrency Revolving Commitment at such time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) which has two or more contributing sponsors (including any Credit Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Municipal Contracts” means governmental permits issued to any operating company Subsidiary of the Borrower by, and franchises and contracts entered into between any operating company Subsidiary of the Borrower and, any municipal or other governmental entity, as the same may be amended from time to time.

“Non BA Lender” has the meaning specified in Section 2.05(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Non-Material Subsidiary” means a Subsidiary of the Borrower which is not a Material Subsidiary.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Borrower or any Subsidiary primarily for the benefit of employees of the Borrower or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note” means a Term Note, a Revolving Credit Note, a Swing Line Note or a promissory note, if executed, representing any term loan advanced hereunder from time to time pursuant to Section 2.15, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan, Bankers’ Acceptance, BA Equivalent Note, Cash Management Agreement, Hedge Agreement or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude, with respect to any Credit Party, any Excluded Swap Obligations of such Credit Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and including any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to or as described in Section 3.05(c) or Section 3.06 or Section 11.13).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts; (iii) with respect any Bankers’ Acceptances and BA Equivalent Notes on any date, the Face Amount thereof; (iv) with respect to the Term Loan on any date, the outstanding principal amount of the Term Loan on such date; and (v) with respect to any term loan to the extent advanced hereunder from time to time pursuant to Section 2.15, the outstanding principal amount of such term loan on such date.

“Parent” has the meaning specified in the recitals hereto.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Act” means the Pension Protection Act of 2006, as amended and in effect from time to time.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Credit Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. For greater certainty, “Pension Plan” does not include any Canadian Pension Plan.

“Permitted Intercompany Financings” means a series of loans or equity financings made from time to time by the Borrower in connection with any structuring of the Credit Parties to certain of its direct or indirect Transaction Subsidiaries that are Credit Parties, including subsequent reloans or reinvestments of some or all of such funds to and among other Subsidiaries that are Credit Parties, all on terms reasonably acceptable to the Agents (with such acceptance not to be unreasonably withheld, delayed or conditioned).

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“Permitted Lien” has the meaning specified in Section 7.02.

“Permitted Receivables Transactions” means any sale or sales of, and/or securitization of, or transfer of, any Receivables of the Credit Parties pursuant to which (a) the Receivables SPV realizes aggregate net proceeds of not more than the U.S. Dollar Equivalent of U.S.$100,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed the U.S. Dollar Equivalent of U.S.$100,000,000, (b) the Receivables shall be transferred or sold to the Receivables SPV at fair market value or at a market discount, and shall not exceed the U.S. Dollar Equivalent of U.S.$125,000,000 in the aggregate at any one time and (c) obligations arising therefrom shall be non-recourse to the Borrower and its Subsidiaries (other than the Receivables SPV).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower, any of its Subsidiaries or any ERISA Affiliate or any such Plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of any of its employees. For greater certainty, “Plan” does not include any Canadian Pension Plan or Canadian Benefit Plan.

“Platform” has the meaning specified in Section 6.04.

“Private Placement Notes” means the notes issued pursuant to the Master Note Purchase Agreements.

“Pro Forma Reference Period” means, as of the calculation date for any pro forma covenant calculation hereunder, the most recently completed Reference Period prior to such calculation date for which financial statements have been delivered pursuant to Section 6.04.

“PWS Canada” means Progressive Waste Solutions Canada Inc. (formerly known as BFI Canada Inc.), an Ontario corporation.

“PWS Luxembourg” means PWS Finance Luxembourg société à responsabilité limité (private limited liability company) duly incorporated and validly existing under the laws of the Grand-Duchy of Luxembourg, with a share capital of USD 3.018.000,00, having its registered office at 125, avenue du Dix Septembre, L-2551 Luxembourg, Grand-Duchy of Luxembourg and registered with the R.C.S. of Luxembourg under number B 177.956.

“Public Lender” has the meaning specified in Section 6.04.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding U.S.$10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Borrower and its Subsidiaries.

“Reallocation Effective Date” has the meaning specified in Section 2.01.

“Receivables” has the meaning set forth in clause (g) of the definition of “Indebtedness”.

“Receivables SPV” means any one or more direct or indirect wholly-owned Subsidiaries of the Borrower formed for the sole purpose of engaging in Permitted Receivables Transactions, and which engage in no business activities other than those related to Permitted Receivables Transactions.

“Recipient” means either Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Reference Discount Rate” means, for any Drawing Date in respect of Bankers’ Acceptances or BA Equivalent Notes to be purchased pursuant to Section 2.05, CDOR.

“Reference Period” means as of any date of determination, the period of four (4) consecutive fiscal quarters of the Consolidated Group or the twelve (12) month period ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters or the twelve (12) month period most recently ended (in each case treated as a single accounting period).

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” has the meaning specified in CERCLA; provided that in the event CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for “Release” which is broader than specified in CERCLA, such broader meaning shall apply.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, a Term Loan Notice or a Loan Notice delivered in connection with any term loan advanced hereunder from time to time pursuant to Article II (including pursuant to Section 2.15), as the case may be, (b) with respect to an L/C Credit Extension, an L/C Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice and (d) with respect to a Drawing, a Drawing Notice.

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“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means (a) the chief executive officer, president, chief operating officer, CFO, chief accounting officer, vice president – finance, treasurer, manager (to the extent PWS Luxembourg is concerned) or assistant treasurer of any Credit Party, (b) solely for purposes of the delivery of the certificate referred to in Section 4.01(a)(iii), the secretary, a manager of PWS Luxembourg or any assistant secretary of a Credit Party, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Agents or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Agents. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means, in relation to the Credit Parties, any (a) Distribution or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or such Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Equity Interest of the Borrower or such Subsidiary; provided, however, that no Restricted Payment shall be deemed to have occurred as a result of any (i) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests deemed to occur upon the foreclosure on (or similar exercise of secured party remedies with respect to) such Equity Interests securing indebtedness used to purchase such Equity Interests, (ii) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests funded by the proceeds of “key man” life insurance policies with respect to the holder of such Equity Interests, (iii) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests made in lieu of or to satisfy withholding taxes in connection with the exercise or exchange of options or warrants or (iv) cash payments in lieu of the issuance of fractional shares.

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“Revaluation Date” means (a) with respect to any Canadian Dollar Committed Loan, each of the following: (i) each date of a Borrowing of any such Canadian Dollar Committed Loan, (ii) each date of a continuation of any such Canadian Dollar Committed Loan pursuant to Section 2.02, and (iii) such additional dates as the Global Agent or the Swing Line Lender (with respect to any Canadian Dollar Swing Line Loan) shall determine or Revolving Lenders holding over 50% of the Multicurrency Revolving Commitments shall require; and (b) with respect to any Canadian Dollar Letter of Credit, each of the following: (i) each date of issuance of any such Canadian Dollar Letter of Credit, (ii) each date of an amendment of any such Canadian Dollar Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any such Canadian Dollar Letter of Credit, (iv) in the case of the Existing Letters of Credit that are Canadian Dollar Letters of Credit, the Closing Date, and (v) such additional dates as the Global Agent, the Swing Line Lender or the L/C Issuers shall determine or Revolving Lenders holding over 50% of the Multicurrency Revolving Commitments shall require.

“Revolving Commitment” means a U.S. Revolving Commitment or Multicurrency Revolving Commitment, as applicable.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans, Bankers’ Acceptances and BA Equivalent Notes and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Committed Loans or Swing Line Loans, as the case may be, made by such Revolving Lender, if executed, substantially in the form of Exhibit B-1.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time. For the avoidance of doubt, no Revolving Lender may hold more than one Class of Revolving Commitments at any time.

“Sanction(s)” means any sanction administered or enforced by the Canadian government (including without limitation, the Department of Foreign Affairs and International Trade Canada and the Department of Public Safety Canada), the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended and in effect from time to time.

“Securities Laws” means, collectively, the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, and all applicable securities laws of each of the provinces and territories of Canada, the respective rules and regulations under such laws, the applicable published instruments, notices and orders of the securities regulatory authorities in each of the provinces and territories of Canada, the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated under any of the foregoing, and, to the extent the Borrower has any securities listed thereon, all rules, by-laws and regulations of the Toronto Stock Exchange, as each of the foregoing may be amended and in effect on any applicable date hereunder.

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“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10).

“Spot Rate” for a currency means the rate determined by the Global Agent, the Swing Line Lender or any L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that the Global Agent, the Swing Line Lender or such L/C Issuer may obtain such spot rate from another financial institution designated by the Global Agent, the Swing Line Lender or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit issued by such L/C Issuer denominated in Canadian Dollars.

“Subordinating Loan Party” has the meaning specified in Section 11.23(a).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Holdco” has the meaning specified in Section 6.16(a).

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and, for the avoidance of doubt, the foregoing shall include Fuel Derivatives Obligations and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means BOA Canada, in its capacity as provider of Swing Line Loans, or any successor Swing Line Lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Agents (including any form on an electronic platform or electronic transmission system as shall be approved by the Agents), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by the Swing Line Lender, substantially in the form of Exhibit B-2.

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“Swing Line Sublimit” means an amount equal to the lesser of (a) the U.S. Dollar Equivalent of U.S.$75,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease” means, with respect to any Person, any (a) so-called synthetic, off-balance sheet or tax retention lease, or (b) agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” and “Term Loans” has the meaning specified in Section 2.01.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01.

“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, prior to any Term Loan Borrowing, the aggregate Term Loan Commitments of the Term Loan Lenders is equal to U.S.$1,637,500,000.

“Term Loan Facility” means (a) at any time prior to any Term Loan Borrowing on the Closing Date, the aggregate amount of the Term Loan Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a conversion of any portion of the Term Loan from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form as Exhibit A-3 or such other form as approved by the Agents (including any form on an electronic platform or electronic transmission system as shall be approved by the Agents), appropriately completed and signed by a Responsible Officer of the Borrower.

“Term Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the Term Loan made by such Term Loan Lender, if executed, substantially in the form of Exhibit B-3.

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“Total Facility Amount” means, as at any date of determination, the sum of (i) the Aggregate Commitments plus (ii) the aggregate Outstanding Amount of the Term Loan and, if applicable, any of the term loans advanced hereunder from time to time pursuant to Section 2.15, in each case as the same may be increased from time to time pursuant to Section 2.15 hereof or reduced from time to time in accordance with the terms hereof. As of the Closing Date, the Total Facility Amount is equal to U.S.$3,200,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans, Bankers’ Acceptances, BA Equivalent Notes and all L/C Obligations.

“Total Multicurrency Revolving Outstandings” means, at any time, the aggregate Outstanding Amount of all Committed Loans, Swing Line Loans, Bankers’ Acceptances, BA Equivalent Notes and L/C Obligations advanced, purchased or participated in by the Multicurrency Revolving Lenders at such time, in each case solely to the extent of the Multicurrency Revolving Lenders’ advances, purchases and participations.

“Total Revolving Credit Exposure” means, as to any Lender at any time, the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Outstandings” means, at any time, the aggregate Outstanding Amount of all Committed Loans, Swing Line Loans, Bankers’ Acceptances, BA Equivalent Notes and L/C Obligations at such time.

“Transaction Subsidiaries” means (i) each of the Subsidiaries listed on Part II of Schedule 2 and (ii) such other Subsidiaries formed or to be used in connection with any structuring of the Borrower and its Subsidiaries, in each case, as designated or undesignated by the Borrower from time to time.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan, a LIBOR Rate Loan or a BA Borrowing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“U.S. Agent” has the meaning set forth in the recitals hereto.

“U.S. Agent’s Office” means the U.S. Agent’s address located in the United States and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the U.S. Agent may from time to time notify the Borrower and the Lenders.

“U.S. Credit Party” has the meaning specified in Section 3.01(e)(i).

“U.S. Dollar” and “U.S.$” and “US$” each mean lawful money of the United States.

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“U.S. Dollar Committed Borrowing” means a borrowing consisting of simultaneous U.S. Dollar Committed Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the U.S. Revolving Lenders and the Multicurrency Revolving Lenders (except as set forth in Section 2.01(b)(ii)(A)) pursuant to Section 2.01 or Section 2.14.

“U.S. Dollar Committed Loan” has the meaning specified in Section 2.01(b)(ii)(A).

“U.S. Dollar Equivalent” means, at any time, with respect to any amount denominated in Canadian Dollars or any other currency, the equivalent amount thereof in U.S. Dollars as determined by the Global Agent, the Swing Line Lender, or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with Canadian Dollars or such other currency.

“U.S. Dollar Letter of Credit” means a Letter of Credit denominated in U.S. Dollars.

“U.S. Dollar Swing Line Loan” means a Swing Line Loan denominated in U.S. Dollars.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Commitment” means, as to each U.S. Revolving Lender, its obligation to make U.S. Dollar Committed Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such U.S. Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial amount of the aggregate U.S. Revolving Commitments on the Closing Date is U.S.$0.

“U.S. Revolving Commitment Percentage” means in respect of the U.S. Revolving Commitments, with respect to any U.S. Revolving Lender as of any date, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Commitments represented by such U.S. Revolving Lender’s U.S. Revolving Commitment at such time, subject to adjustment as provided in Section 2.19. If the U.S. Revolving Commitments of all of the U.S. Revolving Lenders to make U.S. Dollar Committed Loans have been terminated pursuant to Section 8.02(a) or if the Aggregate Commitments have expired, then the U.S. Revolving Commitment Percentage of any U.S. Revolving Lender shall be determined based on the U.S. Revolving Commitment Percentage of such U.S. Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial U.S. Revolving Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption, Instrument of Accession or other instrument, as the case may be, pursuant to which such Lender becomes a party hereto, as applicable.

“U.S. Revolving Lender” means, at any time, any Lender that has a U.S. Revolving Commitment at such time.

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“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“WCN” has the meaning specified in the recitals hereto.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Recitals, Articles, Sections, Exhibits and Schedules shall be construed to refer to Recitals, Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document

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(d)           For the purposes of the definitions of “Canadian Lender”, “Excluded Taxes” and “Foreign Lender”, the provisions of Article III and the provisions of Section 11.06(c) and Section 11.06(d), (i) the term “Lender” shall be deemed to include any Lender (including, without limitation, the Swing Line Lender), L/C Issuer or BA Lender, in any Lender’s respective capacities as such, and (ii) the term “Loan” shall be deemed to include any Credit Extension.

1.03         Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant or financial ratio (including the computation of any financial covenant and the determination of the Applicable Rate) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Credit Parties or the Required Lenders shall so request, the Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)           Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04        Rounding. Any financial ratios required to be maintained by the Consolidated Group pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05         Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Agents do not warrant, nor accept responsibility, nor shall the Agents have any liability with respect to the administration, submission or any other matters related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto.

1.06         Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07         Exchange Rates; Currency Equivalents.

(a)           The Agents, the Swing Line Lender or the L/C Issuers, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Credit Extensions denominated in Canadian Dollars and Outstanding Amounts denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Agents, the Swing Line Lender or the L/C Issuers, as applicable.

(b)           Wherever in this Agreement in connection with a Committed Borrowing, BA Borrowing, Swing Line Borrowing, conversion, continuation or prepayment of a LIBOR Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Committed Borrowing, BA Borrowing, Swing Line Borrowing or Letter of Credit is denominated in Canadian Dollars, such amount shall be the relevant U.S. Dollar Equivalent of such Canadian Dollar amount (rounded to the nearest U.S. Dollar, with U.S.$0.50 being rounded upward), as determined by the Agents, the Swing Line Lender or the L/C Issuers, as the case may be.

1.08         Currency. Unless otherwise specified in this Agreement, all references to currency (without further description) are to lawful money of the United States.

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1.09         Classification of Loans and Borrowings. For purposes of this Agreement, Committed Loans may be classified and referred to by Class (e.g., a “U.S. Dollar Committed Loan”) or by Type (e.g., a “LIBOR Rate Loan”) or by Class and Type (e.g., a “LIBOR Rate Committed Loan”) or by Class, Type and Commitment (e.g., a “U.S. Dollar LIBOR Rate Committed Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Committed Borrowing”) or by Type (e.g., a “LIBOR Rate Borrowing”) or by Class and Type (e.g., a “LIBOR Rate Committed Borrowing”) or by Class, Type and Commitment (e.g., a “U.S. LIBOR Rate Committed Borrowing”).

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        The Loans.

(a)           The Term Loan Borrowings. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a single term loan in U.S. Dollars to the Borrower on the Closing Date (each such loan, a “Term Loan” and all such loans together, the “Term Loan” or the “Term Loans” as the context may require) in an amount not to exceed such Term Loan Lender’s Term Loan Commitment, and upon the making of such term loan, the Term Loan Commitment of such Term Loan Lender shall automatically terminate. The Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Loan Lenders on the Closing Date in accordance with their respective Term Loan Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or LIBOR Rate Loans as further provided herein. The Borrower promises to pay to the Global Agent or the U.S. Agent, as applicable, for the account of the Term Loan Lenders, in accordance with their respective Applicable Percentages, all amounts due under the Term Loan on the Maturity Date applicable to the Term Loan or such earlier date as is required hereunder.

(b)           The Revolving Commitments, Loans and Borrowings.

(i)           The Revolving Commitments. Subject to the terms and conditions set forth herein:

(A)         each U.S. Revolving Lender severally agrees to make revolving loans denominated in U.S. Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such U.S. Revolving Lender’s U.S. Revolving Commitment; and

(B)         each Multicurrency Revolving Lender severally agrees to make revolving loans denominated in U.S. Dollars and/or Canadian Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Dollar Equivalent of such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment.

(C)         For the avoidance of doubt, all or any portion of any Class of Revolving Commitments may be replaced by Revolving Commitments of another Class (e.g. the U.S. Revolving Commitments may be terminated and replaced with Multicurrency Revolving Commitments), as mutually agreed by the Borrower and the Agents.

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(ii)          Committed Loans and Committed Borrowings.

(A)         Each Committed Loan denominated in U.S. Dollars (each a “U.S. Dollar Committed Loan”) shall be made as part of a U.S. Dollar Committed Borrowing consisting of U.S. Dollar Committed Loans made by the U.S. Revolving Lenders and the Multicurrency Revolving Lenders ratably based upon their respective Global U.S. Dollar Funding Percentages; provided, however, that after giving effect to any U.S. Dollar Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment (other than as described in Section 2.04 with respect to the Swing Line Lender); and provided, further, that to the extent that the ratable funding of any U.S. Dollar Committed Borrowing would cause the Revolving Credit Exposure of the Multicurrency Revolving Lenders to exceed the aggregate Multicurrency Revolving Lenders’ Revolving Commitments (other than as described in Section 2.04 with respect to the Swing Line Lender), such U.S. Dollar Committed Borrowing shall be funded ratably by the U.S. Revolving Lenders and the Multicurrency Revolving Lenders solely to the extent of the Multicurrency Revolving Lenders’ aggregate Revolving Commitments and, thereafter, shall be funded ratably by the U.S. Revolving Lenders based upon their respective U.S. Revolving Commitment Percentages.

(B)         Each Committed Loan denominated in Canadian Dollars (each a “Canadian Dollar Committed Loan”) shall be made as part of a Canadian Dollar Committed Borrowing consisting of Canadian Dollar Committed Loans made by the Multicurrency Revolving Lenders ratably based upon their respective Multicurrency Revolving Commitment Percentages; provided, however, that after giving effect to any Canadian Dollar Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment (other than as described in Section 2.04 with respect to the Swing Line Lender).

(iii)        Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). U.S. Dollar Committed Loans may be Base Rate Loans and/or LIBOR Rate Loans, as further provided herein. Canadian Dollar Committed Loans may be Canadian Prime Rate Loans, Bankers’ Acceptances and BA Equivalent Notes, as further provided herein. The Borrower promises to pay to the Global Agent or the U.S. Agent, as applicable, for the account of the Revolving Lenders, all amounts due under the Committed Loans on the Maturity Date applicable to Committed Loans or such earlier date as is required hereunder.

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All Lenders shall be qualified (either directly or through Affiliates) to lend to the Borrower in the currencies required for a Lender in its designated Class. To the extent that any U.S. Revolving Lender becomes able to lend to the Borrower in Canadian Dollars, such U.S. Revolving Lender may elect to have its U.S. Revolving Commitment converted to a Multicurrency Revolving Commitment upon no less than thirty (30) days’ prior written notice to the Agents and the Borrower, which written notice shall contain a certification to this effect by the applicable U.S. Revolving Lender. The Agents and the Borrower shall determine the effective date of any reallocation (the “Reallocation Effective Date”) and the Agents are hereby authorized to revise Schedule 2.01 to reflect such reallocation. The Agents shall promptly notify the Borrower and the Lenders of any reallocation and the Reallocation Effective Date. In addition, in connection with any reallocation, the Borrower shall, after taking into account such reallocation, prepay any Committed Loans and Cash Collateralize any Bankers’ Acceptances and BA Equivalent Notes outstanding on the Reallocation Effective Date to the extent necessary to keep the outstanding Committed Loans, Bankers’ Acceptances and BA Equivalent Notes ratable following such reallocation, provided that in the event that the Reallocation Effective Date is a day other than the last day of each applicable Interest Period, the applicable Lenders have waived any additional amounts otherwise required to be paid by the Borrower under Article III.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)          Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Agents, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Agents of a Loan Notice. Each such Loan Notice must be received by the Agents (i) not later than 1:00 p.m. not less than three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) not later than (x) 1:00 p.m. not less than one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans and (y) 10:30 a.m. not less than one (1) Business Day prior to the requested date of any Borrowing of Canadian Prime Rate Loans. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of U.S.$5,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), (x) each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of U.S.$1,000,000 or a whole multiple of U.S.$100,000 in excess thereof, and (y) each Borrowing of or conversion to Canadian Prime Rate Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof. Each Loan Notice (telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a Term Loan Borrowing, any other Borrowing, a conversion of Loans from one Type to the other or a continuation of LIBOR Rate Loan, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued and the currency applicable thereto, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, (x) a Swing Line Loan may not be converted to a LIBOR Rate Loan, and (y) no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

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(b)          Following receipt of a Loan Notice, the applicable Agent shall promptly notify each Lender of the amount of its ratable share under the applicable Facility, of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the applicable Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Term Loan Borrowing, a Committed Borrowing or any other Borrowing (as applicable), each applicable Lender shall make the amount of its Loan available to the applicable Agent in immediately available funds of the requested currency at the Global Agent’s Office or the U.S. Agent’s Office, as applicable, not later than (i) in the case of any Committed Borrowing, 1:00 p.m. on the Business Day specified in the applicable Loan Notice or (ii) in the case of any Term Loan Borrowing, not later than 10:00 a.m. on the Closing Date (or such later time as may be agreed by the Agents). Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Agents shall make all funds so received available to the Borrower in like funds as received by the Agents either by (i) crediting the account of the Borrower on the books of the applicable Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agents by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Committed Borrowing is given by the Borrower, there are L/C Borrowings outstanding denominated in the same currency, then the proceeds of such Committed Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)          Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. After the occurrence and during the continuance of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the consent of the Required Lenders.

(d)          The applicable Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans and/or Canadian Prime Rate Loans are outstanding, the applicable Agent shall notify the Borrower and the Lenders of any change in the applicable Agent’s prime rate used in determining the Base Rate or the Canadian Prime Rate promptly following the public announcement of such change.

(e)          After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, unless the Agents otherwise consent, there shall not be more than fifteen (15) Interest Periods in effect with respect to all Loans.

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(f)           Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or any portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Agents, and such Lender; provided that, for the avoidance of doubt, this provision shall not apply to initial funding on the Closing Date.

2.03         Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)          Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Multicurrency Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit denominated in U.S. Dollars or Canadian Dollars, including IRB LOCs, for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below and otherwise subject to compliance with this Section 2.03, and (2) to honor drawings properly drawn under the Letters of Credit; and (B) the Multicurrency Revolving Lenders severally agree to participate in all Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, (x) the Total Multicurrency Revolving Outstandings shall not exceed the aggregate Multicurrency Revolving Commitments, (y) the Revolving Credit Exposure of any Multicurrency Revolving Lender shall not exceed such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and, in addition, with respect to the applicable L/C Issuer, the Outstanding Amount of the L/C Obligations relating to Letters of Credit issued by such L/C Issuer shall not exceed the Letter of Credit Sublimit applicable to such L/C Issuer. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. This Agreement shall be the “Reimbursement Agreement” referred to in the IRB LOCs. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof and the issuer of each Existing Letter of Credit shall be deemed to be an L/C Issuer hereunder solely for purposes of such Existing Letter of Credit.

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(ii)         No L/C Issuer shall issue any Letter of Credit, if:

(A)         subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (other than IRB LOCs) would occur more than twelve (12) months after the date of issuance or last extension, unless Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the Multicurrency Revolving Commitments have approved such expiry date; or

(B)          the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the aggregate Multicurrency Revolving Commitments and the L/C Issuer have approved such expiry date (it being agreed (x) that following the L/C Expiration Date, any outstanding Letter of Credit would be required to be Cash Collateralized by the Borrower in accordance with Section 2.18 and (y) any Letter of Credit which is issued with an expiry date which would occur after the L/C Expiration Date shall be Cash Collateralized by the Borrower on the date that is seven (7) days prior to the Maturity Date in accordance with Section 2.18). The Cash Collateral obligations of the Borrower hereunder shall survive until the payment in full of all Obligations, including Obligations in respect of any Letter of Credit.

(iii)        No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)         the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)         except as otherwise agreed by the applicable Agent and such L/C Issuer, such requested Letter of Credit is in an initial stated amount less than U.S.$100,000 in the case of U.S. Dollar Letters of Credit and C$100,000 in the case of Canadian Dollar Letters of Credit;

(D)         such requested Letter of Credit is to be denominated in a currency other than U.S. Dollars or Canadian Dollars; or

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(E)          any Multicurrency Revolving Lender participating in such requested Letter of Credit is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)        No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)         No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)        Each L/C Issuer shall act on behalf of the Multicurrency Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Agents in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “the Agents” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to an L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit; Auto-Reinstatement Letters of Credit.

(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Agents) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower (or through such other procedures as may otherwise be approved by the applicable L/C Issuer and the applicable Agent, including electronic communications in accordance with Section 11.02(b)). Such applicable L/C Application (other than for IRB LOCs) must be received by the applicable L/C Issuer and the Agents not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Agents and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, and the timing of submission of the L/C Application with respect to an IRB LOC shall be as determined by the applicable L/C Issuer and the Borrower. In the case of a request for an initial issuance of a Letter of Credit, the related applicable L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and denominating currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Agents such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Agents may require.

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(ii)         Promptly after receipt of any L/C Application at the address set forth in Section 11.02 for receiving L/C Applications and related correspondence, the applicable L/C Issuer will confirm with the applicable Agent (by telephone or in writing) that the applicable Agent received a copy of such L/C Application from the Borrower and, if not, the applicable L/C Issuer will provide the applicable Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Multicurrency Revolving Lender, the Agents or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date (which, in the case of an IRB LOC, shall be a date satisfactory to such L/C Issuer), issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Multicurrency Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment Percentage times the amount of such Letter of Credit.

(iii)        If the Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Multicurrency Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time prior to an expiry date not later than the L/C Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the applicable Agent that Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the Multicurrency Revolving Commitments have elected not to permit such extension or (2) from the applicable Agent, any Multicurrency Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

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(iv)        If the Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue an IRB LOC that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Multicurrency Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such IRB LOC. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the applicable Agent that Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the Multicurrency Revolving Commitments have elected not to permit such reinstatement or (B) from the applicable Agent, any Multicurrency Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or that such reinstatement would violate the proviso to the first sentence of Section 2.03(a)(i) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(v)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Agents a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Agents thereof. Not later than 12:00 Noon on the date of any payment by the applicable L/C Issuer under a Letter of Credit (or, with respect to any IRB LOC, the time set forth therein) (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the applicable Agent in an amount equal to the amount of such drawing; provided, that if any payment is made by such L/C Issuer after 12:00 Noon (or, with respect to any IRB LOC, the time set forth therein) on an Honor Date, such reimbursement shall occur not later than 12:00 Noon (or, with respect to any IRB LOC, the time set forth therein) on the first Business Day occurring after such Honor Date. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the applicable Agent shall promptly notify each Multicurrency Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans or Canadian Prime Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount in the applicable currency, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Canadian Prime Rate Loans, but subject to the amount of the unutilized portion of the Multicurrency Revolving Commitments of the Multicurrency Revolving Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice), and, subject to Section 2.03(c)(iii), the Borrower’s failure to have reimbursed the applicable L/C Issuer on the Honor Date shall not be deemed a breach of this Agreement provided that such Committed Borrowing of Base Rate Loans or Canadian Prime Rate Loans is deemed to be disbursed and that the making of such Loan is otherwise permitted by this Agreement. Any notice given by the applicable L/C Issuer or either Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii)         Each Multicurrency Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the applicable Agent (and the Agents may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer in the applicable currency at the Global Agent’s Office or U.S. Agent’s Office, as applicable, for payments denominated in such currency in an amount equal to its ratable share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the applicable Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Multicurrency Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Canadian Prime Rate Committed Loan, as applicable, to the Borrower in such amount. The applicable Agent shall remit the funds so received to the applicable L/C Issuer in the applicable currency.

(iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans or Canadian Prime Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Multicurrency Revolving Lender’s payment to the applicable Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Multicurrency Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)        Until each Multicurrency Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.

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(v)         Each Multicurrency Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Multicurrency Revolving Lender may have against such L/C Issuer, the Borrower, any other Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Multicurrency Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Multicurrency Revolving Lender fails to make available to the applicable Agent for the account of the applicable L/C Issuer any amount required to be paid by such Multicurrency Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Multicurrency Revolving Lender (acting through the applicable Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Multicurrency Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than interest and fees as aforesaid) shall constitute such Multicurrency Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Multicurrency Revolving Lender (through the applicable Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)          At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Multicurrency Revolving Lender such Multicurrency Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the applicable Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by such Agent), such Agent will distribute to such Multicurrency Revolving Lender its Multicurrency Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multicurrency Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by such Agent.

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(ii)         If any payment received by an Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Multicurrency Revolving Lender shall pay to the applicable Agent for the account of such L/C Issuer its Multicurrency Revolving Commitment Percentage thereof on demand of such Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Multicurrency Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Multicurrency Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)         the existence of any claim, counterclaim, setoff, defense or other right the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower;

(v)         honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)        any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)       any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(viii)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer. Each Multicurrency Revolving Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Multicurrency Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the aggregate Multicurrency Revolving Commitments (or of the Total Multicurrency Revolving Outstandings if the Multicurrency Revolving Commitments have been terminated); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with any terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)           Applicability of ISP or UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of the applicable L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           L/C Fee. Subject to the last sentence of this Section 2.03(h), the Borrower agrees to pay to the Agents for the account of each Multicurrency Revolving Lender in accordance with its Multicurrency Revolving Commitment Percentage of such Letter of Credit, a fee for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit (or the U.S. Dollar Equivalent thereof in the case of Canadian Dollar Letters of Credit) (the “L/C Fee”), subject to adjustment as provided in Section 2.19(a)(iii)(C)(z). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. The L/C Fee shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of Multicurrency Revolving Lenders holding in excess of fifty percent (50%) of the aggregate Multicurrency Revolving Commitments (or of the Total Multicurrency Revolving Outstandings if the Multicurrency Revolving Commitments have been terminated), while any Event of Default exists, the L/C Fees for such Letter of Credit shall accrue at the Default Rate. The L/C Fee for any Letter of Credit shall be denominated in U.S. Dollars regardless of the currency of the Letter of Credit to which it relates.

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(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Subject to the last sentence of this Section 2.03(i), the Borrower agrees to pay directly to each L/C Issuer for its own account, in U.S. Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer equal to a rate of 0.15% per annum times the daily amount available to be drawn under such Letter of Credit (or the U.S. Dollar Equivalent thereof in the case of Canadian Dollar Letters of Credit) (the “Fronting Fee”). The Fronting Fee shall be (i) computed on a quarterly basis in arrears, and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, unless otherwise agreed with the applicable L/C Issuer, the Borrower shall pay directly to each L/C Issuer for its own account, in U.S. Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. The Fronting Fee for any Letter of Credit shall be denominated in U.S. Dollars or, if otherwise agreed in writing by the applicable L/C Issuer and the Borrower, in the same currency as the Letter of Credit to which it relates.

(j)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control. Any amendment of the Fronting Fee in accordance with the terms hereof shall be deemed an amendment of such Fronting Fee for all purposes and supersede all prior agreements of the parties.

(k)           Action Taken by Multicurrency Revolving Lenders. Subject to the last sentence of the second proviso to Section 11.01 and notwithstanding anything to the contrary set forth in this Section 2.03, the Multicurrency Revolving Commitments of, or the portion of the Total Multicurrency Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of determining the percentage of Multicurrency Revolving Lenders taking or approving any action under this Section 2.03 and such matters shall be determined as though such Defaulting Lenders’ Multicurrency Revolving Commitments and portion of the Total Multicurrency Revolving Outstandings held by such Defaulting Lenders did not exist.

(l)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

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2.04         Swing Line Loans.

(a)           The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to make loans in U.S. Dollars or Canadian Dollars, at the election of the Borrower (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the ratable share of the Outstanding Amount of Committed Loans, Bankers’ Acceptances, BA Equivalent Notes and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment (other than that of the Swing Line Lender as set forth above), (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each U.S. Dollar Swing Line Loan shall be deemed a Base Rate Loan notwithstanding anything to the contrary in Section 2.09(a)(iv) regarding the interest rate applicable to such Swing Line Loan. Each Canadian Dollar Swing Line Loan shall be a Canadian Prime Rate Loan. Immediately upon the making of any U.S. Dollar Swing Line Loan, each U.S. Revolving Lender and Multicurrency Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such U.S. Dollar Swing Line Loan in an amount equal to the product of such Revolving Lender’s Global U.S. Dollar Funding Percentage times the amount of such U.S. Dollar Swing Line Loan; provided, that to the extent that the ratable participation by the U.S. Revolving Lenders and the Multicurrency Revolving Lenders in any U.S. Dollar Swing Line Loan would cause the Revolving Credit Exposure of the Multicurrency Revolving Lenders to exceed the Multicurrency Revolving Lenders’ aggregate Revolving Commitments, the Multicurrency Revolving Lenders shall participate ratably in such U.S. Dollar Swing Line Loan solely to the extent of the Multicurrency Revolving Lenders’ aggregate Revolving Commitments and, thereafter, participation in such U.S. Dollar Swing Line Loan shall be divided ratably among the U.S. Revolving Lenders based upon their U.S. Revolving Commitment Percentages. Immediately upon the making of any Canadian Dollar Swing Line Loan, each Multicurrency Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Canadian Dollar Swing Line Loan in an amount equal to the product of such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment Percentage times the amount of such Canadian Dollar Swing Line Loan. Notwithstanding anything to the contrary contained herein, a Swing Line Loan may not be converted to a LIBOR Rate Loan. The Borrower promises to pay to the Swing Line Lender all amounts due under the Swing Line Loans in accordance with Section 2.08(c) or such earlier date as required hereunder.

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(b)          Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agents, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agents of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Agents not later than 2:30 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of U.S.$500,000 in the case of U.S. Dollar Swing Line Loans and C$100,000 in the case of Swing Line Loans denominated in Canadian Dollars, (ii) the requested currency, and (iii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Agents (by telephone or in writing) that the Agents have also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agents (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agents (including at the request of any Revolving Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing of U.S. Dollar Swing Line Loans or prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing of Canadian Dollar Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds. Notwithstanding anything else to the contrary contained herein, the Revolving Lenders agree that the Swing Line Lender may, in consultation with the Borrower, agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of the Revolving Lenders.

(c)          Refinancing of Swing Line Loans.

(i)          The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Committed Loan (in the case of U.S. Dollar Swing Line Loans) or that each Multicurrency Revolving Lender make a Canadian Prime Rate Committed Loan (in the case of Canadian Dollar Swing Line Loans), as applicable, in an amount equal to such Revolving Lender’s ratable share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, Canadian Prime Rate Loans or LIBOR Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Agents. Each Revolving Lender shall make an amount equal to its ratable share of the amount specified in such Committed Loan Notice available to the applicable Agent in immediately available funds in the requested currency for the account of the Swing Line Lender at the Global Agent’s Office or the U.S. Agent’s Office, as applicable, not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Canadian Prime Rate Committed Loan, as applicable, to the Borrower in such amount. The applicable Agent shall remit the funds so received to the Swing Line Lender.

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(ii)         If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the applicable Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)        If any Revolving Lender fails to make available to the applicable Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the applicable Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than interest and fees as aforesaid) shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the applicable Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)        Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)          At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

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(ii)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its ratable share thereof on demand of the applicable Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The applicable Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Interest for Account of the Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s ratable share of any Swing Line Loan, interest in respect of its ratable share shall be solely for the account of the Swing Line Lender.

(f)          Payments Directly to the Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05        Bankers’ Acceptances.

(a)          Acceptances and Drafts. Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender severally agrees, on any Business Day during the Availability Period (i) in the case of each Multicurrency Revolving Lender that is willing and able to accept Drafts (a “BA Lender”), to create bankers’ acceptances (“Bankers’ Acceptances”) by accepting Drafts and to purchase such Bankers’ Acceptances in accordance with Section 2.05(c); and (ii) in the case of each Multicurrency Revolving Lender that is unwilling or unable to accept Drafts (a “Non BA Lender”), to purchase non-interest bearing promissory notes (in form and substance acceptable to the Borrower and such Multicurrency Revolving Lender) (each, a “BA Equivalent Note”) in accordance with Section 2.05(c); provided, however, that after giving effect to any Drawing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Multicurrency Revolving Outstandings shall not exceed the aggregate Multicurrency Revolving Commitments, and (iii) the Revolving Credit Exposure of any Multicurrency Revolving Lender shall not exceed such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment (other than as described in Section 2.04 with respect to the Swing Line Lender).

(b)          Form of Drafts. Each Draft presented by the Borrower to the Global Agent shall (i) be in a minimum amount of C$1,000,000 and in integral multiples of C$100,000 thereafter, provided that the Global Agent may, in its sole discretion, increase or decrease any Multicurrency Revolving Lender’s portion of such Draft to the nearest C$1,000; (ii) be dated the date of the Drawing; and (iii) have a Contract Maturity Date and be payable by the Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs, at the election of the Borrower, approximately one, two, three or six months after the Drawing Date (or such other date as agreed to by the participating Lenders) and on or prior to the Maturity Date (such date being the “Contract Maturity Date”). The Borrower shall select the Contract Maturity Dates of Drafts so there shall be no more than ten (10) separate Contract Maturity Dates in existence at any time. Each Drawing shall consist of the creation and purchase of Bankers’ Acceptances, or the purchase of BA Equivalent Notes, on the same day, in each case for the Drawing Price, by the Multicurrency Revolving Lenders in accordance with Section 2.05(c) and their respective Multicurrency Revolving Commitment Percentages. If the Global Agent determines that the Bankers’ Acceptances to be created and purchased or the BA Equivalent Notes to be purchased in connection with any Drawing (upon a conversion or otherwise) will not be created and purchased ratably by the Applicable Revolving Lenders in accordance with Sections 2.05(a) and 2.05(c), then the requested Face Amount of Bankers’ Acceptances and BA Equivalent Notes shall be reduced to such lesser amount as the Global Agent determines will permit ratable sharing and the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a Canadian Prime Rate Loan to be made contemporaneously with the Drawing. The Borrower will ensure that there is delivered to each applicable BA Lender that is a member of a clearing service, and such BA Lender is hereby authorized to release, the Bankers’ Acceptance accepted by it to such clearing service upon receipt of confirmation that such clearing service holds such Bankers’ Acceptance for the account of such BA Lender.

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(c)           Procedure for Drawing.

(i)            Each Drawing shall be made on the Borrower’s irrevocable notice to the Global Agent, which may be given by telephone. Each such notice must be received by the Global Agent not later than 12:00 noon not less than three (3) Business Days prior to the requested date of any Drawing. Each telephonic notice by the Borrower pursuant to this Section 2.05(c) must be confirmed promptly by delivery to the Global Agent of a written Drawing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Drawing Notice (whether telephonic or in writing) shall specify (A) the Drawing Date, (B) the aggregate Face Amount of Bankers’ Acceptance or BA Equivalent Notes to be accepted and purchased (or purchased, as the case may be); and (C) the Contract Maturity Date for the Bankers’ Acceptance or BA Equivalent Notes.

(ii)           Following receipt of a Drawing Notice, the Global Agent shall promptly notify each Multicurrency Revolving Lender of the amount of its Multicurrency Revolving Commitment Percentage of the applicable Drawing. Not later than 1:00 p.m. on an applicable Drawing Date, each Multicurrency Revolving Lender shall complete a Bankers’ Acceptance or, in the case of a Non BA Lender, a BA Equivalent Note, in a Face Amount and for a term identical to the Face Amount and term of the Bankers’ Acceptance that such Non BA Lender would have been required to accept on such Drawing Date if it were a BA Lender, in accordance with the Drawing Notice and either (i) accept the Drafts and purchase the Bankers’ Acceptances thereby created for the Drawing Price; or (ii) purchase such BA Equivalent Note for the Drawing Price and, in each case, pay to the Global Agent the Drawing Proceeds in respect of such Bankers’ Acceptance or BA Equivalent Note, as the case may be (determined in the case of a BA Equivalent Note, as if such BA Equivalent Note were a Bankers’ Acceptance). Upon satisfaction of the applicable conditions set forth in Section 4.02, the Global Agent shall make all Drawing Proceeds so received available to the Borrower in like funds as received by the Global Agent either by (i) crediting the account of the Borrower on the books of the Global Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Global Agent by the Borrower; provided, however, that if, on any Drawing Date, there are L/C Borrowings outstanding, then the applicable Drawing Proceeds first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

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(iii)         Bankers’ Acceptances purchased by a Lender may be held by it for its own account until the Contract Maturity Date or sold by it at any time prior to that date in such Person's sole discretion.

(d)          Power of Attorney. The Borrower hereby irrevocably appoints each Multicurrency Revolving Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, any BA Instrument necessary to enable each such Multicurrency Revolving Lender to make Drawings in the manner specified in this Section 2.05. All Bankers’ Acceptances signed or endorsed on the Borrower’s behalf by a Multicurrency Revolving Lender shall be binding on the Borrower, all as if duly executed and issued by the Borrower. No Multicurrency Revolving Lender shall be liable for any and all losses, claims, damages, liabilities and related expenses (including the reasonable legal fees), incurred by the Borrower arising out of, in connection with, or as a result of arising by reason of any loss or improper use of any such BA Instruments, unless such Multicurrency Revolving Lender shall have failed to exercise the degree of care that a prudent lender would exercise in the care and custody of its own property. Each Multicurrency Revolving Lender shall (i) maintain a record with respect to any BA Instrument completed in accordance herewith, voided by it for any reason, purchased or accepted and purchased by it or issued in its favor hereunder, and cancelled at their respective maturities; (ii) retain such records in the manner and for the statutory periods provided in the various provincial or Canadian federal statutes and regulations which apply to such Multicurrency Revolving Lender; and (iii) provide a copy of any or all of such records at any time and from time to time upon request therefor by, and at the expense of, the Borrower. Upon request of the Borrower, a Multicurrency Revolving Lender shall cancel all BA Instruments which have been pre-signed or pre-endorsed on behalf of the Borrower and which are held by such Multicurrency Revolving Lender and are not required to make Drawings in accordance with this Section 2.05, and shall forthwith deliver all such cancelled BA Instruments to the Borrower.

(e)          Payment, Conversion or Renewal of BA Instruments.

(i)           In connection with a Contract Maturity Date of a Bankers’ Acceptance or BA Equivalent Note, the Borrower may (i) elect to issue a replacement Bankers’ Acceptance or BA Equivalent Note by giving a Drawing Notice in accordance with Section 2.05(c); (ii) elect to have all or a portion of the Face Amount of the Bankers’ Acceptance or BA Equivalent Note converted to a Canadian Prime Rate Loan by giving a Committed Loan Notice in accordance with Section 2.02; or (iii) pay on the Contract Maturity Date for the Bankers’ Acceptance or BA Equivalent Note, an amount in Canadian Dollars equal to the Face Amount of the Bankers’ Acceptance or BA Equivalent Note (notwithstanding that a Multicurrency Revolving Lender may not be the holder of it at maturity) in accordance with Section 2.14(a). Any such payment shall satisfy the Borrower’s obligations under the Bankers’ Acceptance or BA Equivalent Note to which it relates and (in the case of any Bankers’ Acceptance) such Multicurrency Revolving Lender shall then be solely responsible for the payment of the Bankers’ Acceptance.

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(ii)           If the Borrower fails to pay any Bankers’ Acceptance or BA Equivalent Note when due or issue a replacement in the Face Amount of such Bankers’ Acceptance or BA Equivalent Note pursuant to clause (i) above, the unpaid amount due and payable shall be converted to a Canadian Prime Rate Loan made by the Multicurrency Revolving Lenders ratably and shall bear interest in accordance with the terms hereof. This conversion shall occur as of the applicable Contract Maturity Date and without any necessity for the Borrower to give a Committed Loan Notice.

2.06        Prepayments.

(a)          The Borrower may, upon notice to the Agents, at any time or from time to time, voluntarily prepay the Committed Loans and the Term Loans of any Class in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Agents and be received by the Agents not later than 1:00 p.m. (x) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (y) one (1) Business Day prior to any date of prepayment of Base Rate Loans or Canadian Prime Rate Loans; (B) any such prepayment of LIBOR Rate Loans shall be in a principal amount of the U.S. Dollar Equivalent of U.S.$5,000,000 or a whole multiple of the U.S. Dollar Equivalent of U.S.$1,000,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of U.S.$1,000,000 or a whole multiple of U.S.$500,000 in excess thereof; and (D) any prepayment of Canadian Prime Rate Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (w) the date and amount and currency of such prepayment, (x) whether the Loan to be prepaid is a Term Loan or a Committed Loan (or other Borrowing, if applicable), (y) the Type(s) of Loans to be prepaid and (z) if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Agents will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or debt incurrences, in which case such notice may be revoked by the Borrower (by notice to the Agents on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.19, each such prepayment of the Term Loan shall be applied to the Term Loan and shall be paid to the Lenders in accordance with their respective Applicable Percentages of the Term Loan. Subject to Section 2.19, each such prepayment of the Committed Loan of any Class shall be applied to the Committed Loans outstanding in such Class on a pro rata basis among the applicable Lenders of such Class in accordance with their Applicable Percentages of the Committed Loans of such Class. The Borrower shall not be permitted to prepay any Bankers’ Acceptance or BA Equivalent Notes at any time; provided that the Borrower may Cash Collateralize any Bankers’ Acceptance or BA Equivalent Notes by depositing the full face amount of such Bankers’ Acceptance and/or BA Equivalent Notes for application to such Bankers’ Acceptance or BA Equivalent Notes, as the case may be, on the applicable Contract Maturity Date.

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(b)          The Borrower may, upon notice to the Swing Line Lender (with a copy to the Agents), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Agents not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of U.S.$100,000 in the case of U.S. Dollar Swing Line Loans (or such lesser amount as approved by the Swing Line Lender) and C$100,000 in the case of Canadian Dollar Swing Line Loans (or such lesser amount as approved by the Swing Line Lender). Each such notice shall specify the date and amount of such prepayment. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)          If for any reason the Total Revolving Outstandings (or any Class thereof) at any time exceed the Aggregate Commitments (or any Class thereof) then in effect (or 105% of the Aggregate Commitments (or any Class thereof) then in effect solely to the extent due to currency fluctuation), the Borrower shall promptly (and, in any event, within three (3) Business Days after receipt by the Borrower of written notice detailing such excess) prepay Committed Loans, Cash Collateralize Bankers’ Acceptances and BA Equivalent Notes and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to (i) such excess, to the extent Committed Loans are being prepaid, or (ii) the Minimum Collateral Amount with respect to such excess, to the extent L/C Obligations are being Cash Collateralized, or (iii) the aggregate Face Amount thereof with respect to such excess, to the extent Bankers’ Acceptances and BA Equivalent Notes are being Cash Collateralized; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations, Bankers’ Acceptances or BA Equivalent Notes pursuant to this clause (c) unless after the prepayment in full of the Loans, the Total Revolving Outstandings exceed the Aggregate Commitments then in effect; provided further, however, that if it is determined on any subsequent day that any such prepaid or Cash Collateralized amount exceeds the amount of such excess, the Borrower may withdraw (by written notice to the Agents) the amount by which such excess has been reduced. The Agents may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations. No Default or Event of Default shall arise hereunder or under any other Loan Document as a result of currency fluctuations so long as the Borrower timely complies with the prepayment and Cash Collateral requirements set forth in this Section 2.06.

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2.07        Termination or Reduction of the Aggregate Commitments. The Borrower may, upon notice to the Agents, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments (or any Class thereof); provided that (i) any such notice shall be received by the Agents not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction (except that if no Loans are outstanding hereunder and no Letters of Credit, Bankers’ Acceptances and BA Equivalent Notes are issued and outstanding hereunder or the effectiveness of a new credit facility for the Borrower is conditioned on the termination of this Agreement, any notice of termination of the Aggregate Commitments may be received on the date of termination), (ii) any such partial reduction shall be in an aggregate amount of U.S.$5,000,000 or any whole multiple of U.S.$1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments (or any Class thereof) if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Commitments; provided that the Borrower may terminate the Aggregate Commitments if all Loans have been paid in full, the Borrower has Cash Collateralized, or provided other support acceptable to the L/C Issuers, the BA Lenders or the Non BA Lenders that purchased BA Equivalent Notes for, all outstanding Letters of Credit, Bankers’ Acceptances and BA Equivalent Notes, and there are no outstanding L/C Borrowings and BA Borrowings, and (iv) if, after giving effect to any reduction of the Aggregate Commitments (or any Class thereof), the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit (and each component sublimit thereof) and/or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. The Agents will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Commitments. Except as contemplated in Section 11.01, any reduction of any Class of the Aggregate Commitments shall be applied to the Revolving Commitment of each Applicable Revolving Lender of such Class on a ratable basis and any reduction of the Aggregate Commitments taken as a whole shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08        Repayment of Loans.

(a)          The Term Loans. The Borrower shall repay to the Term Loan Lenders on the Maturity Date applicable to the Term Loan the aggregate principal amount of the Term Loans outstanding on such date.

(b)          Committed Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date applicable to Committed Loans the aggregate principal amount of all Committed Loans outstanding on such date.

(c)          Swing Line Loans. The Borrower shall repay to the Swing Line Lender each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) on the Maturity Date applicable to Committed Loans.

(d)          BA Instruments. The Borrower shall repay all BA Instruments on the Contract Maturity Date thereof in accordance with Section 2.05(e)(i).

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2.09        Interest.

(a)          Subject to the provisions of subsection (b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Rate for LIBOR Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans; (iv) each U.S. Dollar Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans or such other rate as may be agreed to from time to time by the Borrower and the Swing Line Lender; provided that after any purchase by the Lenders of a participation in any U.S. Dollar Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Base Rate plus the Applicable Rate for Base Rate Loans; and (v) each Canadian Dollar Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans; provided that after any purchase by the Multicurrency Revolving Lenders of a participation in any Canadian Dollar Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration (including automatic acceleration) or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)         If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (including any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)        Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Loans and all other Obligations that are then due and payable at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10        Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03 and subsection (c)(ii) of Section 2.05:

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(a)          Commitment Fee. The Borrower agrees to pay to the Agents for the account of each Revolving Lender, a commitment fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Rate for the Commitment Fee times the actual daily amount by which the Revolving Commitment of such Revolving Lender exceeds the sum of (i) the Outstanding Amount of Committed Loans advanced by such Revolving Lender, (ii) the Outstanding Amount of all Bankers’ Acceptances and BA Equivalent Notes purchased by such Revolving Lender and (iii) the Outstanding Amount of L/C Obligations for which such Revolving Lender is deemed to have a risk participation, subject to adjustment as provided in Section 2.19. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date or any earlier date on which the Revolving Commitments shall terminate. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing the Commitment Fee, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments.

(b)          Other Fees. The Borrower shall pay to each Arranger and the Agents for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)          All computations of interest for LIBOR Rate Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). The computation of (i) interest on Canadian Prime Rate Loans and Base Rate Loans, (ii) Drawing Fees, and (iii) all other fees and interest, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one (1) day. Each determination by the Agents of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)          If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agents for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Agents (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Agents, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agents, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(vi), 2.03(i) or 2.09(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all Obligations hereunder.

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(c)           To the extent permitted by applicable law, any provision of the Interest Act (Canada) or the Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

(d)           The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Agreement, acceptance or other evidence of indebtedness or in any other Loan Document now or hereafter taken by either Agent or any Lender for the obligations of the Borrower under this Agreement, or any other instrument referred to herein, and all interest and fees payable by the Borrower to the Lenders, shall accrue from day to day, computed as described herein in accordance with the “nominal rate” method of interest calculation.

(e)           Where, in this Agreement, any rate of interest, fees or discount is to be calculated on the basis of a 365/366-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 365 or 366, as applicable. Where, in this Agreement, any rate of interest, fees or discount is to be calculated on the basis of a 360-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 360.

2.12        Evidence of Debt.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agents in the ordinary course of business. The accounts or records maintained by the Agents and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agents in respect of such matters, the accounts and records of the Agents shall control in the absence of manifest error. Upon the request of any Lender made through the Agents, the Borrower shall execute and deliver to such Lender (through the Agents) a Revolving Credit Note and/or a Term Note, which shall evidence such Lender’s Committed Loans and/or Term Loan, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in subsection (a) above, each Lender and the Agents shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Agents and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agents shall control in the absence of manifest error.

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2.13        Payments Generally; the Agents’ Clawback.

(a)           General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction (subject to Section 3.01) for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agents, for the account of the respective Lenders to which such payment is owed, at the Global Agent’s Office or U.S. Agent’s Office, as applicable, in U.S. Dollars (or, in the case of Canadian Dollar Committed Loans (including BA Borrowings) and Canadian Dollar Letters of Credit, Canadian Dollars) and in immediately available funds not later than 12:00 Noon on the date specified herein. The applicable Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the applicable Agent after 12:00 Noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Notwithstanding anything else to the contrary contained herein or in any other Loan Document, any payment required to be made by a Domestic Subsidiary of the Borrower pursuant to the applicable Loan Documents shall be made to the U.S. Agent.

(b)          (i) Funding by the Lenders; Presumption by the Agents. Unless the Agents shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans or Drawing (or, in the case of any Borrowing of Base Rate Loans or Canadian Prime Rate Loans, prior to 12:00 Noon on the date of such Borrowing) that such Lender will not make available to the Agents such Lender’s share of such Borrowing or Drawing, as applicable, the Agents may assume that such Lender has made such share available on such date in accordance with Section 2.02 or Section 2.15, as applicable (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Agent, then the applicable Lender and the Borrower severally agree to pay to the applicable Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agents, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the applicable Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agents in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or Canadian Prime Rate Loans, as applicable. If the Borrower and such Lender shall pay such interest to the applicable Agent for the same or an overlapping period, such Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing or Drawing to the applicable Agent, then the amount so paid shall constitute such Lender’s Loan, Bankers’ Acceptance or BA Equivalent Note, as applicable. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agents.

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(ii)         Payments by the Borrower; Presumptions by the Agents. Unless the Agents shall have received notice from the Borrower prior to the date on which any payment is due to either Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Agents may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the appropriate Lenders or L/C Issuers, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation.

A notice of either Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agents funds for any Loan to be made by such Lender or any Bankers’ Acceptance or BA Equivalent Note to be purchased by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the applicable Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of the Lenders Several. The obligations of the Lenders hereunder to make the Term Loans, Committed Loans and any other Loan advanced hereunder, or to purchase Bankers’ Acceptances and BA Equivalent Notes hereunder, from time to time, to fund participations in Letters of Credit and Swing Line Loans and to make payments under Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to purchase any Bankers’ Acceptance or any BA Equivalent Note, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its Bankers’ Acceptance or BA Equivalent Note, as the case may be, purchase its participation or to make its payment under Section 11.04(c). Nothing contained in this Agreement or any other Loan Document, and no action taken by the Lenders and/or the Global Agent pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, association, joint venture or other entity or like relationship.

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(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan, Bankers’ Acceptance or BA Equivalent Note in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan, Bankers’ Acceptance or BA Equivalent Note in any particular place or manner.

(f)           Insufficient Funds. If at any time insufficient funds are received by and available to the Agents to pay fully all amounts of principal, L/C Borrowings, interest and fees then due or designated to be paid hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due or designated to be paid hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due or designated to be paid hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.14        Sharing of Payments.

(a)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans, Bankers’ Acceptances and BA Equivalent Notes made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans, Bankers’ Acceptances, BA Equivalent Notes or participations and accrued interest thereon greater than its pro rata share thereof as provided herein (taking into account, as necessary, the pricing applicable to each Lender), then the Lender receiving such greater proportion shall (x) notify the Agents of such fact, and (y) purchase (for cash at face value) participations in the Loans, Bankers’ Acceptances and BA Equivalent Notes and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, Bankers’ Acceptances, BA Equivalent Notes, Letters of Credit and other amounts owing them, provided that:

(i)          if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including, but not limited to, the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.18, (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans, Bankers’ Acceptances or BA Equivalent Notes or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower thereof (as to which the provisions of this Section shall apply), or (D) any payment of consideration for executing any amendment, waiver or consent in connection with this Agreement so long as such consideration has been offered to all consenting Lenders.

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Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.15        Accordion Advances (Increases and Replacements of the Aggregate Commitments and New or Increased Term Loans).

(a)           Request for Accordion Advance. Provided there exists no Default or Event of Default, upon notice to the Agents (which shall thereafter promptly notify the Lenders as set forth in this Section), and subject to the terms of this Section 2.15, the Borrower may from time to time, without obtaining further consent from the Lenders, request (i) an increase in or replacement of the Aggregate Commitments or any Class thereof (which increase or replacement and the proceeds of any Committed Loans to be advanced thereunder may be used, in whole or in part, to prepay (or Cash Collateralize, as applicable) any Loan, Bankers’ Acceptance, BA Equivalent Note or other Obligation then outstanding in accordance with the terms hereof), and (ii) one or more term loans (which term loan may be in the form of a new term loan tranche or an increase to the Term Loan or any other term loan advanced hereunder from time to time and then outstanding), the proceeds of which may be used, in whole or in part, to prepay (or Cash Collateralize, as applicable) any Loan, Bankers’ Acceptance, BA Equivalent Note or other Obligation (any such term loan or increase in or replacement of the Aggregate Commitments, an “Accordion Advance”); provided that the aggregate amounts so requested under clauses (i) and (ii) above after the Closing Date (excluding any such amounts to the extent concurrently used to prepay term loans or replace Aggregate Commitments) shall not exceed U.S.$500,000,000; and provided, further, that, after giving effect to any such Accordion Advance, the Total Facility Amount shall not at any time exceed U.S.$3,700,000,000 in the aggregate (minus any and all permanent reductions of the Aggregate Commitments previously effected by the Borrower pursuant to Section 2.07 or prepayments of the Term Loan or any other term loan advanced hereunder from time to time and then outstanding (other than in connection with a prior term loan or replacement of the Aggregate Commitments under this Section 2.15(a))). In no event shall any existing Lender be required to increase its Revolving Commitment or fund any portion of any Accordion Advance.

Any Accordion Advance will be subject to pricing and fees based on the then-current market for borrowers with similar credit profiles and ratings as mutually agreed to by the Borrower, the Agents and the Lenders providing commitments for such Accordion Advance, as set forth in any applicable Conforming Amendment (defined below) or related fee letters.

(b)           Loan Terms and Conditions. To the extent that a new or increased term loan or a replacement of the Aggregate Commitments is requested pursuant to the terms of this Agreement (any such new or increased term loan or replacement of the Aggregate Commitments, an “Accordion Tranche”), such Accordion Tranche shall, in addition to compliance with the other applicable terms of this Section 2.15, be subject to additional customary terms and conditions as are agreed among the Borrower, the Agents and the Lenders participating in such Accordion Tranche, in any event including the following:

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(i)          Evidence of Indebtedness; Loan Accounts. Each Lender participating in such Accordion Tranche shall maintain, in accordance with its usual practice, an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from such Lender’s share of such Accordion Tranche from time to time, including the amounts of principal, interest or fees payable and paid to such Lender from time to time under this Agreement. The Agents shall maintain accounts (including the Register) in which it shall record (A) the amount of such Accordion Tranche, the amount of any Credit Extensions advanced thereunder and each Interest Period applicable thereto, (B) the amount of any principal, interest or fees due and payable or to become due and payable from the Borrower to each Lender participating in such Accordion Tranche, and (C) both the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender’s share thereof (if any). The entries made in the accounts maintained by each Lender participating in such Accordion Tranche pursuant to this Section 2.15 shall be conclusive absent manifest error; provided, however, that the failure of any Lender or the Agents to maintain any such accounts or note record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) any Loans or other Credit Extensions advanced under such or the applicable Accordion Tranche made in accordance with the terms of this Agreement. If requested by any Lender participating in such Accordion Tranche, the Borrower shall execute a promissory note with respect to such Lender’s portion of such Accordion Tranche.

(ii)         Interest on any Accordion Tranche. After such Accordion Tranche has been created, (x) the provisions of Section 2.02 hereof shall apply mutatis mutandis with respect to all or any portion of any Loans or other Credit Extensions advanced under such Accordion Tranche so that, to the extent applicable, the Borrower may have the same interest rate options (and options to issue Bankers’ Acceptances and BA Equivalent Notes) with respect to all or any portion of the Loans or other Credit Extensions advanced under such Accordion Tranche as it would be entitled to with respect to the Loans and other Credit Extensions then outstanding, and (y) the provisions of Article III of this Agreement shall also apply to Loans and other Credit Extensions advanced under such Accordion Tranche.

(iii)        Pari Passu Treatment of any Accordion Tranche. Any Loans or other Credit Extensions advanced under any Accordion Tranche created hereunder (A) shall rank pari passu in right of payment and of security (if any) with all other Loans and (B) shall be governed by and subject to all of the provisions, terms and conditions set forth in this Agreement and the other Loan Documents in every respect as though such Loan or other Credit Extension was an original “Loan” or “Credit Extension” (and in the case of a replacement of the Aggregate Commitments, an original “Committed Loan”) referred to herein and will constitute an Obligation of the Borrower hereunder.

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(c)          Acceding Lenders. Subject to the approval of the Agents (and the L/C Issuers and the Swing Line Lender only with respect to an increase in or replacement of the Aggregate Commitments), which approvals shall not be unreasonably withheld, delayed or conditioned, the Borrower may invite any Lender and/or one or more other commercial banks, other financial institutions or other Persons (in each case, an “Acceding Lender”) to become party to this Agreement as a Lender; provided, that, with respect to any Acceding Lender intended to be a Revolving Lender under this Agreement, such Acceding Lender shall be designated a U.S. Revolving Lender or Multicurrency Revolving Lender, as applicable. Such Acceding Lender shall become a Lender hereunder by entering into an instrument of accession in substantially the form of Exhibit E hereto (an “Instrument of Accession”) with the Borrower and the Agents and assuming thereunder the rights and obligations (as the case may be) of a Lender hereunder, including, without limitation, to the extent applicable, commitments to make Committed Loans, accept Bankers’ Acceptances and purchase BA Equivalent Notes and to participate in the risk relating to Letters of Credit and Swing Line Loans and/or the obligation to fund a portion of a new or increased term loan subject to the terms of this Section, and the Aggregate Commitments and/or new or increased term loan (as the case may be) shall be funded by the amount of such Acceding Lender’s interest all in accordance with the provisions of this Section.

(d)          Reallocation. The Borrower shall indemnify the Lenders and the Agents for any cost or expense incurred as a consequence of the reallocation of any LIBOR Rate Loans, Bankers’ Acceptances and BA Equivalent Notes to an Acceding Lender pursuant to the provisions of Section 3.05 hereof.

(e)          Effective Date and Allocations. Upon a request by the Borrower for an Accordion Advance in accordance with this Section, the Agents and the Borrower shall determine, as applicable, the effective date of any such Accordion Advance (any such date, the “Accordion Funding Date”) and the final allocation of any such Accordion Advance. The Agents shall promptly notify the Borrower and the Lenders and Acceding Lenders, if any, of the final allocation of such Accordion Advance. On any Accordion Funding Date, Schedule 2.01 hereto shall be amended to reflect, as the case may be, (x) the name, address, and, as the case may be, the Revolving Commitment of the Lenders and/or the amount of the portion of the new or increased term loan advanced or to be advanced by each Term Loan Lender (and, if applicable, any Acceding Lender), (y) the amount of the Aggregate Commitments and/or any new or increased term loan (after giving effect to any Accordion Advance), and (z) the changes to the respective Applicable Percentages of the Lenders (after giving effect to any Accordion Advance).

(f)          Conforming Amendment. To the extent that conforming changes (including incorporating the Accordion Advances and payment and pricing provisions applicable thereto) to this Agreement must be made to effect an Accordion Advance in accordance with this Section, the Agents and the Borrower may enter into an amendment (a “Conforming Amendment”) effecting such changes. Any such Conforming Amendment shall not require the consent of any Person other than the participating Lenders or Acceding Lenders, as applicable, the Borrower and the Agents so long as such Conforming Amendment does not provide for new or amended covenants or events of default applicable to any Accordion Advance; provided, that upon the execution of any Conforming Amendment, the Agents shall distribute a copy thereof to all of the Lenders. If such Conforming Amendment provides for new or amended covenants or events of default applicable to any Accordion Advance, the provisions of such Conforming Amendment giving effect to such new or amended covenants or events of default shall be subject to the consent of the Required Lenders (in accordance with Section 11.01) calculated without giving effect to the applicable Accordion Advance.

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(g)          Conditions to Effectiveness of any Accordion Advance. As a condition precedent to any such Accordion Advance under this Section 2.15, the Borrower shall deliver to the Agents (i) upon the request of any Lender, a Note (or an amendment and restatement of such Lender’s existing Note upon surrender for cancellation of such Note) evidencing such Lender’s portion of any Accordion Advance, (ii) evidence of applicable corporate authorization and other corporate documentation from the Credit Parties and the customary legal opinion of counsel to the Credit Parties (in each case, consistent with the requirements for opinions delivered on the Closing Date under Section 4.01(a)(v) or as otherwise reasonably requested by the Agents), each in form and substance reasonably satisfactory to the Agents and such Lenders as are participating in such Accordion Advance, (iii) a certificate, dated as of any Accordion Funding Date, signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such Accordion Advance, the applicable conditions set forth in Section 4.02 will be satisfied, (iv) a pro forma Compliance Certificate reflecting compliance with Section 7.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA previously approved in the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Accordion Advance (with such amounts adjusted as if such Accordion Advance occurred on the first day of the applicable Pro Forma Reference Period)), (v) to the extent applicable, executed counterparts to a Conforming Amendment, and (vi) payment of (A) all of the Agents’ reasonable and documented out-of-pocket legal fees and expenses incurred in connection with such Accordion Advance and (B) the fees set forth in any applicable fee letter signed by the Borrower. In addition, the Borrower shall, after taking into account the application of any Accordion Advance, if applicable, prepay any Committed Loans or the Term Loan and Cash Collateralize any Bankers’ Acceptance and BA Equivalent Notes outstanding on any Accordion Funding Date (and pay any additional amounts required under Article III of this Agreement) to the extent necessary to keep the outstanding Committed Loans, Term Loan, Bankers’ Acceptances and BA Equivalent Notes ratable with any revised Applicable Percentages in respect of Committed Loans or the Term Loan arising from any nonratable increase in the Aggregate Commitments or the Term Loan. For the avoidance of doubt, all or any portion of any Class of Revolving Commitments may be replaced by Revolving Commitments of another Class (e.g. the U.S. Revolving Commitments may be terminated and replaced with Multicurrency Revolving Commitments), as mutually agreed by the Borrower and the Agents.

(h)          Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 11.01 to the contrary.

2.16        [Reserved].

2.17        [Reserved].

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2.18        Cash Collateral.

(a)          Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.03(a)(ii)(B), Section 2.06(c) or Section 8.02(c), or (iv) there exists a Defaulting Lender, then, in any such case, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Agents or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined, in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Upon the request of the Global Agent or Revolving Lenders holding in excess of fifty percent (50%) of the Multicurrency Revolving Commitments following the occurrence and during the continuance of any Event of Default, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all Bankers’ Acceptances and BA Equivalent Notes; provided that the obligation to provide Cash Collateral shall become effective immediately thereafter, and such Cash Collateral shall become due and payable, without demand or other notice of any kind, upon an actual or deemed entry of an order for relief with respect to the Borrower or any of its Material Subsidiaries under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), each as now and hereafter in effect, or any successors to such statutes or any similar Debtor Relief Law that imposes any stay on the enforcement of creditors’ rights generally or upon the consummation of any proceeding under any Debtor Relief Law under which a stay or similar injunction is requested. The Borrower shall also provide Cash Collateral pursuant to this Section 2.18(a) in accordance with Sections 2.05 and 2.14 in an amount necessary to satisfy the Cash Collateral requirements set forth therein or upon the occurrence of any other event requiring the Cash Collateral of Bankers’ Acceptances and BA Equivalent Notes prior to the Contract Maturity Date thereof, and as contemplated under Section 2.06.

(b)          Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Global Agent or the U.S. Agent, as applicable, for the benefit of the Agents, the L/C Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c), and hereby authorizes the Global Agent to file such registration statements or make such other filings as may be necessary to perfect such interest in Cash Collateral in the relevant Canadian jurisdiction. If at any time the Global Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agents or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand (after the presentation of a reasonably detailed invoice) by the Agents, pay or provide to the Agents additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Global Agent or any Affiliate thereof. The Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

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(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.03, 2.07, 2.19 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations (as identified at the time of the provision thereof) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein, and (ii) Cash Collateral provided under any of this Section 2.18 or Sections 2.05, 2.14 or 8.02 with respect to Bankers’ Acceptances and BA Equivalent Notes shall be held and applied to the satisfaction of the specific Bankers’ Acceptances and BA Equivalent Notes for which it was provided.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the good faith determination by the applicable Agent or the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, that the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.19        Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

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(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by either Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by either Agent by such Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by such Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Global Agent or the U.S. Agent, as applicable, hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure, on a pro rata basis, with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by such Agent; fifth, if so determined by the applicable Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans, Bankers’ Acceptances or BA Equivalent Notes under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, Bankers’ Acceptances, BA Equivalent Notes or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Committed Loans, Bankers’ Acceptances, BA Equivalent Notes or L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans, Bankers’ Acceptances, BA Equivalent Notes or L/C Obligations owed to, such Defaulting Lender until such time as all Loans, Bankers’ Acceptances, BA Equivalent Notes and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Aggregate Commitments hereunder without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.

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(C)         With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective ratable share (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the applicable L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.18.

(b)          Defaulting Lender Cure. If the Borrower, the Agents, the Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Agents will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans, Bankers’ Acceptances and BA Equivalent Notes of the other Lenders or take such other actions as the applicable Agent may determine to be necessary to cause the Loans, Bankers’ Acceptances and BA Equivalent Notes and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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ARTICLE III.         TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)          Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Borrower or either Agent) require the deduction or withholding of any Tax from any such payment by either Agent or such Credit Party (including any withholding or deduction imposed on any payment made under a Permitted Intercompany Financing or other intercompany loan or other financing with or among Subsidiaries of the Borrower due to any Credit Party or other Subsidiary of the Borrower being treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations), then the applicable Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If any Credit Party or either Agent shall be so required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes (including any withholding or deduction imposed on any payment made under a Permitted Intercompany Financing or other intercompany loan or other financing with or among Subsidiaries of the Borrower due to any Credit Party or other Subsidiary of the Borrower being treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations), from any payment, then (A) such Credit Party or such Agent, as applicable, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or such Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)        If any Credit Party or either Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or such Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or such Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased (in the case of any Indemnified Taxes arising under the ITA, as a payment of additional interest) as necessary so that after such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.

(i)          Without duplication of any indemnity in Section 3.01(a), each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be obligated to make payment to such Recipient pursuant to this Section 3.01 in respect of penalties, interest and other similar liabilities attributable to any Indemnified Taxes or Other Taxes if (A) written demand therefor has not been made by such Recipient within one hundred eighty (180) days after the date on which such Recipient received written notice of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by such Recipient in making such written demand, or (B) such penalties, interest and other similar liabilities are attributable to the gross negligence or willful misconduct of such Recipient or its Affiliates as determined by a court of competent jurisdiction by final and nonappealable judgment. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agents), or by either Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Credit Parties shall, and does hereby, jointly and severally indemnify the Agents, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Agents as required pursuant to Section 3.01(c)(ii); provided that the Agents shall first make written demand for such amount from such Lender and such Lender shall indemnify the applicable Credit Party to the extent of any such payment by a Credit Party pursuant to this sentence with respect to Taxes described in clauses (y) and (z) of Section 3.01(c)(ii).

(ii)         Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (w) the Agents and the Borrower or its Subsidiaries for any Excluded Taxes resulting from such Lender’s breach of Section 3.01(e)(ii)(E), (x) the Agents against any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the applicable Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Agents and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Agents and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by either Agent or a Credit Party in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by either Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agents under this clause (ii).

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(d)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower, any other Credit Party or by either Agent to a Governmental Authority as provided in this Section 3.01, the Borrower or such Credit Party shall deliver to the Agents (but only to the extent available to the Borrower or such Credit Party with respect to any such payment made by the Agents) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Agents.

(e)          Status of Lenders; Tax Documentation.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (including any such exemption or reduction to which such Lender would be entitled if a Credit Party or other Subsidiary of the Borrower that is a U.S. Person (a “U.S. Credit Party”) were treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations) shall deliver to the Borrower (or any such U.S. Credit Party) and the Agents, at the time or times reasonably requested by the Borrower (or any such U.S. Credit Party) or either Agent, such properly completed and executed documentation reasonably requested by the Borrower, such U.S. Credit Party or either Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, such U.S. Credit Party or the Agents, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, such U.S. Credit Party or the Agents as will enable the Borrower, such U.S. Credit Party or the Agents to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (e)(ii)(B) and (e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing in the event that the Borrower or any U.S. Credit Party is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agents on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agents), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)         any Foreign Lender and any Canadian Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Canadian Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agents), whichever of the following is applicable:

(I)         in the case of a Foreign Lender or a Canadian Lender entitled to claim the benefits of an income tax treaty to which the United States is a party (or which would be entitled to claim such benefits if a U.S. Credit Party or other Subsidiary of the Borrower were treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations) (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing a complete exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document (including due to any U.S. Credit Party or other Subsidiary of the Borrower being treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations), IRS Form W-8BENE (or W-8BEN, as applicable) establishing a complete exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)        executed copies of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender or a Canadian Lender entitled to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code (or which would be entitled to claim such benefits if a U.S. Credit Party or other Subsidiary of the Borrower were treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations), (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or such U.S. Credit Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

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(IV)       to the extent a Foreign Lender or a Canadian Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, in each case, establishing a complete exemption from U.S. federal withholding Tax; provided, that if the Foreign Lender or Canadian Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender or Canadian Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or either Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax (including any such withholding Tax that would apply if any U.S. Credit Party or other Subsidiary of the Borrower were treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations) or exemption from or reduction in any non-U.S. withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agents to determine the withholding or deduction required to be made; and

(D)         if a payment made to an Agent or a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), including if any U.S. Credit Party or other Subsidiary of the Borrower were treated as or as if it were a borrower or co-borrower under the Code or applicable Treasury regulations, such Agent or Lender shall deliver to the Borrower and the Agents at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or either Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or either Agent as may be necessary for the Credit Parties and the Agents to comply with their obligations under FATCA and to determine that such Agent or Lender has complied with such Agent’s or Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Agents shall treat (and the Lenders hereby authorize the Agents to treat) the Loans and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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(E)         each Foreign Lender and each Canadian Lender represents and warrants that, as of the date such Lender first becomes a Lender hereunder, it would be entitled to provide the documentation described in clause (B), (C) or (D) hereof with respect to any U.S. Credit Party or other Subsidiary of the Borrower if such U.S. Credit Party or Subsidiary were treated as or as if it were a borrower or co-borrower under the Code to the effect that such Lender is entitled to a complete exemption from U.S. federal withholding Tax (including pursuant to FATCA).

(iii)         Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agents in writing of its legal inability to do so.

(iv)         Without limiting the foregoing, any U.S. Credit Party shall be permitted to rely on any documentation provided to Borrower and any Borrower shall be permitted to rely on any documentation provided to any U.S. Credit Party pursuant to this Section 3.01.

(f)          Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall either Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of either or both of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Loans and other Obligations.

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3.02         Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension , or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agents, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the applicable Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Agents and the Borrower that the circumstances giving rise to such determination no longer exist. With respect to LIBOR Rate Loans, upon receipt of such notice, (w) the Borrower shall, upon demand (after presentation of a reasonably detailed invoice) from such Lender (with a copy to the Agents), at the Borrower’s option, prepay or, if applicable, convert all LIBOR Rate Loans, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agents without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (x) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agents shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agents are advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. With respect to Bankers’ Acceptances and BA Equivalent Notes, upon receipt of such notice, (y) the Borrower shall, upon demand (after presentation of a reasonably detailed invoice) from such Lender (with a copy to the Global Agent), convert all Bankers’ Acceptances or BA Equivalent Notes, of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Global Agent without reference to the CDOR component of the Canadian Prime Rate), either on the applicable Contract Maturity Date therefor, if such Lender may lawfully continue to maintain such Bankers’ Acceptances or BA Equivalent Notes to such day, or immediately, if such Lender may not lawfully continue to maintain such Bankers’ Acceptances or BA Equivalent Notes and (z) if such notice asserts the illegality of such Lender determining or charging interest rates based upon CDOR, the Global Agent shall during the period of such suspension compute the Canadian Prime Rate applicable to such Lender without reference to the CDOR component thereof until the Global Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon CDOR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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3.03         Inability to Determine Rates for a LIBOR Rate Loan. If in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof (a) either Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan or (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) either Agent or the Required Lenders determine that for any reason the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Rate Loan, such Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), in each case until the Agents upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if either Agent has made the determination described in clause (a)(i) of this section, the applicable Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) such Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) such Agent or the Required Lenders notify the Agents and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agents and the Borrower written notice thereof.

3.04        Increased Costs; Reserves on LIBOR Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)        impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Bankers’ Acceptances or BA Equivalent Notes purchased by such Lender or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any BA Equivalent Note or Bankers’ Acceptance (or of maintaining its obligation to purchase any such BA Equivalent Notes or Bankers’ Acceptances), making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, together with a brief explanation for the increased costs and the basis for the calculation thereof, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

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(e)          Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such LIBOR Rate Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Rate Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Agents) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days’ prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05         Compensation for Losses. Upon demand of any Lender (with a copy to the Agents) from time to time, the Borrower shall promptly compensate such Lender (except, in the case of Section 3.05(c), any Defaulting Lender) for and hold such Lender (except, in the case of Section 3.05(c), any Defaulting Lender) harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of (i) the Face Amount of any Bankers’ Acceptance or BA Equivalent Note on a day other than the Contract Maturity Date thereof for such Bankers’ Acceptance or BA Equivalent Note or (ii) any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan, Canadian Prime Rate Loan, Bankers’ Acceptance or BA Equivalent Note on the date or in the amount notified by the Borrower and/or required hereunder; or

(c)          any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor or of any Bankers’ Acceptances or BA Equivalent Notes other than on the Contract Maturity Date thereof, in each case as a result of a request by the Borrower pursuant to Section 11.01 or 11.13;

including any cost or expense arising from the liquidation, or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded. This Section 3.05 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims, damages, expenses, etc. arising from any non-Tax claim.

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3.06        Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, fails to comply with Section 3.01(e), or gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or purchasing its Bankers’ Acceptances or BA Equivalent Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace or remove such Lender in accordance with Section 11.13.

3.07        Circumstances Making Bankers’ Acceptances Unavailable. If a Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Agents and the Borrower that, by reason of circumstances affecting the money market: (i) there is no market for Bankers’ Acceptances generally or of a requested duration; (ii) the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created and purchased hereunder generally or in connection with a requested duration; or (iii) the Reference Discount Rate does not accurately reflect the cost of funds of such Lender or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lender in the market; then: (x) the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Notes of the affected duration from that Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies the Borrower; and (y) any Drawing Notice for an affected duration which is outstanding shall be cancelled and the Bankers’ Acceptances or BA Equivalent Notes requested therein shall not be made and a Bankers’ Acceptance or BA Equivalent Note having the shortest duration available (or if none) a Canadian Prime Rate Loan shall be made in its place.

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3.08        Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and other Loans advanced hereunder from time to time and the repayment of all other Obligations hereunder, only if such Obligations accrue prior to the termination of this Agreement and the repayment in full of all Obligations outstanding hereunder and the resignation of one or both of the Agents.

ARTICLE IV.          CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder, and the effectiveness of this Agreement, are subject to satisfaction of the following conditions precedent:

(a)          the Agents’ receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date or such other date reasonably acceptable to the Agents) and each in form and substance satisfactory to the Agents and each of the Lenders unless otherwise specified:

(i)          counterparts of this Agreement, sufficient in number for distribution to the Agents, each Lender and the Borrower;

(ii)         a Note in favor of each Lender requesting a Note;

(iii)        a certificate of a Responsible Officer of each Credit Party, attaching copies of the following for each Credit Party and certifying that the same are true, correct and complete and in full force and effect, as applicable (or, with respect to its charter or similar formation documents and bylaws or similar governing document of Credit Parties other than the Borrower, Holdings, IESI, WCN and PWS Canada, certifying that the same have not been amended, restated, supplemented or otherwise modified since the prior copy of such documents previously certified and delivered to the applicable Agent in connection with the Existing WCN Credit Agreement and Existing Progressive Credit Agreement): (A) its charter (or similar formation document), certified by the appropriate Governmental Authority as of a recent date (as such concept is applicable in the relevant jurisdiction) and all amendments and modifications thereto, (B) its bylaws (or similar governing document), (C) resolutions duly adopted by its board of directors (or similar governing body) approving each Credit Party’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is party, and (D) incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer of each Credit Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party;

(iv)        such documents and certifications as the Agents may reasonably require to evidence that each Credit Party is duly organized or formed, and that each such Credit Party is (A) validly existing and (B) in good standing in its jurisdiction of organization;

(v)         a favorable opinion of each of Latham & Watkins LLP and Bennett Jones LLP, special counsel to the Credit Parties, and other local counsel reasonably requested by the Agents, each addressed to the Agents and each Lender, covering such customary matters concerning the Credit Parties and the Loan Documents as the Agents may reasonably request and otherwise in form and substance reasonably satisfactory to the Agents and consistent with opinions delivered pursuant to the Existing WCN Credit Agreement;

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(vi)        a certificate of a Responsible Officer of the Credit Parties (A) either (x) attaching copies of all material consents and approvals required in connection with the execution, delivery and performance by the Credit Parties and the validity against the Credit Parties of the Loan Documents to which it is a party, and certifying that such consents and approvals are in full force and effect, or (y) certifying that no such consents or approvals are so required, and (B) certifying that the conditions specified in Sections 4.01(b), (c) and (d) and Sections 4.02(a) and (b) have been satisfied;

(vii)       copies of (A) the Audited Financial Statements, (B) the unaudited pro forma consolidated balance sheet of the Consolidated Group as at the Balance Sheet Date, and the related pro forma consolidated statements of income and cash flows of the Consolidated Group for the Reference Period ended on the Balance Sheet Date, and (C) financial projections and business assumptions covering the period from the Closing Date through the fiscal year of the Consolidated Group ending December 31, 2020, all in form and substance reasonably satisfactory to the Agents;

(viii)      the results of bringdown UCC searches (and the equivalent thereof in Canada) from those delivered to the Agents in connection with the Existing WCN Credit Agreement and Existing Progressive Credit Agreement and bankruptcy, judgment and tax lien searches, in each case with respect to WCN and the Borrower, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents;

(ix)         a duly completed Compliance Certificate in form and detail reasonably satisfactory to the Agents and the Lenders, evidencing pro forma compliance with each of the covenants set forth in Section 7.14 (using pro forma Consolidated EBITDA of the Consolidated Group for the Reference Period ended on March 31, 2016 (but including any addbacks to Consolidated EBITDA approved under the Existing Credit Agreements in the period from March 31, 2016 through the Closing Date) and pro forma Consolidated Total Funded Debt after giving effect to all Indebtedness of the Consolidated Group incurred or otherwise outstanding at close of business on the day prior to the Closing Date, but including the Indebtedness anticipated to be outstanding under this Agreement and the Private Placement Notes, if applicable upon closing and funding on the Closing Date); provided that, for the avoidance of doubt, it is understood and agreed that the financial statements for the Borrower and its Subsidiaries used in preparing such Compliance Certificate are deemed to fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis, as at the close of business on the respective dates thereof and the results of operations for the respective periods then ended; and

(x)          such other customary assurances, certificates, documents, consents or opinions as the Agents reasonably may require after consultation with the Borrower or WCN and as such is requested no later than 7 days prior to the Closing Date.

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(b)          The absence of any event or circumstance since the Balance Sheet Date that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)          The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Credit Parties, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to impair or prevent the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect. The absence of material misstatements in, or omissions from, the written materials (other than of general industry or general economic nature) previously furnished by or on behalf of the Credit Parties to the Agents for their review on or prior to the Closing Date; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was prepared and as of the date made available to the Agents or the Lenders (it being understood that such projections are not to be viewed as fact and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that actual results may vary significantly from such projections).

(d)          The absence of any default by the Borrower or any of its Subsidiaries under any material contract or agreement to which the Borrower or such Subsidiary is a party that could reasonably be expected to have a Material Adverse Effect.

(e)          The Agents’ reasonable satisfaction (A) that the Audited Financial Statements of WCN fairly present the business and financial condition of WCN and its Subsidiaries as of the date thereof and (B) that the Audited Financial Statements of the Parent fairly present the business and financial condition of the Parent and its Subsidiaries as of the date thereof;

(f)          Arrangements completely satisfactory to the Agents for the payment at closing of all accrued fees and expenses of the Agents required to be paid on or prior to the Closing Date shall have been made (including the reasonable and documented out-of-pocket fees and expenses of one U.S. counsel and one outside Canadian counsel, and if applicable, one outside counsel in other foreign jurisdictions in which any Credit Party is organized and local counsel in Canada necessary for any lien terminations for the Agents, collectively, to the extent invoiced prior to the Closing Date) and arrangements completely satisfactory to each Arranger for the payment of the fees to be paid on or prior to the Closing Date to such Arranger pursuant to its Fee Letter.

(g)          The Agents’ and the Lenders’ receipt of all documentation and other information reasonably required by them under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(h)          Evidence that all loans and other obligations under the Existing WCN Credit Agreement have been, or concurrently with the Closing Date are being, repaid in full, all commitments thereunder have been, or concurrently with the Closing Date are being, terminated, the Existing WCN Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all payoff letters shall be in form and substance reasonably satisfactory to the Agents.

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(i)          Evidence that all loans and other obligations under the Existing Progressive Credit Agreement have been, or concurrently with the Closing Date are being, repaid in full, all commitments thereunder have been, or concurrently with the Closing Date are being, terminated, the Existing Progressive Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all payoff letters, UCC-3 termination statements, financing change statements, and other security interest terminations necessary to terminate the Liens securing obligations under the Existing Progressive Credit Agreement shall be in form and substance reasonably satisfactory to the Agents.

(j)          The Agents and the Lenders shall have received an amendment of the Master Note Purchase Agreements to permit, among other things, the Merger and the other transactions contemplated herein, and such Master Note Purchase Agreements shall not have obligors which are not Credit Parties under this Agreement and no applicable representations, covenants or defaults which are more restrictive than this Agreement (it being understood that applicable representations, covenants or defaults excludes terms and provisions that are customary only for note purchase agreements and not generally customary for senior revolving credit and term loan documents).

(k)          Except to the extent that it would not be materially adverse to the Lenders or is otherwise consented to in writing by the Global Agent, (w) the Merger, as consummated, and other Merger Transactions are consistent with the transactions described in the Merger Agreement, (x) the Merger and the other Merger Transactions have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, (y) the final terms and conditions of the Merger are, to the extent not governed by the Merger Agreement, consistent in all material respects with the Merger Agreement and (z) the Merger Agreement has not been altered, amended or otherwise changed or supplemented or any condition therein waived or consent thereunder in any manner that could reasonably be expected to be materially adverse to the Lenders. The Agents shall have received a certificate executed by a Responsible Officer of the Borrower certifying each of clauses (w) through (z) above.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender or Agent that has executed and delivered (and, as applicable, released from escrow) its signature page to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or an Agent unless the Agents shall have received notice from such Lender or Agent prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) is subject to the following conditions precedent:

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(a)          The representations and warranties of the Credit Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.04.

(b)          No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)          The Agents and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof and, if the Credit Extensions made on the Closing Date will include any LIBOR Rate Loans, a funding indemnity letter in form reasonably satisfactory to the Agents. Notwithstanding anything herein to the contrary, any Request for Credit Extension with respect to a Credit Extension to be made on the Closing Date may be delivered on the Closing Date; provided that the Borrower has delivered to the Agents a customary funding indemnity letter at least three (3) Business Days prior to the Closing Date for any Borrowing on the Closing Date of LIBOR Rate Loans, Bankers’ Acceptances or BA Equivalent Notes.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Borrower and the other Credit Parties represent and warrant to the Agents and the Lenders that:

5.01        Corporate Authority.

(a)          Incorporation; Good Standing. Each of the Credit Parties and each Material Subsidiary (i) is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of organization, (ii) has all requisite corporate (or equivalent organizational) power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation, partnership, limited liability company or similar business entity and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be in good standing or so qualified would not have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries are an EEA Financial Institution.

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(b)          Authorization. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate (or equivalent organizational) authority of each Credit Party, (ii) have been duly authorized by all necessary corporate (or equivalent organizational) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party so as to materially adversely affect the assets, business or any activity of such Person and (iv) do not conflict with any provision of the Organization Documents of any Credit Party or any agreement or other instrument binding upon them including, without limitation, those documents executed and/or delivered in connection with any Covenanted Senior Debt.

(c)          Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Credit Parties enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by Debtor Relief Laws, and by general principles of equity relating to enforceability and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.02        Governmental Approvals. The execution, delivery and performance by the Credit Parties of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any Governmental Authority or other Person, other than those approvals and consents already obtained and filings already made.

5.03        Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the Audited Financial Statements as at the Balance Sheet Date or acquired since that date (in each case, except pursuant to transactions otherwise permitted under Section 7.04(b)), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements or other Liens except Permitted Liens.

5.04        Financial Statements; Solvency.

(a)           (i) (x) There has been furnished to the Lenders the Audited Financial Statements of WCN dated the Balance Sheet Date. Said financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of WCN and its Subsidiaries on a consolidated basis, as at the close of business on the respective dates thereof and the results of operations for the respective periods then ended. There are no contingent liabilities of WCN and its Subsidiaries as of the date thereof involving material amounts, known to the officers of the Borrower or WCN, which have not been disclosed in said financial statements and the related notes thereto or otherwise in writing to the Lenders. (y) There has been furnished to the Lenders the Audited Financial Statements of the Parent dated the Balance Sheet Date. To the knowledge of the Borrower, the Audited Financial Statements pertaining to the Parent and its Subsidiaries delivered on or prior to the Closing Date have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis, as at the close of business on the respective dates thereof and the results of operations for the respective periods then ended. There are no contingent liabilities of the Borrower and its Subsidiaries as of the date thereof involving material amounts, known to the officers of the Borrower or WCN, which have not been disclosed in said financial statements and the related notes thereto or otherwise in writing to the Lenders.

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(ii) There has been furnished to the Lenders after the Closing Date, consolidated financial statements of the Consolidated Group furnished from time to time pursuant to Section 6.04(a) and (b). Said financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis, as at the close of business on the respective dates thereof and the results of operations for the respective periods then ended. There are no contingent liabilities of the Borrower and its Subsidiaries as of the date thereof involving material amounts, known to the officers of the Borrower, which have not been disclosed in said financial statements and the related notes thereto or otherwise in writing to the Lenders.

(b)          The unaudited pro forma condensed combined balance sheets of the Borrower and its Subsidiaries as at the Balance Sheet Date, and the related unaudited pro forma condensed combined statement of operations of the Borrower and its respective Subsidiaries for the year then ended, certified by the chief financial officer or treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present the unaudited pro forma combined financial condition of the Borrower and its Subsidiaries as at such date and the combined unaudited pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the transactions contemplated hereby including the Indebtedness to be incurred hereunder and the Private Placement Notes, if applicable, any repayments of Indebtedness after such date and the Merger and other Merger Transactions, all in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that (i) the Audited Financial Statements from the Balance Sheet Date for Parent and its Subsidiaries used in preparing the unaudited pro forma calculations hereunder are deemed to fairly present in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis, as at the close of business on the respective dates thereof and the results of operations for the respective periods then ended and (ii) the unaudited pro forma calculations to be provided hereunder shall be those included in the Form F-4 filed in connection with the Merger.

(c)          The Borrower and its Subsidiaries on a consolidated basis (after giving effect to the transactions contemplated by this Agreement and the Indebtedness to be incurred or repaid on the Closing Date and the Merger) are and will be Solvent.

5.05         No Material Changes, Etc. Since the Balance Sheet Date, no Material Adverse Effect has occurred with respect to the financial condition or businesses of the Borrower and its Subsidiaries, taken as a whole, as shown on or reflected in the balance sheets of the Borrower as of the Balance Sheet Date, or the consolidated statement of income for the four (4) fiscal quarters then ended.

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5.06         Permits, Franchises, Patents, Copyrights, Etc. The Borrower and each of its Subsidiaries own or has been granted the right to use from the Borrower or another Subsidiary of the Borrower, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except, in each case, that could not reasonably be expected to result in a Material Adverse Effect.

5.07         Litigation. There are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which either in any individual case or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

5.08         No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s officers or such Subsidiary’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s officers or such Subsidiary’s officers has or is expected to have a Material Adverse Effect, except as otherwise reflected in adequate reserves.

5.09         Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is violating any provision of its Organization Documents, any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound, or any Law, in a manner which could reasonably be expected to have a Material Adverse Effect.

5.10         Tax Status. The Borrower and its Material Subsidiaries have (a) made or filed (x) all U.S. federal and Canadian federal income tax returns, reports and declarations, (y) all material state, provincial, territorial and foreign income tax returns, reports and declarations, and (z) all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Borrower and such Material Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (b) paid all Taxes that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (c) set aside on their books provisions adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

5.11         No Event of Default. No Default or Event of Default has occurred and is continuing.

5.12         Investment Company Act. Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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5.13        Absence of Financing Statements, Etc. Other than Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries, or any rights relating thereto.

5.14        ERISA Compliance.

(a)          Each Plan (other than a Multiemployer Plan) and, to the Credit Parties’ knowledge, each Multiemployer Plan, is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws except as could not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan (other than a Multiemployer Plan) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of any Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the best knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred, and no Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Credit Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan (other than a Multiemployer Plan), and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and none of the Credit Parties nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) none of the Credit Parties nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) none of the Credit Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan (other than a Multiemployer Plan) has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (other than a Multiemployer Plan) and, to the knowledge of the Credit Parties, there has been no notification to the Credit Parties that a Multiemployer Plan has been terminated by the plan administrator thereof or by the PBGC, and, to the knowledge of the Credit Parties, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Multiemployer Plan.

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5.15        Use of Proceeds.

(a)           General. The proceeds of the Loans shall be used solely as follows: (a) to the extent applicable, to refinance Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreements on the Closing Date; (b) to finance acquisitions permitted pursuant to Section 7.04; and (c) for capital expenditures, working capital, payment of transaction fees and expenses related to the Merger, Letters of Credit, and general corporate purposes; provided that the Borrower shall not directly or indirectly use any proceeds of the Loans to acquire any Person if the board of directors (or equivalent governing body) of such Person to be acquired has not approved such acquisition (it being acknowledged that the acquisition of assets in the ordinary course of business consistent with past practices and with respect to asset swaps, in each case, to the extent not constituting an acquisition of all or substantially all of the assets of a Person, shall not be subject to such board (or equivalent governing body) approval).

(b)           Sanctions. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Sanctions.

(c)           Regulations U and X. The Borrower is not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Consolidated Group) subject to any restriction on sale, pledge, or disposal under this Agreement or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(f) will be margin stock.

5.16        Environmental Compliance. The Borrower and its Material Subsidiaries have taken all commercially reasonably necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

(a)          neither the Borrower, nor its Material Subsidiaries, nor any operator of any Real Estate, nor any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act of 1976, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any and all Canadian federal, United States federal, state, local, provincial, territorial or foreign law, statutes, regulations, ordinances, Rules, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to health, safety, waste transportation or disposal, pollution or the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions or discharges to public or private wastewater systems (the “Environmental Laws”), which violation would have a Material Adverse Effect;

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(b)          neither the Borrower nor any of its Material Subsidiaries has received written notice from any third party, including any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), or any other Hazardous Materials which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Material Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any one of them is or will be named party to any claim, action, cause of action, complaint or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials, which notice (or any related proceeding or other action) would have a Material Adverse Effect;

(c)          except where it would not have a Material Adverse Effect, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or its Material Subsidiaries, or, to the knowledge of the Borrower or any of its Material Subsidiaries, by any other operators of the Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Materials on, upon, into or from the Real Estate; (iv) to the knowledge of the Borrower or any Material Subsidiary, there have been no Releases of Hazardous Materials on, upon, into or from any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate; and (v) any Hazardous Materials that have been generated on any of the Real Estate that are regulated as hazardous have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the knowledge of the Borrower or any Material Subsidiary, operating in compliance with such permits and applicable Environmental Laws; and

(d)          except where it would not have a Material Adverse Effect, neither the Borrower nor any of its Material Subsidiaries is required under any applicable Environmental Law to perform Hazardous Materials site assessments, or remove or remediate Hazardous Materials, or provide notice to any Governmental Authority or record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

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5.17         Transactions with Affiliates. Except as disclosed in Schedule 5.17 or filings made by the Borrower and its Subsidiaries under the Exchange Act prior to the Closing Date, except for transactions permitted under Section 7.10 and except for arm’s length transactions pursuant to which the Borrower and its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower and its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Borrower and its Subsidiaries is presently a party to any transaction with the Borrower and its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower and its Subsidiaries, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.18         Subsidiaries. Schedule 1 (as updated from time to time pursuant to Section 6.16) sets forth a complete and accurate list of the Subsidiaries of the Borrower, including the name of each Subsidiary and its jurisdiction of incorporation or organization. Each Subsidiary listed on Schedule 1 is directly or indirectly wholly owned by the Borrower (except as noted in such Schedule). The Borrower has good and marketable title to all of the Equity Interests it purports to own of each such Subsidiary, and each Subsidiary of the Borrower has good and marketable title to all of the Equity Interests it purports to own of such Subsidiary, free and clear in each case of any Lien. All such Equity Interests have been duly issued and are fully paid and non-assessable. Schedule 2 (as updated from time to time pursuant to Section 6.16), sets forth the Guarantors. Schedule 3 (as updated from time to time in accordance with Section 6.19), sets forth the Material Subsidiaries. As of the Closing Date, Schedule 2 sets forth each Subsidiary that (i) has (a) revenues equal to or greater than U.S. Dollar Equivalent of U.S$100,000,000 or (b) total assets greater than U.S. Dollar Equivalent of U.S$250,000,000 and (ii) is a Transaction Subsidiary, and each such Subsidiary is a Guarantor as of such date.

5.19         True Copies of Charter and Other Documents. Each of the Credit Parties has furnished the Agents copies, in each case true and complete as of the Closing Date, of its Organization Documents, including any amendments thereto.

5.20         Disclosure. Neither this Agreement, nor any of the other Loan Documents, nor any written document or information (other than of a general industry or general economic nature) furnished by the Borrower and its Subsidiaries in connection therewith contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower and its Subsidiaries in the case of any written document or information not furnished by the Borrower and its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower and its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, or financial condition of the Borrower and its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions; provided that, with respect to projected financial information, the Borrower and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was prepared and as of the date made available to the Agents or the Lenders (it being understood that such projections are not to be viewed as fact and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that actual results may vary significantly from such projections).

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5.21         Capitalization. As of the Closing Date, the authorized Equity Interests of the Borrower consist of an unlimited number of common shares, an unlimited number of special shares and an unlimited number of preferred shares, issuable in series, of which approximately 175,409,455 common shares were outstanding as of such date, and no special shares or preferred shares were issued and outstanding as of such date.  All of such outstanding shares are fully paid and non-assessable.

5.22         Permits and Licenses. All permits and licenses (other than those the absence of which would not have a Material Adverse Effect) required for the construction, ownership and operation of the landfills, solid waste facilities, and solid waste collection, transfer, hauling, recycling and disposal operations owned or operated by the Borrower and the Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any Subsidiary nor, to the knowledge of a Responsible Officer of the Borrower, the holder of such licenses or permits is in violation of any such licenses or permits, except for any violation which would not have a Material Adverse Effect.

5.23         [Reserved].

5.24         OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (iii) a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (Canada) with which a Canadian Person cannot deal with or otherwise engage in business transactions, or (iv) located, organized or resident in a Designated Jurisdiction.

5.25         Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions. The Borrower and its Subsidiaries have established procedures and controls which each reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each of the Borrower and its Subsidiaries is and will continue to be in compliance with all applicable provisions of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions.

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5.26        Canadian Pension Plans and Canadian Benefit Plans.

(a)           The most recent actuarial report prepared and filed with a Canadian Governmental Authority for each Canadian Pension Plan administered by a Credit Party, that (i) has a “defined benefit provision”, as that term is defined in the ITA; and (ii) is not a “multi-employer pension plan”, as that term is defined in the Pension Benefits Standards Act, 1985 or equivalent provincial legislation, has been disclosed prior to the Closing Date, along with any more recently prepared cost certificate(s).

(b)           The funding obligation of each Credit Party that is required to contribute to a Canadian Pension Plan that is a “multi-employer pension plan”, as that term is defined in the Pension Benefits Standards Act, 1985 or equivalent provincial legislation, is limited to a fixed amount set out in one or more collective bargaining agreements and/or other agreements (other than interest, damages and costs that may arise under the terms of those agreements in the event of any delinquent contributions).

(c)           All employer and employee contributions and premiums required to be remitted or paid to, or in respect of, the Canada Pension Plan or the Quebec Pension Plan, or any plan required under federal Canadian, provincial or territorial health, workers’ compensation and employment insurance legislation have been remitted or paid in compliance with applicable Laws and regulations except that could not reasonably be expected to result in a Material Adverse Effect.

(d)           No Canadian Pension Plan that has a “defined benefit provision”, as that term is defined in the ITA, and that is administered by a Credit Party: (a) has been terminated or is in the process of being terminated, in whole or in part (other than the distribution of surplus assets attributable to a previous partial wind up under a Canadian Pension Plan); or (b) is subject to a Canadian Governmental Authority’s order or notice of intended decision proposing to order a termination, in whole or in part. To the knowledge of the Credit Parties, there are no circumstances existing that could reasonably be considered to cause a Canadian Governmental Authority to order, or propose to order, such plan’s termination, in whole or in part.

5.27         Credit Party’s Identification Numbers. As of the Closing Date, or as of such later date the Credit Parties updated such information pursuant to Section 6.16 or Section 6.18, each U.S. Credit Party’s true and correct state-issued organizational identification number and U.S. taxpayer identification number is set forth on Schedule 5.27. As of the Closing Date, or as of such later date the Credit Parties updated such information pursuant to Section 6.16 or Section 6.18, true and correct organizational identification number and tax business number for each Credit Party organized in Canada is set forth on Schedule 5.27.

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ARTICLE VI.          AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder and this Agreement has not been terminated, any Loan or other Obligation hereunder (other than contingent indemnity obligations with respect to then unasserted claims) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

6.01         Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all L/C Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

6.02         Maintenance of Offices. The Borrower will maintain its principal executive offices at 3 Waterway Square Place, Suite 110, The Woodlands, TX 77380 or such other place in Canada or the United States as the Borrower shall designate upon thirty (30) days prior written notice to the Agents, or such shorter time as the Agents may agree. Upon request of the Agents from time to time after the Closing Date, the Credit Parties shall promptly provide the Agents with the principal place of business of each Subsidiary of the Borrower.

6.03         Records and Accounts. The Borrower will, and will cause each of its Subsidiaries to (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage the Accountants as the independent certified public accountants of the Borrower.

6.04         Financial Statements, Certificates and Information. The Borrower will deliver to the Agents and any Lender upon request of such Lender (made through the Agents):

(a)          within five (5) days after the filing with the Securities and Exchange Commission of the Borrower’s Annual Report on Form 10-K (or such similar report to be filed for a “foreign private issuer” as defined by applicable Securities Laws) with respect to each fiscal year (and in any event within one hundred (100) days after the end of such fiscal year), the consolidated balance sheets of the Consolidated Group as at the end of such year, and the related consolidated statements of income and cash flows of the Consolidated Group, each setting forth in comparative form the figures for the previous fiscal year, all such financial statements to be in reasonable detail, prepared in accordance with GAAP and audited and accompanied by a report and opinion of the Accountants, which report and opinion shall state that such financial statements present fairly the financial position of the Consolidated Group and shall not be subject to any qualification as to going concern or the scope of the audit;

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(b)          within five (5) days after the filing with the Securities and Exchange Commission of the Borrower’s Quarterly Report on Form 10-Q (or such similar report to be filed for a “foreign private issuer” as defined by applicable Securities Laws) with respect to each of the first three (3) fiscal quarters of each fiscal year (and in any event within 55 days after the end of each such fiscal quarter), copies of the consolidated balance sheets of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows of the Consolidated Group as at the end of such quarter, subject to normal year-end adjustments and the absence of footnotes, all in reasonable detail and prepared in accordance with GAAP subject to normal year-end adjustments and the absence of footnotes, with a certification by the CFO that the consolidated financial statements are prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Consolidated Group as at the close of business on the date thereof and the results of operations for the period then ended;

(c)          simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate (i) certified by the CFO that the Consolidated Group is in compliance with the covenants contained in Sections 7.14 as of the end of the applicable period, setting forth in reasonable detail computations evidencing such compliance, (ii) attaching a summary of all intercompany Indebtedness incurred in connection with, or outstanding under, any Permitted Intercompany Financing and any material documents, instruments or notices executed and/or delivered in connection therewith and (iii) attaching, if applicable, an updated Schedule 1, Schedule 2 and Schedule 5.27 for all necessary amendments to such schedules; provided, that if the Borrower shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Borrower propose to take with respect thereto;

(d)          contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the U.S. Securities and Exchange Commission (or the Canadian equivalent thereof) or sent to the stockholders of the Borrower; and

(e)          from time to time, such other financial data and other information (including accountants’ management letters and a copy of the Borrower’s annual budget and projections for any fiscal year) as the Lenders may reasonably request.

The Borrower shall be deemed to have delivered reports and other information referred to in clauses (a), (b), and (d) of this Section 6.04 when (A) such reports or other information have been posted on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) (or, if applicable, the Canadian equivalent thereof) or on Borrower’s Internet website as previously identified to the Agents and Lenders and (B) the Borrower has notified the Agents by electronic mail of such posting.

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Each of the Credit Parties hereby acknowledges that (a) the Agents and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on, IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agents , the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or their securities for purposes of United States Federal, Canadian Federal, provincial, territorial and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agents and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.05         Legal Existence and Conduct of Business. Except as otherwise permitted by Section 7.04, the Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, legal rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by the Borrower’s or its Material Subsidiaries’ board of directors (or similar governing body) in the exercise of its reasonable judgment and except where the failure of the Borrower or its Material Subsidiaries to remain so qualified would not have a Material Adverse Effect; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would have a Material Adverse Effect. The Borrower will, and will cause its Subsidiaries to, continue to engage primarily in the businesses conducted by it on the Closing Date and in related businesses, except to the extent otherwise permitted under Sections 7.03 and 7.04.

6.06         Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Material Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of their business and which does not in the aggregate have a Material Adverse Effect.

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6.07         Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts typically carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries. In addition, the Borrower and its Subsidiaries will furnish from time to time, upon the Agents’ request, a summary of the insurance coverage, which summary shall be in form and substance reasonably satisfactory to the Agents and, if requested by the Agents, will furnish to the Agents certificates evidencing such insurance and, with respect to the certificate evidencing liability insurance, naming the Agents as the certificate holder thereunder. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall be permitted to maintain self-insurance programs of the kinds, covering the risks and in the relative amounts as more particularly described on Schedule 6.07.

6.08         Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before any material penalty accrues thereon, all Taxes (other than Taxes which in the aggregate are not material to the business or assets of the Borrower or any Subsidiary on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any material part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any material portion of its property, unless such Lien is a Permitted Lien; provided, however, that any such Tax or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further, that the Borrower or such Subsidiary will pay all such Taxes or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

6.09         Inspection of Properties, Books, Etc. The Borrower will, and cause each of its Subsidiaries to permit the Agents or any other designated representative of the Lenders (including any Lender), upon reasonable notice and during normal business hours, to visit and inspect any of the properties of the Credit Parties, to examine their books of account (and to make copies thereof and extracts therefrom (in each case, subject to compliance with confidentiality agreements and applicable copyright laws)), and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Lenders or the Agents may reasonably request; provided, however, prior to the occurrence of an Event of Default, the Borrower shall not be required to pay the expenses associated with more than one such visitation and inspection by the Agents or any other designated representative of the Lenders (including any Lender) during any calendar year; provided, further, however, that when an Event of Default exists the Agents or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

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6.10         Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. The Borrower will, and will cause each of its Subsidiaries to (i) comply with the provisions of their Organization Documents, (ii) comply with the provisions of all agreements and instruments by which they or any of their properties may be bound; and (iii) comply with all applicable Laws (including Environmental Laws and Environmental Permits) except, in the case of subsections (i) (solely for non-compliance with the provisions of its Organization Documents by a Person other than the Borrower or a Material Subsidiary), (ii) and (iii), where noncompliance with such Organization Documents, applicable agreements, instruments and Laws would not have a Material Adverse Effect. If at any time while any Credit Extension is outstanding or any Lender, any L/C Issuer or either Agent has any obligation to make Credit Extensions hereunder, any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower or any Material Subsidiary may fulfill any of their obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Material Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Lenders with evidence thereof.

6.11         Environmental Indemnification. The Borrower and each of the Credit Parties, each on its own behalf and on behalf of its Subsidiaries, jointly and severally covenant and agree that it will indemnify and hold the Agents and the Lenders harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agents or the Lenders (including all costs of legal representation) relating to (a) any Release or threatened Release of Hazardous Materials on the Real Estate; (b) any violation of any Environmental Laws with respect to conditions at the Real Estate or the operations conducted thereon; (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (d) any Environmental Liability related in any way to the Borrower or any of its Subsidiaries. It is expressly acknowledged by the Borrower and its Subsidiaries that this covenant of indemnification shall include claims, expense, damage, loss or liability incurred by the Agents or the Lenders based upon the Agents’ or the Lenders’ negligence (but not gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction by a final and nonappealable judgment), and this covenant shall survive any foreclosure or any modification, release or discharge of the Loan Documents or the payment of the Loans and shall inure to the benefit of the Agents, the Lenders and their successors and permitted assigns.

6.12         Further Assurances. The Borrower and the other Credit Parties will cooperate with the Agents and the Lenders and execute such further instruments and documents as the Lenders or the Agents shall reasonably request to carry out to the Lenders’ satisfaction the transactions contemplated by this Agreement and the Loan Documents.

6.13         Notice of Potential Claims or Litigation. The Borrower will deliver to the Lenders, within thirty (30) days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law or any dispute, litigation, investigation or proceeding between the Borrower or any of its Subsidiaries and any Governmental Authority), wherein the potential liability could reasonably be expected to be in excess of U.S. Dollar Equivalent of U.S.$35,000,000, together with a copy of each such notice received by the Borrower or any of its Subsidiaries.

6.14         Notice of Certain Events Concerning Insurance and Environmental Claims.

(a)           The Borrower will provide the Lenders with written notice as to any material cancellation or material change in any insurance of the Borrower or any of its Material Subsidiaries within ten (10) Business Days after the Borrower’s or such Subsidiary’s receipt of any written notice of such cancellation or change by any of their insurers.

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(b)          The Borrower will promptly notify the Lenders in writing of any of the following events:

(i)          upon obtaining knowledge of any violation of any Environmental Law regarding the Real Estate or the Borrower’s or any of its Subsidiaries’ operations which could reasonably be expected to result in liability in excess of U.S. Dollar Equivalent of U.S.$35,000,000; (ii) upon obtaining knowledge of any potential or known Release or threat of Release of any Hazardous Materials at, from, or into the Real Estate which it reports or is reportable in writing to any Governmental Authority which could reasonably be expected to result in liability in excess of U.S. Dollar Equivalent of U.S.$35,000,000; (iii) upon receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any Governmental Authority) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) operation of the Real Estate, (B) contamination on, from or into the Real Estate, or (C) investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries or any of its predecessors is alleged to have directly or indirectly disposed of Hazardous Materials, which violation or Release in any such case could reasonably be expected to have a Material Adverse Effect; or (iv) upon obtaining knowledge that any material expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which the Borrower or any of its Subsidiaries could reasonably be expected to have liability in excess of U.S. Dollar Equivalent of U.S.$35,000,000 or for which a Lien for a like amount could reasonably be expected to be imposed on the Real Estate.

6.15         Notice of Default. The Borrower will promptly notify the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of U.S. Dollar Equivalent of U.S.$20,000,000 as to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Lenders, describing the notice or action and the nature of the claimed default.

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6.16         New Subsidiaries.

(a)           (i) Any newly-created, designated or acquired Transaction Subsidiary shall become a Guarantor hereunder on or before the twentieth (20th) Business Day after the end of the fiscal quarter in which such Subsidiary was created, designated or acquired, (ii) (x) any newly-created or acquired Subsidiary of the Borrower which is, or any Subsidiary of the Borrower which as a result of any merger, amalgamation or consolidation shall become or be, a direct or indirect holder of any Equity Interest of a Credit Party (and each other Subsidiary of the Borrower that is a holding company (a “Subsidiary Holdco”) to the extent necessary so that all Subsidiary Holdcos which are Guarantors are holders of the equity interests in operating Subsidiaries that represent not less than 90% of the consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal quarter) and revenues of not less than 90% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent four-fiscal quarter period)), or (y) any Subsidiary which is not already a Credit Party and which is the surviving entity of a merger, amalgamation or consolidation, with a Credit Party (other than the Borrower), shall become a Guarantor hereunder on or prior to the date such Subsidiary shall become or be a direct or indirect holder of any Equity Interest of a Credit Party or such merger amalgamation or consolidation is consummated or (iii) any Subsidiary that guarantees the Private Placement Notes or other senior notes of the Borrower or, if applicable, senior notes of the Borrower’s Subsidiaries, shall become a Guarantor hereunder on or prior to the date such Subsidiary guarantees the Private Placement Notes or other senior other senior notes of the Borrower or, if applicable, senior notes of the Borrower’s Subsidiaries. A Subsidiary shall become a Guarantor by (x) signing a joinder agreement in form and substance reasonably satisfactory to the Agents, providing that such Subsidiary shall become a Guarantor hereunder, and (y) providing such other documentation as the Agents may reasonably request, including, without limitation, (i) KYC Requirement Information with respect to such Subsidiary, (ii) applicable documentation with respect to the conditions specified in Section 4.01(a), clauses (iii) through (iv), (iii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect with respect to such new Subsidiary, together with insurance binders or other satisfactory certificates of insurance, (iv) the results of UCC searches (and the equivalent thereof in all applicable Canadian jurisdictions) with respect to such Subsidiary indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents, and (v) unless waived by the Agents in their reasonable discretion, an opinion of in-house or third party counsel (as required by the Agents) to the Borrower, in form and substance reasonably satisfactory to the Agents, with respect to (x) each such Subsidiary that is organized under Canadian (including federal, provincial or territorial) law, California, Delaware and/or New York law or as otherwise required by the Agents, and (y) such joinder agreement and related documentation. The Agents are hereby authorized by the parties to amend Schedule 1, Schedule 2, Schedule 3 and Schedule 5.27 to include such new Subsidiary or to otherwise reflect updated information provided by the Borrower to the Agents from time to time in a Compliance Certificate and the KYC Requirement Information in respect thereof as to any Subsidiary that is a Credit Party, as applicable.

(b)          The Borrower shall at all times directly or indirectly own all of the Equity Interests of each of the Credit Parties (other than the Borrower).

6.17         Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Credit Extensions solely for the purposes set forth in Section 5.15.

6.18         Additional Notices. The Borrower will promptly notify the Agents in writing of (a) any material change by the Borrower or any Subsidiary in accounting policies, financial reporting practices (subject to Section 7.12) or attestation reports concerning internal controls pursuant to Section 404 of Sarbanes-Oxley, (b) the occurrence of any ERISA Event and (c) a change in any Credit Party’s organizational identification number, U.S. taxpayer identification number and tax business number set forth on Schedule 5.27, and in such event, the Agents are hereby authorized by the parties to amend Schedule 5.27 to reflect such change.

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6.19         Designation of Material Subsidiaries. Concurrently with the delivery of a Compliance Certificate, the Borrower shall from time to time designate one or more Subsidiaries as a Material Subsidiary in order to remain in compliance with the Material Subsidiary conditions, as set forth in the definition thereof. Upon such designation, the Agents are hereby authorized by the parties to amend Schedule 3 to include such new designated Material Subsidiaries.

6.20         Anti-Corruption Laws. The Borrower and its Subsidiaries will conduct their respective businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.21         Canadian Pension Plans and Canadian Benefit Plans.

(a)           For each existing, or hereafter adopted, Canadian Pension Plan or Canadian Benefit Plan administered by the Borrower or any of its Canadian Subsidiaries organized in Canada, the Borrower and each of the Subsidiaries organized in Canada will comply with and perform in all material respects all of their material obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable Laws and regulations (including any funding, investment and administration obligations).

(b)           The Borrower and each of the Subsidiaries organized in Canada will withhold, pay or remit all material employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Canadian Pension Plan and Canadian Benefit Plan in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable Laws.

(c)           The Borrower and each of the Subsidiaries organized in Canada will deliver to the Agents (i) promptly after receipt thereof, a copy of any material claim direction, order, notice, ruling or opinion that the Borrower or any of its Subsidiaries organized in Canada may receive from any applicable Canadian Governmental Authority or other claimant, except for regular claims for benefits, with respect to any Canadian Pension Plan or Canadian Benefit Plan that can reasonably be expected to give rise to a liability in excess of the U.S. Dollar Equivalent of U.S.$10,000,000; (ii) notification within thirty (30) days of receipt of an actuarial report or accounting disclosure report that discloses any increases having a cost to the Borrower or any of its Subsidiaries organized in Canada in excess of the U.S. Dollar Equivalent of U.S.$10,000,000 in the aggregate, in respect of any existing Canadian Pension Plan or Canadian Benefit Plan, and (iii) subject to Section 7.18, notification within thirty (30) days of the establishment of any new Canadian Pension Plan that has a “defined benefit provision” as that term is defined in the ITA, or the commencement of contributions to any such plan to which any participating Credit Party or any of its Subsidiaries organized in Canada thereof was not previously contributing that can be expected to give rise to an annual liability in excess of the U.S. Dollar Equivalent of U.S.$10,000,000.

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(d)          The Borrower and each of the Subsidiaries organized in Canada will withhold, pay or remit all material employer and employee contributions and premiums required to be remitted, paid to or in respect of the Canada or Quebec Pension Plan, or any plan required under Canadian federal, provincial or territorial health, workers’ compensation, and employment insurance legislation in compliance with applicable Laws and regulations.

6.22         Obligations as Senior Debt. To the extent applicable, the Obligations of the Credit Parties hereunder constitute “senior debt” (or a similar term) under the Private Placement Notes and other Covenanted Senior Debt and supplemental indentures thereto.

ARTICLE VII.         NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations with respect to then unasserted claims) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01         Restrictions on Indebtedness. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness other than:

(a)           Indebtedness existing on the Closing Date and set forth on Schedule 7.01, including any renewals, extensions, refinancings and replacements thereof so long as the principal amount thereof (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith, the amount of which may be included in the principal amount of any refinancing) is not increased;

(b)           incurrence of guaranty, suretyship or indemnification obligations in connection with the Borrower’s or any of its Subsidiaries’ performance of services for their respective customers in the ordinary course of their businesses;

(c)           so long as no Event of Default exists or would result therefrom (including that the Borrower would not violate the covenants set forth in Section 7.14 as a result thereof), Indebtedness of one Credit Party or any one Subsidiary of the Borrower to another Credit Party or any other Subsidiary of the Borrower, which intercompany Indebtedness shall, in each case, be (x) unsecured, (y) subordinate to the Obligations in accordance with Section 11.23, and (z) in the case of any Permitted Intercompany Financing, subject to the requirements set forth in Section 7.04(c);

(d)           Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with the acquisition or lease of any equipment or other property by the Borrower or any of its Subsidiaries under any Synthetic Lease, Capitalized Lease or other lease arrangement or purchase money financing;

(e)           Indebtedness of the Borrower or any of its Subsidiaries with respect to bonds for vehicle permits, facility or building permits, tipping or disposal fees, solid waste collections, solid waste transportation, closure and post-closure obligations relating to any landfill owned or operated by the Borrower or any of its Subsidiaries;

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(f)          Indebtedness of the Borrower or any of its Subsidiaries in respect of Swap Contracts (including Fuel Derivatives Obligations) entered into in the ordinary course of business and not for speculative purposes;

(g)          Indebtedness of the Borrower or any of its Subsidiaries with respect to letters of credit of Persons acquired by the Borrower or any of its Subsidiaries; provided, that such letters of credit shall be retired immediately or replaced by Letters of Credit under this Agreement as soon as possible but in any event not later than one hundred twenty (120) days after the closing of any such acquisition;

(h)          Indebtedness of the Borrower or any of its Subsidiaries in respect of IRBs; provided, that (i) such Indebtedness may be secured only to the extent such IRBs are L/C Supported IRBs and (ii) after taking into account all Indebtedness incurred pursuant to this clause (h), the Borrower and its Subsidiaries on a consolidated basis shall be in pro forma compliance with each of the financial covenants set forth in Section 7.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA previously approved in the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness (with such amounts adjusted as if such Indebtedness was incurred on the first day of the applicable Pro Forma Reference Period));

(i)          other secured Indebtedness of the Borrower and its Subsidiaries (other than as permitted under other subsections hereof), not in excess of U.S. Dollar Equivalent of U.S.$20,000,000 in the aggregate at any time outstanding;

(j)          other unsecured Indebtedness of the Credit Parties; provided, that, at the time of incurrence thereof, the Borrower and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Section 7.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA previously approved in the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness (with such amounts adjusted as if such Indebtedness was incurred on the first day of the applicable Pro Forma Reference Period));

(k)          other unsecured Indebtedness of any Subsidiary of the Borrower that is not a Credit Party, not in excess of U.S. Dollar Equivalent of U.S.$20,000,000 in the aggregate at any time outstanding;

(l)          the Obligations;

(m)          Indebtedness incurred by a Receivables SPV in a Permitted Receivables Transaction; and

(n)          Indebtedness in respect of the Private Placement Notes as of the Closing Date;

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provided, in each case that no Subsidiary shall issue, Guarantee or incur any Indebtedness under any Private Placement Note or any other senior notes of the Borrower or, if applicable, senior notes of the Borrower’s Subsidiaries, unless such Subsidiary is also a Guarantor.

7.02         Restrictions on Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the “Permitted Liens”):

(a)           Liens (i) to secure taxes, assessments and other government charges or (ii) on properties to secure claims for labor, material or supplies, in each case, in respect of obligations not overdue or that are being contested in good faith by appropriate proceedings (provided that, if the obligation with respect to which any such Lien arises is being contested in good faith by appropriate proceedings, such obligation may remain unpaid during the pendency of such proceedings as long as the Borrower or its applicable Subsidiary shall have set aside on their books adequate reserves with respect thereto);

(b)           deposits or pledges made in connection with, or to secure payment or performance of, or the provision of services by, the Borrower or any of its Subsidiaries to a customer, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations other than any Lien imposed by ERISA and not permitted pursuant to Section 7.07;

(c)           Liens in respect of judgments or awards (i) which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or its applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrower or such Subsidiary maintains adequate reserves or (ii) that secure judgments for the payment of money not constituting an Event of Default under Section 8.01(i);

(d)           Liens of carriers, warehousemen, repairmen, landlords, mechanics and materialmen, and other like Liens, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue; provided, that such Liens may continue to exist for a period of more than one hundred twenty (120) days if the validity or amount thereof shall currently be contested by the Borrower or its applicable Subsidiary in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided further, that the Borrower or such Subsidiary will pay any such claim forthwith upon commencement of proceedings to foreclose any such Lien;

(e)           encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which the Borrower or any Subsidiary is a party, and other minor Liens none of which in the opinion of the Borrower or such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Subsidiary, which defects do not individually or in the aggregate have a Material Adverse Effect;

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(f)            Liens securing Indebtedness permitted under Section 7.01(d) incurred in connection with the lease or acquisition of property or fixed assets or industrial bond financings; provided, that such Liens shall encumber only the property or assets so acquired or financed and shall not exceed the purchase price thereof;

(g)          Liens, whether created by contract, law, regulation or ordinance, securing Indebtedness permitted by Sections 7.01(b), (e), or (g); provided, that any security granted therefor is limited to (i) rights to payment under, and use of equipment or related assets to perform, the contracts to which such guaranty, suretyship or bond obligations relate or is otherwise on terms (including subordination terms) reasonably acceptable to the Global Agent, (ii) Liens arising under the laws of suretyship and (iii) similar Liens granted in favor of municipalities or other governmental entities pursuant to any Municipal Contract; provided, that such Liens (A) encumber only the containers, bins, carts and vehicles used in connection with such Municipal Contract and (B) are promptly released as soon as such release is not prohibited under the terms of such Municipal Contract;

(h)           Liens listed on Schedule 7.02 hereto;

(i)            Liens securing Indebtedness permitted under Section 7.01(h) in the form of L/C Supported IRBs;

(j)            Liens securing deposits made on account of liabilities to insurance carriers under insurance or self-insurance arrangements;

(k)           (i) Liens granted to a Receivables SPV in connection with a Permitted Receivables Transaction and securing Indebtedness of the Borrower and its Subsidiaries existing as of the Closing Date and listed on Schedule 7.01 in connection therewith and (ii) Liens of a Receivables SPV securing Indebtedness of such Receivables SPV permitted by Section 7.01(m); provided, in the case of clause (i) and (ii), that such Liens attach only to the accounts receivable which are the subject of such Indebtedness and to the Equity Interests of the Receivables SPV;

(l)            Liens granted in connection with secured Indebtedness incurred pursuant to Sections 7.01(a) or (i);

(m)          Liens granted to secure Indebtedness and other liabilities and obligations under any Covenanted Senior Debt so long as the Obligations are simultaneously secured on a pari passu basis pursuant to customary documentation reasonably acceptable to the Agents;

(n)          [reserved];

(o)          good faith deposits in connection with bids, tenders and contracts, deposits to secure public or statutory obligations and deposits to secure surety or appeal bonds or import duties or other obligations and arrangements described in Section 7.01(e), in each case incurred in the ordinary course of business;

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(p)          Liens incurred in the ordinary course of business relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(q)          any Liens related to a sale and leaseback transaction permitted pursuant to Section 7.05; and

(r)           any Lien on cash or cash equivalents arising from any escrow or cash collateral account for the benefit of any Hedge Bank or other Swap Contract counterparty in connection with the incurrence of Indebtedness permitted by Section 7.01(f) with respect to a Subsidiary of the Borrower who is not a Credit Party.

7.03         Restrictions on Investments. The Borrower shall not, nor shall it permit any Subsidiary to, make any Investments other than:

(a)           ordinary course Investments made by the Borrower or any of its Subsidiaries from time to time in cash and cash equivalents;

(b)           subject to Sections 7.01(c), 7.03(d) (solely in respect of the proviso thereof) and 7.04(c), Investments in the Borrower or any of its Subsidiaries;

(c)           Investments consisting of guarantees by the Borrower or any of its Subsidiaries of any Indebtedness permitted pursuant to Section 7.01; and

(d)           other Investments so long as (i) the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 7.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA previously approved in the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Investment (with such amounts adjusted as if such Investment occurred on the first day of the Pro Forma Reference Period)), (ii) at the time of such Investment, no Default or Event of Default has occurred and is continuing or would result therefrom and (iii) to the extent such proposed Investment constitutes a transaction described in Section 7.04(a), the Borrower and its Subsidiaries comply with the additional requirements set forth in such Section 7.04(a); provided, that the aggregate amount of all Investments in non-wholly-owned Subsidiaries of the Borrower shall not exceed 10.0% of consolidated total assets of the Borrower and its Subsidiaries (as determined by reference to the most recent balance sheet delivered to the Agents pursuant to Section 6.04 or, if earlier than the first delivery thereunder, as indicated on a combined basis terms in the Audited Financial Statements); provided, further, that the aggregate amount of all Investments in any type of business other than the businesses conducted by the Borrower or its Subsidiaries on the Closing Date and in related businesses shall not exceed U.S. Dollar Equivalent of U.S$200,000,000 at any time outstanding.

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7.04       Merger, Amalgamation, Consolidation and Disposition of Assets; Permitted Intercompany Financings.

   (a)          The Borrower shall not, nor shall it permit any Subsidiary to, become a party to any merger, amalgamation or consolidation, or effect any asset acquisition or Equity Interest acquisition (other than, in each case (i) the acquisition of assets in the ordinary course of business consistent with past practices and with respect to asset swaps, (ii) the transactions contemplated by the Merger Agreement, (iii) any Subsidiary may merge, amalgamate or consolidate with the Borrower or with any one or more Subsidiaries (an “Intercompany Business Combination”); provided that (A) if any transaction shall be between the Borrower and a Subsidiary, the Borrower shall be the continuing or surviving Person, (B) if any transaction shall be between a Credit Party (other than the Borrower) and a Subsidiary (including a Subsidiary that is a Credit Party), a Credit Party that is a constituent party to such transaction shall be (x) the continuing or surviving Person and (y) a wholly-owned Subsidiary of the Borrower, unless such other survivor shall be or become a wholly-owned Subsidiary of the Borrower and becomes a Credit Party pursuant to Section 6.16 and (C) if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary of the Borrower, a wholly-owned Subsidiary of the Borrower shall be the continuing or surviving Person or (iv) any merger, amalgamation or consolidation to effect Dispositions permitted under Section 7.04(b) (such transactions described in clauses (i), (ii), (iii) and (iv), an “Excluded Transaction”)), and except as otherwise provided in this Section 7.04(a). The Borrower and its Subsidiaries may purchase or otherwise acquire assets or the Equity Interests of any other Person (without limiting any Excluded Transaction) including any merger, amalgamation or consolidation to effect such purchase or acquisition; provided, that any Intercompany Business Combination must in all cases comply with clause (iii) above (the “Intercompany Business Combination Provisions”); and provided, further, that:

(i)          the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 7.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA previously approved in the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such acquisition (with such amounts adjusted as if such acquisition occurred on the first day of the applicable Pro Forma Reference Period));

(ii)         at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

(iii)        to the extent the Borrower and the Subsidiaries use, directly or indirectly, any proceeds of the Loans in connection with such acquisition, such use of proceeds is in accordance with Section 5.15; and

(iv)        to the extent such acquisition involves a change of control, such change of control is in accordance with Section 8.01(l).

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Notwithstanding anything to the contrary set forth in this clause (a) with respect to any transaction that may be otherwise permitted by this clause (a), (i) the Borrower shall not consummate any merger, consolidation or amalgamation in which it is not the surviving entity, and (ii) no Credit Party (other than the Borrower) shall consummate any merger, consolidation or amalgamation in which it is not the surviving entity unless (A) any such other survivor shall be or become a wholly-owned Subsidiary of the Borrower and becomes a Credit Party pursuant to Section 6.16, or (B) such merger, amalgamation or consolidation is to effect a Disposition permitted under Section 7.04(b).

(b)          Neither the Borrower nor any of its Subsidiaries shall effect any Disposition of assets, other than, in each case subject, if applicable, to compliance with the Intercompany Business Combination Provisions of Section 7.04(a): (i) the sale of inventory, the licensing of intellectual property and the Disposition of obsolete or surplus assets, in each case in the ordinary course of business consistent with past practices, (ii) a Disposition of assets from (A) one Credit Party to any other Credit Party or (B) a Subsidiary of the Borrower that is not a Credit Party to another Subsidiary of the Borrower or to the Borrower, (iii) the sale or exchange of routes and related assets which, in the business judgment of the Borrower does not, and will not have a Material Adverse Effect, (iv) assets with an aggregate fair market value of less than 12.5% of the value of the consolidated total assets of the Consolidated Group (as determined by reference to the most recent balance sheet delivered to the Agents pursuant to Section 6.04 or, if earlier than the first delivery thereunder, as indicated on a combined basis terms in the Audited Financial Statements) over the term of this Agreement transferred in connection with an asset sale or swap, which sale or swap, in the business judgment of the Borrower, will not have a Material Adverse Effect, (v) the sale, lease, assignment, transfer or other Disposition of Receivables in connection with any Permitted Receivables Transaction and (vi) any sale and leaseback transaction permitted by Section 7.05.

(c)          The Borrower and its Subsidiaries may engage in Permitted Intercompany Financings with Transaction Subsidiaries; provided, that (x) the Permitted Intercompany Financings are consummated on terms acceptable to the Agents with such acceptance not to be unreasonably withheld, delayed or conditioned (y) [reserved] and (z) the structure of and documentation evidencing the Permitted Intercompany Financings shall be satisfactory in all respects to the Agents with such approval not to be unreasonably withheld, and, if requested, the Credit Parties shall provide the Agents with copies of any and all documentation evidencing such Permitted Intercompany Financing. In addition, the Borrower shall deliver to the Agents all loan documents as may be requested by either Agent in connection with such Permitted Intercompany Financings, including without limitation documentation necessary to evidence that, no Default shall exist or result from the consummation of such Permitted Intercompany Financing.

7.05         Sale and Leaseback. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Borrower and its Subsidiaries shall sell or transfer any property owned by either the Borrower or any of its Subsidiaries in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Required Lenders, except, in each case, where a Disposition is not prohibited under Section 7.04(b) and the Indebtedness arising therefrom is not prohibited under Section 7.01(i).

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7.06         Restricted Payments and Redemptions. The Borrower shall not, nor shall it permit any Subsidiary to, make any Restricted Payments (provided, however, that neither the exercise of common stock purchase warrants or options to purchase common stock on a “cashless” exercise basis under the Borrower’s or any of its Subsidiaries’ equity incentive plans shall constitute a purchase or redemption of Equity Interests), except that (a) (i) any Credit Party may make any Restricted Payment to another Credit Party and (ii) each Subsidiary may make Restricted Payments to the Borrower, any other Credit Party and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (b) the Borrower may make any Restricted Payment so long as no Default or Event of Default exists or would be created by the making of such Restricted Payment (provided, that if as of the end of any fiscal quarter in any fiscal year (and after giving effect to any Indebtedness incurred to finance such Restricted Payment, if any), the Consolidated Group have on a consolidated basis a Leverage Ratio of greater than or equal to 3.00 to 1.00, as determined by reference to the most recent Compliance Certificate delivered to the Agents pursuant to Section 6.04, the Borrower shall not make Restricted Payments in excess of the Distribution Limitation in the aggregate in such fiscal year, unless and until such time as the Consolidated Group shall have on a consolidated basis a Leverage Ratio of less than 3.00 to 1.00 as determined by reference to any subsequent Compliance Certificate delivered to the Agents pursuant to Section 6.04; provided further, that if (x) the Borrower shall be prohibited from making Restricted Payments in excess of the Distribution Limitation in the aggregate in any fiscal year as a result of the application of the foregoing Leverage Ratio and (y) the Borrower shall have previously made Restricted Payments in an aggregate amount greater than or equal to the Distribution Limitation during such fiscal year, the Borrower shall not be deemed to be in violation of this Section 7.06 as a result of such pre-existing Restricted Payments but shall not make any additional Restricted Payments for the remainder of such fiscal year, unless and until such time as the Consolidated Group have on a consolidated basis a Leverage Ratio of less than 3.00 to 1.00 as determined by reference to any subsequent Compliance Certificate delivered to the Agents pursuant to Section 6.04) and (c) the Borrower may make cash payments to its employees and non-employee directors pursuant to one or more profit sharing, equity incentive or other benefit plan.

7.07         Employee Benefit Plans. Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate will:

(a)           engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or otherwise incur any excise taxes under Sections 4971, 4975, 4980B or 4980D of the Code which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries; or

(b)           fail to satisfy the Pension Funding Rules with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries or fail to meet or seek any waiver of the minimum funding standards or incur any funding shortfall (within the meaning of Sections 302 and 303 of ERISA or Sections 430 and 436 of the Code) with respect to any such Pension Plan which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries; or

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(c)           fail to contribute to any Pension Plan to an extent which, or terminate any Pension Plan (other than a Multiemployer Plan) in a manner which, could reasonably be expected to result in the imposition of a Lien securing material obligations (and in any event obligations in excess of U.S. Dollar Equivalent of U.S.$35,000,000) on any assets of the Borrower or any of its Subsidiaries pursuant to Section 303(k) or Section 4068 of ERISA or Section 430(k) of the Code; or

(d)           post any security pursuant to Section 436(f) of the Code or fail to meet the minimum required contribution payment obligations under Section 303(j) of ERISA with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries; or

(e)           permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Pension Plans (other than any Multiemployer Plans) exceeding the value of the aggregate assets of such Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Pension Plan with assets in excess of benefit liabilities which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries; or

(f)           incur any withdrawal liability within the meaning of Section 4201 of ERISA with respect to any Multiemployer Plan which could reasonably be expected to result in a material liability (and in any event not in excess of U.S. Dollar Equivalent of U.S.$35,000,000) for the Borrower or any of its Subsidiaries.

7.08         Burdensome Agreements. Except as required by any Municipal Contract, neither the Borrower nor any of its Subsidiaries shall enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or such Subsidiary from (a) making Restricted Payments to the Borrower or any other Credit Party or otherwise transferring property to or investing in the Borrower or any other Credit Party, except for any such agreement or arrangement in effect at the time such Subsidiary became a Subsidiary of the Borrower, so long as such agreement or arrangement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower, (b) Guaranteeing the Indebtedness of the Borrower or any other Credit Party or (c) creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest or Lien in favor of the Agents for the benefit of the Lenders and the Agents under the Loan Documents other than customary anti-assignment provisions in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business, in each case other than (A) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the Disposition of the Equity Interests or assets of such Subsidiary permitted under the terms of this Agreement pending the closing of such Disposition, (B) any restriction in the form of customary provisions with respect to Disposition of Investments held by the Borrower or a Subsidiary and permitted under the terms of this Agreement, (C) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 7.02 solely to the extent any such negative pledge relates to property financed by or the subject of such Indebtedness, (D) restrictions on any Receivables SPV or the Equity Interests, securities or other obligations thereof pursuant to customary documentation entered into in connection with a Permitted Receivables Transaction, (E) any restriction pursuant to an agreement governing Indebtedness permitted under Section 7.01, including customary subordination provisions, (F) customary anti-assignment provisions contained in leases, licensing agreements and permits issued by Governmental Authorities, in each case entered into by the Borrower or such Subsidiary in the ordinary course of its business, and (G) in connection with restrictions imposed by applicable Laws.

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7.09         Business Activities. Neither the Borrower nor any of its Subsidiaries will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by the Borrower or its Subsidiaries on the Closing Date (after giving effect to the Merger Transactions) and in related businesses, except to the extent otherwise permitted under Sections 7.03 and 7.04.

7.10         Transactions with Affiliates. Except with respect to the Permitted Intercompany Financings, neither the Borrower nor any of its Subsidiaries will engage in any transaction with any non-Subsidiary Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such non-Subsidiary Affiliate or, to the knowledge of the Borrower and any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such non-Subsidiary Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business.

7.11         Prepayments and Amendments of Indebtedness. Neither the Borrower nor any of its Subsidiaries shall (i) prepay, redeem or repurchase any Indebtedness incurred by the Borrower and its Subsidiaries pursuant to Section 7.01 (other than the Obligations) unless no Default or Event of Default has occurred and is continuing, or would be created thereby and (ii) amend, modify or change in any manner any term or condition of (a) any Indebtedness set forth in Schedule 7.01 in a manner materially adverse to the Lenders without the consent of the Required Lenders, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.01 and (b) the Master Note Purchase Agreements in a manner materially adverse to the Lenders without the consent of the Required Lenders.

7.12         Accounting Changes. Subject also to Section 1.03(b), neither the Borrower nor any of its Subsidiaries will make any change in its accounting policies or reporting practices, except as required by GAAP.

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7.13         Use of Proceeds. Neither the Borrower nor any of its Subsidiaries shall use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; provided, that the Borrower and its Subsidiaries may use the proceeds of Loans advanced hereunder to purchase stock of the Borrower as permitted under Section 7.06 so long such stock is retired upon the consummation of the applicable repurchase.

7.14         Financial Covenants.

(a)           Leverage Ratio. Neither the Borrower nor any of its Subsidiaries shall permit, as of the last day of each fiscal quarter of the Consolidated Group, the ratio of (i) (x) Consolidated Total Funded Debt outstanding on such date less (y) the sum of cash and cash equivalents of the Borrower and its Subsidiaries on a dollar-for-dollar basis as of such date in excess of U.S.$50,000,000 up to a maximum of U.S.$200,000,000 (such that the maximum amount of reduction pursuant to this subclause (y) does not exceed U.S.$150,000,000) to (ii) Consolidated EBITDA for the Reference Period ending on such date (the “Leverage Ratio”), to exceed 3.50:1.00; provided that in the event of an acquisition permitted under Section 7.03 and Section 7.04 having an aggregate purchase price equal to U.S. Dollar Equivalent of U.S.$200,000,000 or greater which would result in a pro forma Leverage Ratio (after taking into account all existing Consolidated Total Funded Debt and all Consolidated Total Funded Debt to be incurred, assumed or repaid in connection with such acquisition) of 3.00:1.00 or higher, then, at the election of the Borrower, the foregoing 3.50:1.00 ratio shall be deemed to be 3.75:1.00 for the fiscal quarter in which such acquisition occurs and the three immediately following fiscal quarters and the maximum permitted Leverage Ratio will thereafter revert to 3.50:1.00. The Borrower may utilize this deemed Leverage Ratio increase no more than once in any four fiscal quarter period.

(b)           Interest Coverage Ratio. Neither the Borrower nor any of its Subsidiaries shall permit, as of the last day of any fiscal quarter of the Consolidated Group, the ratio of Consolidated EBIT to Consolidated Total Interest Expense, in each case for the Reference Period ending on such date, to be less than 2.75:1.00.

7.15         Merger Agreement. The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived without prior written consent of the Required Lenders to the extent any such alteration, amendment or other change or waiver could reasonably be expected to be materially adverse to the Lenders.

7.16         Sanctions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agents, L/C Issuers, Swing Line Lender, or otherwise) of Sanctions.

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7.17         Anti-Corruption Laws.  Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), and other similar anti-corruption legislation in other jurisdictions.

7.18         Canadian Pension and Benefit Plans.

(a)          Without the prior written consent of the Global Agent, such consent not to be unreasonably withheld, delayed or conditioned, neither the Borrower nor any of its Subsidiaries organized in Canada shall have any liability in respect of a new “multi-employer pension plan,” as that term is defined in Pension Benefits Standards Act, 1985 (Canada) or equivalent provincial legislation, if such liabilities would exceed the U.S. Dollar Equivalent of U.S.$10,000,000 in the aggregate;

(b)          Without the prior written consent of the Global Agent, such consent not to be unreasonably withheld, delayed or conditioned, neither the Borrower nor any of its Subsidiaries organized in Canada shall establish, adopt or agree to contribute to any new Canadian Pension Plan with a “defined benefit provision” (as that term is defined in the ITA) or acquire any Person who sponsors, maintains, administers, or is or may be required to contribute to a Canadian Pension Plan with a defined benefit provision, if the hypothetical wind up deficit in respect of the Canadian Pension Plans is estimated to exceed the U.S. Dollar Equivalent of U.S.$10,000,000 in the aggregate; or

(c)          Without the prior written consent of the Global Agent, such consent not to be unreasonably withheld, delayed or conditioned, neither the Borrower nor any of its Subsidiaries organized in Canada shall take any action to effect the full or partial termination, or to cause any Canadian Governmental Authority to order the full or partial termination, of any Canadian Pension Plan with a “defined benefit provision” (as that term is defined in the ITA), if such full or partial termination is estimated to give rise to a wind up deficit in excess of the U.S. Dollar Equivalent of U.S.$10,000,000 in the aggregate.

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default. Any of the following shall constitute an “Event of Default”:

(a)           the Credit Parties fail to pay any principal of the Loans or any L/C Obligation when the same shall become due and payable, whether at the Maturity Date, or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Credit Parties fail to pay any interest or fees or other amounts owing under the Loan Documents within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Credit Parties fail to comply with the covenants contained in Sections 6.05, 6.13, 6.14, 6.15, 6.17, or Article VII;

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(d)           the Credit Parties fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b) and (c) above) within thirty (30) days after the earlier of: (i) a Responsible Officer obtaining actual knowledge of such default and (ii) written notice of such failure having been given to the Borrower by either Agent or any Lender;

(e)           any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement proves to have been false in any material respect upon the date when made or repeated;

(f)            the Borrower or any of its Subsidiaries fails to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money (other than the Obligations) or any guaranty with respect thereto in an aggregate amount greater than U.S. Dollar Equivalent of U.S.$50,000,000 or fails to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than U.S. Dollar Equivalent of U.S.$50,000,000 for such period of time as would permit (after the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require such obligations to be repurchased, prepaid, defeased or redeemed in an amount greater than U.S. Dollar Equivalent of U.S.$50,000,000 prior to its stated maturity, unless the same shall have been waived by the holder(s) thereof;

(g)           the Borrower, any Credit Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or any of its Subsidiaries and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to the Borrower or any of its Subsidiaries or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding;

(h)          (i) the Borrower or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower or any of its Subsidiaries and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(i)            there remains in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds in the aggregate U.S. Dollar Equivalent of U.S.$35,000,000 after taking into account any undisputed insurance coverage;

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(j)            (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower and its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of U.S. Dollar Equivalent of U.S.$35,000,000, or (ii) the Borrower, any of its Subsidiaries or any ERISA Affiliate fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Borrower or any of its Subsidiaries is permitted to contest its obligations to make such payment without incurring any liability (other than interest) or penalty and (y) the Borrower or any of its Subsidiaries is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of U.S. Dollar Equivalent of U.S.$35,000,000, or (iii) if (x) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (y) the Borrower or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, in either case giving rise to a liability in excess of U.S. Dollar Equivalent of U.S.$10,000,000, or (z) the Borrower or any Subsidiary becomes subject to the imposition of a material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans and any such event or events described in clause (iii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect;

(k)           any of the Loan Documents is cancelled, terminated, revoked or rescinded, in each case other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents is commenced by or on behalf of the Borrower or any of its Subsidiaries or any stockholder of the Borrower who is an officer or director of the Borrower, or any court or any other governmental or regulatory authority or agency of competent jurisdiction makes a determination that, or issues a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)           (i) the Borrower at any time legally or beneficially owns less than one hundred percent (100%) of the Equity Interests of each of the Credit Parties (directly or indirectly), or (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty-five percent (25%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower; or, during any period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period cease to constitute a majority of the board of directors unless such new directors were approved by a majority of the directors who were directors on the first day of such period; provided, however, that any such change of control described in this clause (ii) resulting from an acquisition, merger, amalgamation or consolidation permitted under Section 7.04 shall not constitute a Default or an Event of Default hereunder provided that such change of control does not involve any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) acquiring beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower;

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(m)          the occurrence of a “Change of Control” under and as defined in any documents executed and/or delivered in connection any Covenanted Senior Debt.

8.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agents shall, at the request of, or may, with the consent of, the Required Lenders:

(a)          declare the commitment of each Lender to make Loans and purchase Bankers’ Acceptances and BA Equivalent Notes and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties;

(c)          require that the Credit Parties Cash Collateralize the Bankers’ Acceptances, BA Equivalent Notes or L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)          exercise on behalf of itself, the Lenders and the L/C Issuers any other right or remedy available under any other Loan Document, at law, in equity, under any other instrument, document or agreement or otherwise;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Material Subsidiaries under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), each as now and hereafter in effect, or any successors to such statutes or any similar Debtor Relief Law that imposes any stay on the enforcement of creditors’ rights generally or upon the consummation of any proceeding under any Debtor Relief Law under which a stay or similar injunction is requested, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Credit Parties to Cash Collateralize the Bankers’ Acceptances, BA Equivalent Notes or L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agents, any L/C Issuer or any Lender.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law, in equity, under any other instrument, document or agreement or otherwise, whether now existing or hereafter arising.

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8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 10.12 and 2.18, be applied by the Agents in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to the Agents in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Drawing Fees and L/C Fees) payable to the Lenders and the L/C Issuers (including reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel to the respective Lenders and the respective L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees, Drawing Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, ratably (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Hedge Agreements and Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them, and (b) to the Global Agent for the account of the Applicable Revolving Lenders, to Cash Collateralize all Bankers’ Acceptances and BA Equivalent Notes;

Fifth, to the applicable Agent for the account of applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Credit Parties pursuant to Sections 2.06(c) and 2.18; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts used to Cash Collateralize the Outstanding Amount of all Bankers’ Acceptances and BA Equivalent Notes shall be applied to the repayment of such Bankers’ Acceptances and BA Equivalent Notes on the Contract Maturity Date thereof in accordance with Section 2.05(e)(i). If any amount remains on deposit as Cash Collateral after all Letters of Credit, Bankers’ Acceptances and BA Equivalent Notes have either been fully repaid or Cash Collateralized, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

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Notwithstanding the foregoing, Obligations arising under Cash Management Agreements and Hedge Agreements shall be excluded from the application described above if the Agents have not received written notice thereof, together with such supporting documentation as the Agents may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agents pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.          AGENTS

9.01         Appointment and Authorization of the Agents. (a) Each of the Lenders and each L/C Issuer hereby (i) irrevocably appoints (x) BOA Canada to act on its behalf as the Global Agent, and (y) Bank of America to act on its behalf as the U.S. Agent, in each case hereunder and under the other Loan Documents and (ii) authorizes each of the Global Agent and the U.S. Agent to take such actions on its behalf and to exercise such powers as are delegated to the Global Agent and the U.S. Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Global Agent, the U.S. Agent, the Lenders and the L/C Issuers, and no Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Global Agent or the U.S. Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties

9.02         Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “the Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b)          shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)          shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any of their respective Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity; and

(d)          shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until written notice describing such Default is given in writing to such Agent by the Borrower, a Lender or an L/C Issuer. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Global Agent or the U.S. Agent, as applicable.

9.04         Reliance by the Agents. Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each of the Agents may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Agents may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.05         Delegation of Duties. Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06         Resignation of the Agents.

(a)          Either Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in United States and Canada, or an Affiliate or branch of any such bank with an office in the United States and Canada. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above, provided that in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          If the Person serving as either Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Global Agent or U.S. Agent, as applicable, is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Global Agent or U.S. Agent, as applicable, is appointed as provided for above. Upon the acceptance of a successor’s appointment as Global Agent or U.S. Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the applicable retiring (or removed) Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the applicable retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the applicable retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while such retiring or removed Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Agent.

(d)          Any resignation by BOA Canada as Global Agent or Bank of America as U.S. Agent pursuant to this Section shall also constitute their respective resignation as L/C Issuer and Swing Line Lender. If BOA Canada resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or Canadian Prime Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If BOA Canada resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to BOA Canada or Bank of America, as applicable, to effectively assume the obligations of BOA Canada or Bank of America, respectively, with respect to such Letters of Credit.

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9.07         Non-Reliance on the Agents and the Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Global Agent, U.S. Agent, a Lender or an L/C Issuer hereunder.

9.09         The Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, each of the Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether either Agent shall have made any demand on the Credit Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.03(h) and (i), 2.10 and 11.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to either Agent and, in the event that either Agent shall consent to the making of such payments directly to the Lenders and each L/C Issuer, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due such Agent under Sections 2.10 and 11.04. Nothing contained herein shall be deemed to authorize either Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize either Agent to vote in respect of the claim of any Lender in any such proceeding.

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9.10         Release of Credit Parties. The Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Agents to release any Credit Party (other than the Borrower) from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or, in the case of a Transaction Subsidiary, such Transaction Subsidiary both (x) ceases to be a Transaction Subsidiary and (y) is not also listed on Part I of Schedule 2. Upon request by the Agents at any time, subject to the provisions of Section 11.01(g), the Required Lenders will confirm in writing the Agents’ authority to release any Credit Party from its obligations under the Loan Documents pursuant to this Section 9.10.

9.11         Cash Management Agreements and Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Hedge Agreements unless the Agents have received written notice of such Obligations, together with such supporting documentation as the Agents may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.           CONTINUING GUARANTY

10.01       Guaranty. Each of the Guarantors hereby jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Credit Parties to the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders, and whether arising hereunder or under any other Loan Document, any Cash Management Agreement or any Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable and documented out-of-pocket costs, attorneys’ fees and expenses incurred by the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders in connection with the collection or enforcement thereof pursuant to Sections 11.04(a) and 11.04(b)). Subject to Section 2.12, the Agents’ books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive (absent manifest error) for the purpose of establishing the amount of the Obligations. The obligations of each of the Guarantors under the provisions of this Article X constitute full recourse obligations of each of such Guarantors, enforceable against each such Guarantor to the full extent of its properties and assets. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor (if any), or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense (other than defense of payment) to the obligations of the Guarantors under this Guaranty, and each of the Guarantors hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each applicable Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount (i) that would not render its obligations hereunder subject to avoidance as fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code), or any comparable provision of any federal, provincial, territorial or state or any other Debtor Relief Law, or, (ii) for PWS Luxembourg, that would not render its obligation unenforceable as not being justified by the corporate benefit thereof.

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10.02       Rights of Lenders. Each of the Guarantors consents and agrees that the Borrower and the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security (if any given) for the payment of this Guaranty or any Obligations; (c) apply such security (if any given) and direct the order or manner of sale thereof as the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each of the Guarantors consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03       Certain Waivers. Each of the Guarantors waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor (in each case, other than defense of payment), or the cessation from any cause whatsoever (including any act or omission of any Agent, any L/C Issuer, any Hedge Bank, any Cash Management Bank and any Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder consistent with applicable Law; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Agent, any L/C Issuer, any Hedge Bank, any Cash Management Bank and any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter (if any) held by any Agent, any L/C Issuer, any Hedge Bank, any Cash Management Bank and any Lender; and (f) to the fullest extent permitted by law, any and all other defenses (other than defense of payment) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each of the Credit Parties expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

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10.04       Obligations Independent. The obligations of each of the Guarantors hereunder are not merely as surety and are joint and several obligations with each of the other Guarantors (without preferences or distinction among them) and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party and without first making any claim against the Borrower or any other Guarantor.

10.05       Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders and shall forthwith be paid to the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders to reduce the amount of the Obligations, whether matured or unmatured. If, for any reason, any of the trusts expressed to be created in this Section should fail or be unenforceable, the affected Guarantor will promptly pay or distribute the amounts equal to that receipt or recovery to the the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders for application in accordance with the terms of this Section.

10.06       Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty, in each case, other than contingent obligations (it being acknowledged for this purpose that obligations under a Hedge Agreement or a Cash Management Agreement are not contingent liabilities) that survive payment in full of all principal, interest and fees under this Agreement are paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated, whereupon this guaranty shall terminate automatically without further action required whatsoever. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

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10.07       Subordination. In accordance with Section 11.23, each of the Guarantors hereby subordinates the payment of all obligations and indebtedness of the Borrower and each other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders or resulting from such Guarantor performance under this Guaranty, to the payment in full in cash of all Obligations, to the extent not prohibited under applicable Law. If the Agents, the L/C Issuers and the Lenders so request during the continuance of an Event of Default, any such obligation or indebtedness of the Borrower and each other Guarantor to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders and the proceeds thereof shall be paid over to the Agents for application to the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

10.08       Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon written demand by the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders.

10.09       Condition of Borrower. Each of the Guarantors acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that none of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders has any duty, and such Guarantor is not relying on the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (such Guarantor waiving any duty on the part of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders to disclose such information and any defense relating to the failure to provide the same).

10.10       Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty hereunder, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

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10.11       [Reserved].

10.12       Designation of the Borrower as the Agent for the Credit Parties. For purposes of this Agreement, on and after the Closing Date, each Credit Party (other than the Borrower) hereby designates the Borrower as the agent and representative of each Guarantor for all purposes hereunder (including with respect to any notices, demands, communications or requests under this Agreement or the other Loan Documents) and the Borrower hereby accepts each such appointment. The Agents and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower as a notice or communication from all the Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party or the Credit Parties hereunder to the Borrower on behalf of such Credit Party or the Credit Parties. Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking expressly made on its behalf by the Borrower shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.

10.13       Luxembourg Guaranty Limitation. Notwithstanding anything to the contrary contained in this Article X, the aggregate maximum amount payable by PWS Luxembourg in respect of the aggregate amount of its guaranty obligations under this Article X shall not include any obligation which, if incurred, would constitute an abuse of assets as defined by article 171-1 of the 1915 Law, and shall be limited at any time to an amount (the “Amount”) not exceeding the aggregate of:

(a)	the aggregate of all principal amounts (if any) borrowed directly or indirectly by or made available by whatever means to PWS Luxembourg from one or more other members of the Consolidated Group that have been financed by a borrowing under the Existing Progressive Credit Agreement and/or this Agreement, plus

(b)	90 percent of PWS Luxembourg’s net assets (capitaux propres) and the subordinated debt (dettes subordonnées) owed by PWS Luxembourg to its shareholders (excluding however any amounts taken into account under (a) above) (the “Luxembourg Subordinated Debt”), as determined by article 34 of the Luxembourg law of December 19, 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies (the “2002 Law”) at the date of this Agreement.

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ARTICLE XI.          MISCELLANEOUS

11.01       Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Credit Parties or the applicable Credit Party, as the case may be, and acknowledged by the Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01(a) without the written consent of each Lender except that, in the sole discretion of the Agents, only a waiver by the Agents shall be required with respect to immaterial matters or items noted in any post-closing letter made available to the Lenders with respect to which the Credit Parties have given assurances satisfactory to the Agents that such items shall be delivered promptly following the Closing Date;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02 or any Term Loan Commitment after the initial funding thereof on the Closing Date) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (it being understood that any vote to rescind acceleration of amounts owing with respect to the Loans and other Obligations under the Loan Documents shall only require the approval of the Required Lenders);

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan, Bankers’ Acceptance, BA Equivalent Note or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01 with respect to the Fee Letters) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby except that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower or any other Credit Party to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee;

(e)           change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)           change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)           except as provided in Section 9.10, release the Borrower or all or substantially all of the other Credit Parties from their Obligations under the Loan Documents or release all or substantially all of the value of the Guaranty without the written consent of each Lender; or

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(h)           release all or substantially all of any collateral hereafter securing all or any portion of the Obligations without the written consent of each Lender, subject to customary Lien release exceptions as may be provided in the documentation pursuant to which any such collateral is obtained;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) in no event shall any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility be waived without the written consent of Revolving Lenders holding over fifty percent (50%) of the aggregate Revolving Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision in this Section 11.01 to the contrary but subject to Section 2.15 (including those matters that may be addressed in a Conforming Amendment without the requirement for additional consents pursuant to Section 2.15), this Agreement may be amended with the written consent of the Required Lenders, the Agents and the Credit Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agents and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

11.02       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)          if to the Borrower or any other Credit Party, either Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)         if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties), as may be updated pursuant to Section 11.02(d).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), with confirmation of transmission by the transmitting equipment. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuers pursuant to Article II if such Lender or such L/C Issuer, as applicable has notified the Agents that it is incapable of receiving notices under such Article by electronic communication. The Agents, the Swing Line Lender, the L/C Issuers or any Credit Party may each, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall either Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Credit Parties’ or either Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of the Credit Parties, the Agents, the L/C Issuers and the Swing Line Lender may change its respective address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Credit Parties, the Agents, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Agents from time to time to ensure that the Agents have on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal, Canadian Federal, state, provincial and territorial securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal, Canadian Federal, state, provincial and territorial securities laws.

(e)          Reliance by the Agents, L/C Issuers and the Lenders. The Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, L/C Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Responsible Officer of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Agents, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Credit Parties, except in the case of any of the foregoing Persons who are seeking indemnification hereunder, to the extent such reliance resulted from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. All telephonic notices to and other telephonic communications with either Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

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11.03       No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with Section 8.02 for the benefit of the Agents, all of the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Agents from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuers, the Swing Line Lender or either Agent from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Global Agent or U.S. Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to such Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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11.04       Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Credit Parties shall pay following the receipt of a reasonably detailed invoice (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Agents and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one U.S. counsel and one outside Canadian counsel, and one outside counsel in Luxembourg and each other foreign jurisdictions in which any Credit Party is located and additional local counsel in Canada necessary for any Lien termination required by the Agents, for the Agents and their respective Affiliates, collectively), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs and expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket costs and expenses incurred by either Agent, any Lender or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for either Agent, any Lender or any L/C Issuer incurred in connection with the transactions contemplated hereby; provided that for any individual enforcement action or series or related actions, the Credit Parties shall not be required to pay legal fees, charges and disbursements of more than one primary outside U.S. counsel and one primary outside Canadian counsel, and one outside counsel in Luxembourg and each other foreign jurisdiction in which any Credit Party is located and in addition to any reasonably necessary local outside counsel for the Agents, the Lenders and the L/C Issuers collectively, unless the representation of all such Persons by one counsel would be inappropriate due to the existence of an actual or potential conflict of interest, in which case the Credit Parties shall also be required to pay the legal fees, charges and disbursements of additional outside counsel to such conflicted Persons), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, Bankers’ Acceptances or BA Equivalent Notes purchased or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)          Indemnification by the Credit Parties. The Credit Parties shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including settlement costs and the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee; provided that for any individual claim or series or related claims, this indemnity shall only apply to the legal fees, charges and disbursements of one primary outside U.S. counsel and one primary outside Canadian counsel, and one outside counsel in Luxembourg and each other foreign jurisdiction in which any Credit Parties is located and in addition to any reasonably necessary local outside counsel for all Indemnitees, unless the representation of all Indemnitees by one counsel would be inappropriate due to the existence of an actual or potential conflict of interest, in which case this indemnity shall also apply to the legal fees, charges and disbursements of additional outside counsel to such conflicted Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, Bankers’ Acceptance, BA Equivalent Note, or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations (if any) hereunder or under any other Loan Document, if the Borrower or any other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting or duplicating the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims, damages, expenses, etc. arising from any non-Tax claim.

(c)          Reimbursement by the Lenders. To the extent that the Credit Parties for any reason fail to pay any amount required under subsection (a) or (b) of this Section to be paid by it to either Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to such Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against either Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each of the Credit Parties shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(e)           Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)           Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of either Agent, an L/C Issuer or the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05       Payments Set Aside. To the extent that any payment by or on behalf of the Credit Parties is made to either Agent, any L/C Issuer or any Lender, or either Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to such Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06       Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents, the L/C Issuers and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)          Assignments by the Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agents or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than U.S.$5,000,000 unless each of the Agents and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A)         The consent of the Borrower (not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless they object thereto by written notice to the Agents within five (5) Business Days after having received notice thereof;

(B)         The consent of the Agents (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)         The consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Revolving Commitments.

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(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agents an Assignment and Assumption, together with a processing and recordation fee in the amount of U.S.$3,500; provided, however, that, the Agents may, in their sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agents an Administrative Questionnaire.

(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to any Credit Party or any of their respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), or (D) to any Person who is not qualified to lend to the Borrower in the currencies required of Lenders in the applicable Class.

(vi)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agents in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agents, the applicable pro rata share of Loans, Bankers’ Acceptances and BA Equivalent Notes previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to either Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans, Bankers’ Acceptances and BA Equivalent Notes and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)       Assignments Among Classes. Subject to Section 11.06(b)(iii)(A), the Global Agent or U.S. Agent may reallocate the Revolving Commitments among Classes in connection with any assignment of the Revolving Commitment of any Revolving Lender of one Class to a Revolving Lender of another Class; provided, that such assignment, and the reallocation of Loans and risk participations of any Class in connection therewith, shall not cause the Revolving Credit Exposure of any Revolving Lender to exceed its Revolving Commitment. In such event, each Agent is hereby authorized by the parties to update Schedule 2.01 as applicable, to include reflect all such assignments.

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Subject to acceptance and recording thereof by the Agents pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and subject to the obligations of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Register. The Agents, acting solely for this purpose as agents of the Borrower (and such agency being solely for tax purposes), shall maintain at the Global Agent’s Office and U.S. Agent’s Office, a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans, Bankers’ Acceptances, BA Equivalent Notes and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each of the Borrower, the Lenders, the L/C Issuers and the Swing Line Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Agents a copy of the Register. Upon its receipt of and, if required, consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, such Eligible Assignee’s completed Administrative Questionnaire and any tax forms required by Section 3.01 (unless such assignee is already a Lender), together with the fee payable under Section 11.06(b)(iii), the Agents will, on the effective date thereof, record the Assignment and Assumption on the Register.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agents, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s respective Affiliates or Subsidiaries), in each case, that is legally entitled to deliver the IRS form(s) and other documentation described in Section 3.01(e), as applicable (as if it were a Lender), demonstrating a complete exemption from U.S. federal withholding tax pursuant to Laws in effect on the date on which such Person acquires the participation (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans, Bankers’ Acceptances and BA Equivalent Notes (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, either Agent, the L/C Issuers and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits and subject to the obligations of Sections 3.01, 3.04 and 3.05 (subject to the requirements, required representations, and limitations in such Sections) and shall be subject to the mitigation obligations and replacement pursuant to Section 3.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant (A) agrees to be subject to the provisions of Sections 3.01, 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, which Change in Law would have entitled the Lender from whom it acquired the applicable participation to receive such greater payment. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agents (in their capacity as Agents) shall have no responsibility for maintaining a Participant Register.

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(e)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Resignation as L/C Issuer or the Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America, BOA Canada and any other L/C Issuer assigns all of its Revolving Commitment and Committed Loans, Bankers’ Acceptances and BA Equivalent Notes pursuant to Section 11.06(b), Bank of America, BOA Canada, and any other L/C Issuer may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) in the case of BOA Canada, upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender, as applicable. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Multicurrency Revolving Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America, BOA Canada and any other L/C Issuer as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America, BOA Canada and any other L/C Issuer resign as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BOA Canada resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, BOA Canada and any other L/C Issuer to effectively assume the obligations of Bank of America, BOA Canada and any other L/C Issuer with respect to such Letters of Credit.

(g)          The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

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11.07       Treatment of Certain Information; Confidentiality. Each of the Agents, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed, subject to the provisions set forth in this Section 11.07, (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority, purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Acceding Lender under Section 2.15(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to either Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Credit Parties or any Subsidiary relating to the Credit Parties, any Subsidiary or any of their respective businesses, other than any such information that is available to either Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Credit Parties or any Subsidiary, provided that, in the case of information received from the Credit Parties or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential (other than Information provided under Sections 6.04, 6.13, 6.14, 6.15, 6.18 or 7.14 (i.e., such Information provided under such sections does not need to be labeled confidential to be treated as confidential)). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Lenders and the L/C Issuers acknowledge that (a) the Information may include material non-public information concerning the Borrower or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States, Federal, Canadian Federal, state, provincial and territorial securities laws.

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Notwithstanding the foregoing, unless specifically prohibited by applicable Law or court order, each of the Agents, the Lenders, the L/C Issuers and each of their respective Affiliates shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Agent, such Lender, such L/C Issuer or such Affiliate by such Governmental Authority) or pursuant to legal process.

The provisions of this Section 11.07 do not apply to any proceedings between the parties to this Agreement.

11.08       Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after giving prior written notice to the Agents, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Credit Parties or any of them against any and all of the obligations of such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Global Agent or U.S. Agent, as applicable, for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agents a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Agents promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09       Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law including, but not limited to, the Criminal Code (Canada) (the “Maximum Rate”). If the Agents or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agents or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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11.10       Counterparts; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01 or as provided in the applicable Loan Document, this Agreement or such other Loan Documents shall become effective when they shall have been executed by the Agents and when the Agents shall have received counterparts hereof or thereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

11.11       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan, Bankers’ Acceptance, BA Equivalent Note or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12       Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agents, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13       Replacement of Lenders. If the Borrower is entitled to replace or remove a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace or remove a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agents, terminate the Commitment, and repay the Loans on a non-pro rata basis, of such Lender and/or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided, that:

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(a)           the Borrower or assignee Lender shall have paid to the Agents the assignment fee specified in Section 11.06(b)(iv) unless such assignment fee is waived by the Agents in their sole discretion pursuant to Section 11.06(b)(iv);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, Bankers’ Acceptances, BA Equivalent Notes and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable Laws; and

(e)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14      Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b)          SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15       Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

158

11.16       Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agents, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agents are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agents pursuant to procedures approved by it.

11.17       Anti-Money Laundering Legislation. Each Lender that is subject to the AML Legislation (as hereinafter defined) and the Agents (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “AML Legislation”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Agents, as applicable, to identify the Credit Parties in accordance with the AML Legislation. The Credit Parties shall, promptly following a request by either Agent or any Lender, provide all documentation and other information that such Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation.

11.18       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Credit Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Credit Parties and their Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any of the Credit Parties or any of their respective Affiliates, or any other Person and (B) neither the Agents nor any Arranger nor any Lender has any obligation to the Credit Parties or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Credit Parties or any of their Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that they may have against either Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

159

11.19       ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agents could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to the Agents or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, such Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agents or any Lender from such Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agents or any Lender in such currency, the Agents or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).

11.21       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

160

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.22       Reserved.

11.23       Subordination of Intercompany Indebtedness.  (a) Each of the Borrower and each other Credit Party, for itself and on behalf of each of its Subsidiaries (each such Credit Party and Subsidiary, a “Subordinating Loan Party”), covenants and agrees, in their respective capacities as issuers or holders of any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy or for the reorganization of any company), fees, charges, expenses, attorneys’ fees and any other sum chargeable to any Subordinating Loan Party or due in respect of the aggregate unpaid amount of all advances, indebtedness, loans, payables and other extensions of credit and obligations made by a Subordinating Loan Party to another Subordinating Loan Party as holder (the “Intercompany Indebtedness”), that the payment of any Intercompany Indebtedness is subordinated in right of payment, to the extent and in the manner provided in this Section 11.23, to the payment in full of all Obligations and the termination of the Aggregate Commitments (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Cash Management Agreements and Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Agents and the applicable L/C Issuer shall have been made) (the “Discharge of the Senior Obligations”), and that the subordination is for the benefit of the Agents and the Lenders. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, (1) as to any Permitted Intercompany Financings, any Subordinating Loan Party may make and receive any (x) payments of principal and interest, including, without limitation, prepayments of principal, (y) applicable expense or indemnity payments payable in accordance with the terms thereof and (z) refinancings, replacements, renewals or extensions of such Permitted Intercompany Financings to the extent permitted by this Agreement and subordinate to the Obligations in accordance with this Section 11.23 and (2) as to Intercompany Indebtedness other than Permitted Intercompany Financings, any Subordinating Loan Party may make and receive any (x) regularly scheduled payments of principal and interest as and when due, (y) applicable expense or indemnity payments payable in accordance with the terms thereof and (z) refinancings, replacements, renewals or extensions of such Intercompany Indebtedness to the extent permitted by this Agreement and subordinate to the Obligations in accordance with this Section 11.23; provided, that in the event that any Subordinating Loan Party receives any payment of any such Intercompany Indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Subordinating Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Agents (provided that, in the event that the Private Placement Notes or other senior unsecured Indebtedness permitted under Section 7.01 has the same obligation, the Borrower shall be permitted to pay such payment or distribution to the applicable Agent and to the holders of such Private Placement Notes or other senior Indebtedness on a pari passu basis, pro rata, based on outstanding principal amount (so long as such Private Placement Notes or other senior Indebtedness contains a similar pari passu provision)).

161

(b)           Each of the Subordinating Loan Parties, for itself and on behalf of each of its Subsidiaries, by its acceptance of any Intercompany Indebtedness, (i) authorizes the Agents to demand specific performance of the terms of this Section 11.23 at any time when any holder of Intercompany Indebtedness shall have failed to comply with any provisions of this Section 11.23 which are applicable to it and (ii) irrevocably waives to the extent permitted under applicable law any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c)           Upon any distribution of assets of any Subordinating Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise): (i) the Agents and the Lenders shall first be entitled to receive payment in full in cash of the Obligations before any holder of Intercompany Indebtedness is entitled to receive any payment on account of such Indebtedness, (ii) any payment or distribution of assets of any Subordinating Loan Party of any kind or character, whether in cash, property or securities, to which any such holder would be entitled except for the provisions of this subsection 11.23(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the applicable Agent, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to such Agent, for itself and the other Lenders, (iii) in the event that, notwithstanding the foregoing provisions of this subsection 11.23(c), any payment or distribution of assets of any Subordinating Loan Party of any kind or character, whether in cash, property or securities, shall be received by any such holder on account of Intercompany Indebtedness before the Discharge of the Senior Obligations, such payment or distribution shall be received and held in trust for and shall be paid over to the applicable Agent, for application to the payment of the Obligations, after giving effect to any concurrent payment or distribution or provision therefor to such Agent (provided that, in the event that the Private Placement Notes or other senior unsecured Indebtedness permitted under Section 7.01 has the same obligation, the Borrower shall be permitted to pay such payment or distribution to the applicable Agent and to the holders of such Private Placement Notes or other senior Indebtedness on a pari passu basis, pro rata, based on outstanding principal amount (so long as such Private Placement Notes or other senior Indebtedness contains a similar pari passu provision)), and (iv) no right of the Agents to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subordinating Loan Party. If, for any reason, any of the trusts expressed to be created in this Section 11.23(c)(iii) should fail or be unenforceable, the affected Subordinating Loan Party will promptly pay or distribute any such payment or distribution of assets to the applicable Agent, for application to the payment of the Obligations for application in accordance with the terms of this Section.

162

(d)           Notwithstanding the foregoing, the foregoing subordination shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Agents, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred regardless of any prior revocation, rescission, termination or reduction. The obligations under this paragraph shall survive termination of this Agreement.

[Remainder of Page Intentionally Left Blank.]

163

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	WASTE CONNECTIONS, INC.

	By	/s/ Worthing Jackman
Name: Worthing Jackman
Title: Chief Financial Officer

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

GUARANTORS:		COUNTY WASTE AND RECYCLING SERVICE, INC.
ELKO SANITATION COMPANY
GOD BLESS THE USA, INCORPORATED
HUDSON VALLEY WASTE HOLDING, INC.
NORTHWEST CONTAINER SERVICES, INC.
R360 ENVIRONMENTAL SOLUTIONS, LLC
R360 ENVIRONMENTAL SOLUTIONS HOLDINGS, INC.
R360 ES HOLDINGS, INC.
R360 WILLISTON BASIN, LLC
ROCK RIVER ENVIRONMENTAL SERVICES, INC.
WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ALASKA, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF IDAHO, INC.
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF LOUISIANA, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
WASTE CONNECTIONS OF MISSISSIPPI, INC.
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.
WASTE CONNECTIONS OF NORTH CAROLINA, INC.
WASTE CONNECTIONS OF NORTH DAKOTA, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
WASTE CONNECTIONS OF OREGON, INC.
WASTE CONNECTIONS OF SOUTH CAROLINA, INC.
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.

	By	/s/ Worthing Jackman
Name: Worthing Jackman
Title: Chief Financial Officer

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

WASTE CONNECTIONS OF TENNESSEE, INC.
WASTE CONNECTIONS OF TEXAS, LLC
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS US, INC.
CONSOLIDATED WASTE INDUSTRIES, INC.
GOLD RIVER HOLDINGS, LLC
IESI AR LANDFILL CORPORATION
IESI CORPORATION
IESI DE LP CORPORATION
IESI LA LANDFILL CORPORATION
IESI MD CORPORATION
IESI MO LANDFILL CORPORATION
IESI NY CORPORATION
IESI PA CORPORATION
IESI PA BETHLEHEM LANDFILL CORPORATION
IESI PA BLUE RIDGE LANDFILL CORPORATION
IESI TX GP CORPORATION
IESI TX LANDFILL LP
PROGRESSIVE WASTE SOLUTIONS OF AR, INC.
PROGRESSIVE WASTE SOLUTIONS OF FL, INC.
PROGRESSIVE WASTE SOLUTIONS OF LA, INC.
PROGRESSIVE WASTE SOLUTIONS OF MO, INC.
PROGRESSIVE WASTE SOLUTIONS OF TX, INC.
ROLL-OFF EXPRESS, INC.
SENECA MEADOWS, INC.
SUTTER STREET HOLDINGS, LLC
THE RECYCLING FOUNDATION, INC.
WASTE SERVICES, INC.
WSI LLC
1755869 ALBERTA ULC
IESI-BFC HOLDINGS INC.
PROGRESSIVE WASTE SOLUTIONS CANADA INC.
WASTE CONNECTIONS HOLDINGS LTD.

By	/s/ Worthing Jackman
Name: Worthing Jackman
Title: Chief Financial Officer

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

PWS Finance Luxembourg, a Luxembourg société à responsabilité limité, with a share capital of USD 3.018.000,00, having its registered office at 125, avenue du Dix Septembre, L-2551 Luxembourg, Grand-Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 177.956

By	/s/ Loreto Grimalid
Name: Loreto Grimaldi
Title: Type A Manager

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

BANK OF AMERICA, N.A., acting through its canada branch,
as Global Agent, Lender, Swing Line Lender and L/C Issuer

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

BANK OF AMERICA, N.A.,
as U.S. Agent and L/C Issuer

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

BANK OF AMERICA, N.A., acting through its canada branch, as a Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

JPMorgan Chase Bank, N.A., as a Lender and as L/C issuer

By:	/s/ John Kushnerick
Name: John Kushnerick
Title: Executive Director

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender

By:	/s/ Michael N. Tam
Name: Michael N. Tam
Title: Senior Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
CANADIAN BRANCH,
as a Lender and L/C Issuer

By:	/s/ Nick Christopoulos
Name: Nick Christopoulos
Title: Senior Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a L/C Issuer

By:	/s/ Susan Swerdloff
Name: Susan Swerdloff
Title: Managing Director

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Susan Swerdloff
Name: Susan Swerdloff
Title: Managing Director

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

Canadian Imperial Bank of Commerce, New York Branch, as a Lender

By:	/s/ Andrew R. Campbell
Name: Andrew R. Campbell
Title: Authorized Signatory

By:	/s/ Zhen Ma
Name: Zhen Ma
Title: Authorized Signatory

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

PNC Bank Canada Branch, as a Lender

By:	/s/ Nazmin Adatia
Name: Nazmin Adatia
Title: Senior Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

COMPASS BANK d/b/a BBVA COMPASS, as a Lender

By:	/s/ Raj Nambiar
Name: Raj Nambiar
Title: Senior Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

U.S. BANK NATIONAL ASSOCIATION, acting through its Canada branch, as a Lender

By:	/s/ John Rehob
Name: John Rehob
Title: Principal Officer & Vice President

By:	/s/ Kara P. Van Duzee
Name: Kara P. Van Duzee
Title: Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

Fifth Third Bank, acting through its Canadian Branch,
as a Lender

By:	/s/ Mauro Spagnolo
Name: Mauro Spagnolo
Title: Canadian Principal Officer

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

The Toronto-Dominion Bank , as a Lender

By:	/s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

Branch Banking & Trust Company, as a Lender

By:	/s/ Matt McCain
Name: Matt McCain
Title: Senior Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

The Bank of Nova Scotia, as a Lender and L/C Issuer

By:	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

CITIZENS BANK, N.A., as a Lender

By:	/s/ Jason Upham
Name: Jason Upham
Title: Assistant Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

ZB, N.A. dba Amegy Bank, as a Lender

By:	/s/ Kelly Nash
Name: Kelly Nash
Title: Vice President

(Signature Page to Waste Connections Revolving Credit and Term Loan Agreement – 2016)

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., acting through its Canada branch, as Global Agent Bank of America, N.A., as U.S. Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (together with the schedules and exhibits thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (acting in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

The undersigned hereby requests (select one):

☐ A Committed Borrowing	☐	A conversion or continuation of Committed Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Denominated in (select one):	☐ U.S. Dollars
☐ Canadian Dollars

4.	Comprised of (choose one)	☐ Base Rate Loan (US$ only)
☐ Canadian Prime Rate Loan (C$ only)
☐ LIBOR Rate Loan (US$ only)

5.	[For LIBOR Rate Loans: with an Interest Period of ___ months.]

The Committed Borrowing, if any, requested herein complies with the provisos set forth in Sections 2.01(b)(ii)(A) and 2.01(b)(ii)(B) of the Agreement, as applicable.

[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.]1

[remainder of page intentionally left blank]

1 [Not to be included in a Committed Loan Notice requesting only a conversion of Loans or Continuation of LIBOR Rate Loans.]

Exhibit A-1

Form of Committed Loan Notice

WASTE CONNECTIONS, INC., as the Borrower

By:

Name:

Title:

Exhibit A-1

Form of Committed Loan Notice

EXHIBIT A-2

FORM OF swing line loan NOTICE

Date: ___________, _____

To:	Bank of America, N.A., acting through its Canada branch, as Global Agent Bank of America, N.A., as U.S. Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (together with the schedules and exhibits thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (acting in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

3.	Denominated in (select one):	☐ U.S. Dollars
☐ Canadian Dollars

The Swing Line Borrowing requested herein complies with the requirements of the provisos (x) and (y) to the first sentence of Section 2.04(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

[remainder of page intentionally left blank]

Exhibit A-2

Form of Swing Line Loan Notice

WASTE CONNECTIONS, INC., as the Borrower

By:

Name:

Title:

Exhibit A-2

Form of Swing Line Loan Notice

EXHIBIT A-3

FORM OF Term LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., acting through its Canada branch, as Global Agent Bank of America, N.A., as U.S. Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (together with the schedules and exhibits thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (acting in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

The undersigned hereby requests (select one):

☐ A Term Loan Borrowing[2]	☐	A conversion or continuation of Term Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of (choose one)	☐ Base Rate Loan
☐ LIBOR Rate Loan

4.	[For LIBOR Rate Loans: with an Interest Period of months.]

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

[remainder of page intentionally left blank]

2 [For use only on the Closing Date.]

Exhibit A-3

Form of Term Loan Notice

WASTE CONNECTIONS, INC., as the Borrower

By:

Name:

Title:

Exhibit A-3

Form of Term Loan Notice

EXHIBIT A-4

FORM OF DRAWING NOTICE

Date: ___________, _____

To:	Bank of America, N.A., acting through its Canada branch, as Global Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (together with the schedules and exhibits thereto, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer.

The undersigned hereby requests a Drawing:

1.	On (a Business Day).

2.	In the amount of C$ .

3.	With a Contract Maturity Date of .

The Drawing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the Drawing Date.

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Exhibit A-4

Form of Drawing Notice

WASTE CONNECTIONS, INC., as the Borrower

By:
Name:
Title:

Exhibit A-4

Form of Drawing Notice

EXHIBIT B-1

form of revolving credit NOTE

$	_________, 20__

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Committed Loan from time to time made by the Lender to the Borrower under that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan made by the Lender from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans or under the last sentence of Section 2.13(a), all payments of principal and interest under this Revolving Credit Note shall be made to the Global Agent for the account of the Lender in the applicable currency in immediately available funds at the Global Agent’s Office as more fully set forth in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Exhibit B-1

Form of Revolving Credit Note

IN WITNESS WHEREOF, the Borrower hereto has caused this Revolving Credit Note to be duly executed as of the date first above written.

BORROWER:

WASTE CONNECTIONS, INC., an Ontario corporation

By:
Name:
Title:

Exhibit B-1

Form of Revolving Credit Note

LoanS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-1

Form of Revolving Credit Note

EXHIBIT B-2

form of swing line NOTE

$	_________, 20__

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., acting through its Canada branch, or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan made by the Swing Line Lender from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except for payment referred to in the last sentence of Section 2.13(a), all payments of principal and interest under this Swing Line Note shall be made to the Swing Line Lender in the applicable currency in immediately available funds at the Lending Office as more fully set forth in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Swing Line Note is one of the Swing Line Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Exhibit B-2

Form of Swing Line Note

IN WITNESS WHEREOF, the Borrower hereto has caused this Swing Line Note to be duly executed as of the date first above written.

BORROWER:

WASTE CONNECTIONS, INC., an Ontario corporation

By:
Name:
Title:

Exhibit B-2

Form of Swing Line Note

LoanS AND PAYMENTS with respect thereto

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-2

Form of Swing Line Note

EXHIBIT B-3

form of term NOTE

$	_________, 20__

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except for payments referred to in the last sentence of Section 2.13(a), all payments of principal and interest under this Term Note shall be made to the Global Agent for the account of the Lender in U.S. Dollars in immediately available funds at the Global Agent’s Office as more fully set forth in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Exhibit B-3

Form of Term Note

IN WITNESS WHEREOF, the Borrower hereto has caused this Term Note to be duly executed as of the date first above written.

BORROWER:

WASTE CONNECTIONS, INC., an Ontario corporation

By:
Name:
Title:

Exhibit B-3

Form of Term Note

Loan AND PAYMENTS with respect thereto

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-3

Form of Term Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [                   ,        ]

To:	Bank of America, N.A., acting through its Canada branch, as Global Agent Bank of America, N.A., as U.S. Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

The undersigned hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Global Agent on the behalf of the Borrower and that:

1.         Accompanying this certificate are the [audited] [unaudited] financial statements required by Section 6.04[(a)] [(b)] of the Agreement for the [fiscal year] [fiscal quarter] of the Consolidated Group ended as of the above date. [Such consolidated financial statements are prepared in accordance with GAAP and fairly present [in all material respects]3 the consolidated financial condition of the Consolidated Group as at the close of business on such date and the results of operations for the period then ended.]4

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Consolidated Group during the accounting period covered by the attached financial statements.

3.         A review of the activities of the Consolidated Group during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Consolidated Group performed and observed all of its Obligations under the Loan Documents[, and to the best knowledge of the undersigned during such fiscal period, the Consolidated Group performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing].5

3 Include in Closing Date Compliance Certificate and quarterly Compliance Certificates.

4 Include in quarterly Compliance Certificate only.

Exhibit C

Form of Compliance Certificate

4.         Set forth on Annex A attached hereto is a description of all changes to the information included in [Schedule 1 (Subsidiaries)] [Schedule 2 (Guarantors)] [Schedule 5.27 (Organizational Identification Numbers)] to the Agreement as may be necessary for such Schedule[s] to be accurate and complete [and of all changes to the information included in Schedule 3 (Material Subsidiaries), as may be necessary for the Borrower to remain in compliance with the Material Subsidiary conditions, as set forth in the definition thereof].

5.         Set forth on Annex B attached hereto is a summary of all intercompany Indebtedness incurred in connection with, or outstanding under, any Permitted Intercompany Financing and any material documents, instruments or notices executed and/or delivered in connection therewith.

6.         The representations and warranties of the Credit Parties contained in Article V of the Agreement, and any representations and warranties of the Credit Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.04(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), as applicable, of Section 6.04 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

7.         The financial covenant analyses and information set forth on Schedule 1 (Subsidiaries), Schedule 2 (Guarantors), Schedule 3 (Material Subsidiaries), and Schedule 5.27 (Organizational Identification Numbers) attached hereto are true and accurate [on and as of the date of this Compliance Certificate] [on a pro forma basis as of the Balance Sheet Date]6.

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5 Address any Defaults or Events of Default in this paragraph.

6 For certificate delivered on the Closing Date.

Exhibit C

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                ,           .

WASTE CONNECTIONS, INC., as the Borrower

By:

Name:

Title: Chief Financial Officer

Exhibit C

Form of Compliance Certificate

Waste Connections, Inc.
Revolving Credit and Term Loan Agreement Compliance Certificate
(All Figures To Be Rounded to the Nearest $1,000)

For the Fiscal Quarter/Year ended [______________, 20__] (the "Statement Date")

7.14(a) Leverage Ratio	As of Statement Date
Ratio of Consolidated Total Funded Debt outstanding (less cash and cash equivalents of the Borrower and its Subsidiaries on a dollar-for-dollar basis as of the Statement Date in excess of $50,000,000 up to a maximum of $200,000,000 (such that the maximum amount of this reduction does not exceed $150,000,000)) to Consolidated EBITDA

1.a.	Indebtedness relating to the borrowing of money or the obtaining of credit, including the issuance of notes, bonds, debentures or similar debt instruments	$___________________

b.	Attributable Indebtedness in respect of any Capitalized Leases or Synthetic Leases	$___________________

c.	Indebtedness relating to the non-contingent deferred purchase price of assets and companies (excluding short-term trade payables incurred in the ordinary course of business)	$___________________

d.	Indebtedness relating to any unpaid reimbursement obligations with respect to letters of credit outstanding (excluding any contingent obligations with respect to letters of credit outstanding)	$___________________

e.	Guarantees by members of the Consolidated Group of Indebtedness of the type referred to in Lines 1(a), (b), (c), and (d) of another Person who is not a member of the Consolidated Group	$___________________

f.	The sum of Lines 1(a), (b), (c), (d) and (e) equals:	$___________________

2.	Consolidated Total Funded Debt

	Line 1(f), less cash and cash equivalents of the Borrower and its Subsidiaries on a dollar-for-dollar basis as of the Statement Date in excess of $50,000,000 up to a maximum of $200,000,000 (such that the maximum amount of reduction pursuant to this line does not exceed $150,000,000):	$___________________

to the result of, without duplication:

3.	Consolidated Net Income (or Deficit) of the Consolidated Group	$___________________

Exhibit C

Form of Compliance Certificate

4.	Interest expense	$___________________

5.	Income taxes	$___________________

6.	Non-cash compensation charges, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), all as determined in accordance with GAAP	$___________________

7.	One-time, non-recurring acquisition-related transaction fees and expenses and, to the extent reasonably approved by the Agents, integration costs incurred within 12 months of any acquisition to the extent such costs are expensed	$___________________

8.	Non-controlling interest expense	$___________________

9.	Non-cash extraordinary non-recurring writedowns, writeoffs or impairments of assets, or deferred financing costs, including non-cash losses on sale of assets outside the ordinary course of business	$___________________

10.	Any losses associated with the extinguishment of Indebtedness	$___________________

11.	Special charges relating to termination of a Swap Contract	$___________________

12.	Any accrued settlement payments in respect of any Swap Contract owing by any member of the Consolidated Group	$___________________

13.	One-time, non-recurring charges in connection with the modification of employment agreements with certain members of senior management as approved by the Agents	$___________________

14.	non-cash accounting charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 815	$___________________

15.	Non-cash extraordinary gains on the sale of assets to the extent included in Consolidated Net Income (or Deficit)	$___________________

16.	Any accrued settlement payments in respect of any Swap Contract payable to any member of the Consolidated Group	$___________________

17.	non-cash accounting gains resulting from the application of ASC Topic 815 for such period	$___________________

18.	Consolidated EBIT
	(Result of (i) the sum of Lines 3 through 14, minus (ii) the sum of Lines 15 through 17)	$___________________

Exhibit C

Form of Compliance Certificate

plus:

19.	Depreciation and amortization expense to the extent that such was deducted in determining Consolidated Net
	Income (or Deficit), determined in accordance with GAAP	$___________________

20.	Depreciation and amortization expense (without duplication) of any company whose Consolidated EBITDA was included under Line 21 below	$___________________

21.	Consolidated EBITDA for the prior twelve (12) months of companies or business segments acquired by the Consolidated Group during the respective reporting period (without duplication)[7]	$___________________

total equals:

22.	Consolidated EBITDA
	(Sum of Lines 18 through 21)	$___________________

23.	Leverage Ratio
(Ratio of Line 2 to Line 21)
	Maximum Permitted under the Agreement: 3.50 to 1.00[8]	___________________

7 For such acquisitions, the CFO shall deliver to the Agents a Compliance Certificate and appropriate documentation certifying the historical operating results, adjustments and balance sheet of the acquired company or business segment and attaching the financial statements of such acquired companies or business segments audited for the period sought to be included in Consolidated EBITDA by an independent accounting firm satisfactory to the Agents, or the Agents shall have consented to inclusion of such acquired Consolidated EBITDA after being furnished with such other financial statements acceptable to the Agents. Such acquired Consolidated EBITDA may be further adjusted to add-back non-recurring private company expenses which are discontinued upon acquisition (such as owner’s compensation), as approved by the Agents.

8 In the event of an acquisition permitted under Section 7.03 and Section 7.04 of the Agreement having an aggregate purchase price equal to U.S. Dollar Equivalent of U.S.$200,000,000 or greater which would result in a pro forma Leverage Ratio (after taking into account all existing Consolidated Total Funded Debt and all Consolidated Total Funded Debt to be incurred, assumed or repaid in connection with such acquisition) of 3.00:1.00 or higher, then, at the election of the Borrower, the foregoing 3.50:1.00 ratio shall be deemed to be 3.75:1.00 for the fiscal quarter in which such acquisition occurs and the three immediately following fiscal quarters and the maximum permitted Leverage Ratio will thereafter revert to 3.50:1.00). The Borrower may utilize this deemed Leverage Ratio increase no more than once in any four fiscal quarter period.

Exhibit C

Form of Compliance Certificate

7.14(b) Interest Coverage Ratio
Ratio of Consolidated EBIT to Consolidated Total Interest Expense		As of Statement Date

24.	Consolidated EBIT (from Line 18 above)	$___________________

25.	Consolidated Total Interest Expense	$___________________

26.	Interest Coverage Ratio
	(Ratio of Line 24 to Line 25)	___________________
Minimum Permitted under the Agreement: 2.75 to 1.00

Exhibit C

Form of Compliance Certificate

EXHIBIT D-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Global Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount and equal to the percentage interest identified below of the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:	______________________________

Exhibit D-1

Form of Assignment and Assumption

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Waste Connections, Inc.

4.	Agents: Bank of America, N.A., acting through its Canada branch, as Global Agent, and Bank of America, N.A., as U.S. Agent

5.	Credit Agreement: Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

6.	Assigned Interest[s]:

				Aggregate		Amount of	Percentage
				Amount of		Commitment/	Assigned of
		Facility		Commitment/Loans		Loans	Commitment/		CUSIP
Assignor[s]	Assignee[s]	Assigned		for all Lenders		Assigned	Loans		Number

			$		$			%
			$		$			%
			$		$			%

[7.	Trade Date:	__________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY GLOBAL AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit D-1

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]9 Accepted:

BANK OF AMERICA, N.A., acting through its Canada branch, as Global Agent

By:
Name:
Title:

[Consented to and][10] Accepted:
BANK OF AMERICA, N.A., as U.S. Agent

By:
Name:
Title:

[Consented to:][11]

WASTE CONNECTIONS, INC., as the Borrower

By:
Name:
Title:

9           To be added only if the consent of the Global Agent is required by the terms of the Credit Agreement.

10         To be added only if the consent of the U.S. Agent is required by the terms of the Credit Agreement.

11         To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit D-1

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) it acknowledges the representation it is required to make under Section 3.01(e)(ii)(E) of the Credit Agreement, and (viii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee (including IRS Form(s) and other documentation described in Section 3.01(e) of the Credit Agreement); and (b) agrees that (i) it will, independently and without reliance upon the Agents, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit D-1

Form of Assignment and Assumption

2.         Payments. From and after the Effective Date, the Agents shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D-1

Form of Assignment and Assumption

EXHIBIT D-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[See Attached]

Exhibit D-2

Form of Administrative Questionnaire

EXHIBIT E

FORM OF INSTRUMENT OF ACCESSION

Dated as of ________ __, 20__

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Waste Connections, Inc., an Ontario corporation (the “Borrower”), certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

Pursuant to the terms of Section 2.15(c) of the Agreement, the Borrower, the Agents and ________________ (the “Acceding Lender”) hereby agree as follows:

1.              Subject to the terms and conditions of this Instrument of Accession (the “Accession Agreement”), the Acceding Lender hereby agrees to assume, without recourse to the Lenders or the Agents, on the Effective Date (as defined below), [a [U.S.][Multicurrency] Revolving Commitment of [U.S.$/C$] ____________, as a [U.S. Revolving Lender/Multicurrency Revolving Lender,] and/or [a portion of the Term Loan equal to $____________] in accordance with the terms and conditions set forth in the Agreement. Upon such assumption, the Aggregate Commitments and/or the Term Loans (as the case may be) shall be automatically increased by the amount of such assumption. The Acceding Lender, if not a Lender party to the Agreement immediately prior to giving effect to this Accession Agreement, hereby agrees to be bound by, and hereby requests the agreement of the Borrower and the Agents that the Acceding Lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the Agreement as if such Acceding Lender had been one of the lending institutions originally executing the Agreement as a “Lender”; provided that nothing herein shall be construed as making the Acceding Lender liable to the Borrower or the other Lenders in respect of any acts or omissions of any party to the Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Accession Agreement.

Exhibit E

Form of Instrument of Accession

2.              The Acceding Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all the requirements of an assignee under Section 11.06(b) of the Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of its Revolving Commitment and/or portion of the Term Loan, as applicable, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Revolving Commitment and/or portion of the Term Loan, as applicable, and either it, or the Person exercising discretion in making its decision to make its Revolving Commitment, and/or extend its portion of the Term Loan, as applicable, is experienced in extending loans of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to make its Revolving Commitment and/or extend its portion of the Term Loan, (vi) it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Accession Agreement and to make its Revolving Commitment and/or extend its portion of the Term Loan, (vii) it acknowledges the representation it is required to make under Section 3.01(e)(ii)(E) of the Credit Agreement, and (viii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the Acceding Lender (including IRS Form(s) and other documentation described in Section 3.01(e) of the Credit Agreement); and (b) agrees that (i) it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.              The Borrower represents and warrants to the Agents and the Lenders, including the Acceding Lender, that (i) the execution, delivery and performance of this Accession Agreement and the increase contemplated hereby (a) are within the corporate (or equivalent organizational) authority of the Borrower, (b) have been duly authorized by all necessary corporate (or equivalent organizational) proceedings, (c) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower and (d) do not conflict with any provision of the Organization Documents of the Borrower, (ii) the execution, delivery and performance of this Accession Agreement and the increase contemplated hereby will result in the valid and legally binding obligation of the Borrower, enforceable against it in accordance with the terms and provisions hereof, except as enforceability is limited by Debtor Relief Laws, and by general principles of equity relating to enforceability and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) a true, correct and complete copy of all corporate (or equivalent organizational) action undertaken by the Borrower in connection with the authorization of the increase effected by this Accession Agreement has previously been provided to the Agents or is attached hereto as Exhibit A, (iv) the representations and warranties of the Credit Parties contained in Article V of the Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, were true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties were true and correct in all respects) when made and are true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties are true and correct in all material respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Paragraph 3, the representations and warranties contained in Sections 5.04(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.04 of the Agreement, and (v) at and as of the date hereof, no Default or Event of Default exists.

Exhibit E

Form of Instrument of Accession

4.              The effective date for this Accession Agreement shall be [________ __, 20___] (the “Effective Date”). Following the execution of this Accession Agreement by the Borrower and the Acceding Lender, it will be delivered to the Agents for acceptance, in the case the Acceding Lender was not a Lender party to the Agreement immediately prior to the Effective Date of this Accession Agreement, and recordation. Upon acceptance by the Agents, if required, and recordation by the Agents, Schedule 2.01 to the Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2.01 annexed hereto. The Agents shall thereafter notify the other Lenders of the revised Schedule 2.01 and the arrangements proposed to ensure that the outstanding amount of Committed Loans and/or the portion of the Term Loan made by each Lender will correspond to its respective Applicable Percentage after giving effect to the accession contemplated hereby.

5.              Upon such acceptance, from and after the Effective Date, the Borrower shall make all payments in respect of the Acceding Lender’s Revolving Commitment, including payments of principal, interest, fees and other amounts, to the Agents for the account of the Acceding Lender.

6.              THIS ACCESSION AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.              This Accession Agreement may be executed in any number of counterparts, which shall together constitute but one and the same agreement.

[remainder of page intentionally left blank]

Exhibit E

Form of Instrument of Accession

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Accession Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as of the date first above written.

BANK OF AMERICA, N.A.,
Acting through its Canada branch, as Global Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as U.S. Agent

By:
Name:
Title:

[INSERT NAME OF ACCEDING LENDER]

By:
Name:
Title:

WASTE CONNECTIONS, INC., as the Borrower

By:
Name:
Title:

Exhibit E

Form of Instrument of Accession

SCHEDULE 2.01

(i)	Attach updated Schedule 2.01 reflecting

[U.S.] [Multicurrency] Revolving Commitments, Term Loan Commitment, Applicable Percentage (Term Loan), [U.S.][Multicurrency] Revolving Commitment Percentage[, Global U.S. Dollar Funding Percentage]

Exhibit E

Form of Instrument of Accession

Exhibit A

Borrower’s resolutions authorizing increase (if not already provided to the Global Agent)

Exhibit E

Form of Instrument of Accession

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders or Canadian Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among the Borrower, certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agents and the Borrower with a certificate of its non-U.S. Person status on an IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agents, and (2) the undersigned shall have at all times furnished the Borrower and the Agents with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-1

Form of U.S. Tax Compliance Certificate

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among the Borrower, certain of its Subsidiaries party thereto as Guarantors , the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agents and the Borrower with a certificate of its non-U.S. Person status on an IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform its participating Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-2

Form of U.S. Tax Compliance Certificate

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among the Borrower, certain of its Subsidiaries party thereto as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform its participating Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-3

Form of U.S. Tax Compliance Certificate

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders or Canadian Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Revolving Credit and Term Loan Agreement, dated as of June 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among the Borrower, certain of its Subsidiaries party thereto as Guarantors , the Lenders from time to time party thereto, Bank of America, N.A., acting through its Canada branch, as the Global Agent, the Swing Line Lender, and an L/C Issuer (acting in its capacity as the global agent, the “Global Agent”), and Bank of America, N.A., as the U.S. Agent and an L/C Issuer (in its capacity as the U.S. agent, the “U.S. Agent” and together with the Global Agent, collectively, the “Agents”).

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Credit Party or other Subsidiary of the Borrower that is a U.S. Person as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agents and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agents, and (2) the undersigned shall have at all times furnished the Borrower and the Agents with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-4

Form of U.S. Tax Compliance Certificate